Exhibit 10.1

DATED                4 October 2011

The Nuclear Decommissioning Authority (1)

and

Magnox Limited (2)

AMENDED, RESTATED AND
CONSOLIDATED SITE MANAGEMENT
AND OPERATIONS CONTRACT

IN RESPECT OF

MAGNOX LIMITED FOR ALL

MAGNOX SITES

THIS DEED OF AMENDMENT, RESTATEMENT AND CONSOLIDATION is dated 4 October 2011

BETWEEN

(1)                                 THE NUCLEAR DECOMMISSIONING AUTHORITY, a non-departmental public body established under the Energy Act 2004 whose principal place of business is at Herdus House, Westlakes Science and Technology Park, Moor Row, Cumbria, CA24 3HU (the “Authority”); and

(2)                                 MAGNOX LIMITED, a company incorporated in England and Wales with registered number 2264251 whose registered office is at Berkeley Centre, Berkeley, Gloucestershire, GL13 9PB (the “Contractor”);

each one a “Party” and together the “Parties”.

WHEREAS

(A)                               The Authority, the Contractor and Energy Sales and Trading Limited (company number 03857761) whose registered office is at Berkeley Centre, Berkeley, Gloucestershire GL13 9BP (“ESTL”) entered into a contract on 26 June 2007 relative to the management and operation of sites at Chapelcross, Hunterston, Maentwrog, Oldbury, Trawsfynydd and Wylfa (which sites are hereinafter referred to as the “Northern Sites” and which contract is hereinafter referred to as the “Northern Sites Contract”);

(B)                               By a deed of release dated on or about the date hereof the Northern Sites Contract was amended such as to effect the removal of ESTL as a party to it with effect from 31 March 2011.

(C)                               The Authority and the Contractor and ESTL entered into a contract on 26 June 2007 relative to the management and operation of sites at Berkeley, Bradwell, Dungeness, Hinkley, and Sizewell (which sites are hereinafter referred to as the “Southern Sites” and which contract is hereinafter referred to as the “Southern Sites Contract”);

(D)                               On or about 1 October 2008 the rights obligations and liabilities of the Contractor under the Southern Sites Contract were transferred to Magnox South Limited (company number 06005213).  On 5 January 2011 the rights obligations and liabilities of Magnox South Limited under the Southern Sites Contract were transferred back to the Contractor.

(E)                                By a deed of release dated on or about the date hereof the Southern Sites Contract was amended such as to effect the removal of ESTL as a party to it with effect from 31 March 2011.

(F)                                 The Authority and the Contractor have entered into this Deed in order to establish a consolidated contract for the management and operation of the Northern Sites and the Southern Sites from the Effective Date, by amending the Northern Sites Contract to encompass the Southern Sites, and to make consequential and further amendments.

(G)                               The Parties have agreed that this Deed shall apply retrospectively, from 1 April 2011, to coincide with the commencement of the current Contract Year.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

“Effective Date” means the date of 1 April 2011 being the effective date for the purposes of the coming into force of the Consolidated Contract;

“Consolidated Contract” means the form of contract attached at Appendix 1 which is an amended version of the Northern Sites Contract extended to encompass the Southern Sites and with further amendments;

“Existing Advance Agreements” means the agreements listed in Appendix A to Part 6 of Schedule 6.

1.2                               Interpretation

1.2.1       headings and sub-headings are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Deed;

1.2.2       all references to Clauses and Schedules are references to clauses of and schedules to this Deed;

1.2.3       Appendix 1 is an integral part of this Deed and reference to this Deed includes reference to Appendix 1;

1.2.4       words importing the singular include the plural and vice versa;

1.2.5       words importing a particular gender include all genders;

1.2.6       references to “Party” and “Parties” means a party or the parties to this Deed, as applicable.

2.                                      AMENDMENT, RESTATEMENT AND CONSOLIDATION OF THE SOUTHERN SITES CONTRACT AND THE NORTHERN SITES CONTRACT

2.1                               With effect on and from the Effective Date:

2.1.1       subject to Clause 2.1.2, the Consolidated Contract shall govern the management and operation of both the Northern Sites and the Southern Sites to the exclusion of the Northern Sites Contract and the Southern Sites Contract respectively;

2.1.2       the rights and liabilities of the Parties accruing and obligations of the Parties arising prior to the Effective Date shall, save as set out in Clause 2.1.3, continue to be governed by the Northern Sites Contract or the Southern Sites Contract as appropriate and shall not be affected by any amendment, restatement or consolidation pursuant to this Deed;

2.1.3       the Existing Advance Agreements shall be deemed “Advance Agreements” for the purposes of the Consolidated Contract and shall continue to have effect following the Effective Date.

4                                         GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

5                                         COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed by one or more of the Parties shall constitute an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto.

the COMMON SEAL of

THE NUCLEAR DECOMMISSIONING AUTHORITY was

hereunto affixed in the

presence of:

/s/ Sean Balmer

Director

/s/ David Batters

Director

the COMMON SEAL of

MAGNOX LIMITED was

hereunto affixed in the

presence of:

/s/ Monica Steadman

Director

/s/ Keith Spooner

Director

APPENDIX 1

Consolidated Contract

DATED                      4 October 2011

The Nuclear Decommissioning Authority (1)

and

Magnox Limited (2)

AMENDED, RESTATED AND
CONSOLIDATED SITE MANAGEMENT
AND OPERATIONS CONTRACT

NDA-T1-ML-11

TABLE OF CONTENTS

PART 1	GENERAL

PART 2	CONTRACTOR’S OBLIGATIONS

PART 3	RIGHTS AND OBLIGATIONS OF AUTHORITY

PART 4	PERFORMANCE MANAGEMENT, PERFORMANCE ASSURANCE AND RECORDS

PART 5	EMPLOYEES

PART 6	FINANCE

PART 7	REAL ESTATE AND ASSET MANAGEMENT

PART 8	INTELLECTUAL PROPERTY

PART 9	INFORMATION TECHNOLOGY

PART 10	CONFIDENTIALITY, SECURITY AND COMPLIANCE WITH LAW

PART 11	INDEMNITY, LIABILITY AND INSURANCE

PART 12	TERMINATION

PART 13	DISPUTE MANAGEMENT

PART 14	RELETTING THE CONTRACT

LIST OF SCHEDULES

Schedule 1	Lifetime Performance Baseline Schedule
	Part 1:	Statement of Work

Schedule 2	Programme Management Schedule
	Part 1:	Programme Controls
	Part 2:	Baseline Management and Change Control
	Part 3:	Project Validation and Financial Sanction

Schedule 3	Commercial Schedule
	Part 1:	Customer Contracts
	Part 2:	Permitted Activities

Schedule 4	Employee Schedule
	Part 1:	Nominated Staff
	Part 2:	Key Personnel
	Part 3:	Pro Forma Secondment Agreement
	Part 4:	Deed of Participation
	Part 5:	Pro Forma Impartiality Undertaking

Schedule 5	Subcontracting/Procurement Schedule
	Part 1:	Work Activity Management – Subcontracts and Procurement
	Part 2:	Inter-SLC Service Contract Pro Forma

Schedule 6	Finance Schedule
	Part 1	Funding Limits, Available Base Fee and Available Incentive Fee
	Part 2	General Principles and Calculations of the Incentive Fee Pool
	Part 3	Fee Moderation
	Part 4	Payment of Final Incentive Fee
	Part 5:	Calculation and Payment of Generation Fee
	Part 6:	Costs Principles and Procedure
	Part 7:	Cashflow Forecasting and Calculating Dates for Payment
	Part 8:	Provisions Applying to Defective Performance of Alternative Remuneration Tasks

Schedule 7	Property Schedule
	Part 1:	Plans

Schedule 8	Intellectual Property Schedule
	Part 1:	Parent Supplied Intellectual Property

Schedule 9	Information Technology Schedule
	Part 1:	Critical IT Systems
	Part 2:	Deposit of Source Code

Schedule 10	Insurance Schedule
	Part 1:	Authority and Contractor Insurances

Schedule 11	Not used

Schedule 12	Dispute Management Schedule
	Part 1:	Dispute Management Procedure

Schedule 13	Reporting Schedule
	Part 1:	Monthly Reporting Requirements

Schedule 14	European State Aid
	Part 1:	European State Aid Decision

Schedule 15	Not used

Schedule 16	Not used

Schedule 17	Authority Information Strategy
	Part 1:	Authority Information Strategy

Schedule 18	Contractor’s Obligations in relation to the Sites
	Part 1:	Contractor’s Obligations in relation to the Sites

Schedule 19	Authorised Persons under the Contract
	Part 1:	Addresses for Notices and Correspondence

Schedule 20	Electricity Interface Obligations Schedule
	Part 1:	Allocation of Responsibilities under Industry Documents
	Part 2:	EDF Interfaces

Schedule 21	Post Commencement Date Issues to be Resolved
	Part 1:	Post Commencement Date Issues to be Resolved

BETWEEN

(1)                                 THE NUCLEAR DECOMMISSIONING AUTHORITY, a non-departmental public body established under the Energy Act 2004 whose principal place of business is at Herdus House, Westlakes Science and Technology Park, Moor Row, Cumbria, CA24 3HU (the “Authority”); and

(2)                                 MAGNOX LIMITED, a company incorporated in England and Wales with registered number 2264251 whose registered office is at Berkeley Centre, Berkeley, Gloucestershire, GL13 9PB (the “Contractor”);

each one a “Party” and together the “Parties”.

WHEREAS

(A)                               The Authority, the Contractor and the Parent Body Organisation have entered into the Parent Body Agreement;

(B)                               The Parent Body Organisation holds all of the issued share capital in the Contractor;

(C)                               The following events have occurred:

(i)            the HSE has granted the appropriate Nuclear Site Licence instrument pursuant to Licence Condition 36 of the Contractor’s Nuclear Site Licence to enable the necessary organisational changes to implement this Contract;

(ii)           the relevant licences, authorisations, registrations, permits and consents have been obtained from the EA or SEPA (as applicable); and

(iii)          the Contractor has undertaken to comply with the site security plan contained in its Internal Procedures relating to Site security and approved by OCNS;

(D)                               The Contractor with the consent of the Parent Body Organisation has entered into this Contract.

PART 1: GENERAL

1.1                     Definitions

In this Contract (including the Recitals, Schedules, Appendix and Tables of Contents) the following terms shall, unless the context otherwise requires, have the meanings ascribed below:

“% of Incentive Fee Pool Payable” means the percentage figure determined in accordance with paragraph 6.1 of Part 3 of Schedule 6;

“1990 Act” means the Town and Country Planning Act 1990 and any other legislation relating to town and country planning in force from time to time;

“Accounting Policies and Procedures” means the Contractor’s Internal Procedure for accounting policies and procedures as created and maintained in accordance with Clause 2.8;

“Acknowledged Trend” means the Contractor has recognised that a factor impacting the Lifetime Performance Baseline and/or the Current Budget and/or the Capital Budget and/or SLC Annual Funding Limit exists requiring a Change and it submits to the Authority the relevant Change Proposal in accordance with PCP-05 (Change Control);

“Actual Cost of Work Performed” or “ACWP” means the cumulative actual and accrued cost of work on a task or project scheduled and contained in the Lifetime Performance Baseline for the current Contract Year as amended in accordance with the change control procedure contained in Part 2 (Baseline Management and Change Control) of the Programme Management Schedule which is actually performed;

“Actual Contract Year Lifetime BCWS” means the BCWS of unexecuted scope for the period from the end of the relevant Contract Year until completion of the Lifetime Performance Baseline calculated at the end of the Contract Year to take account of any changes to such BCWS figure occurring during the relevant Contract Year;

“Adjudicator” has the meaning given to it in Paragraph 4 (Adjudication) of Part 1 of the Dispute Management Schedule (Dispute Management Procedure);

“Advance Agreement” means the agreement between the Authority and the Contractor in respect of the allowability of a particular cost entered into in accordance with Paragraph 4 (Advance Agreements) of Part 6 of the Finance Schedule (Costs Principles and Procedures);

“Affected Party” has the meaning given in Clause 1.9.1 (Performance of Obligations);

“Affiliate” means:

(i)                                    the Parent Body Organisation;

(ii)                                 any company which has shareholdings or any other form of economic interest, either directly or indirectly, of more than 30 (thirty) % in the Parent Body Organisation;

(iii)                              wholly owned subsidiaries of the Contractor or the Parent Body Organisation;

(iv)                             a company in which the Contractor and/or the Parent Body Organisation, either jointly or separately, has shareholdings or any other form of economic interest totalling more than 30 (thirty) % of the shares in issue;

(v)                                a company with which the Contractor and/or the Parent Body Organisation, either jointly or separately, has a Partnering Arrangement in force;

(vi)                             a company in which the Contractor and/or the Parent Body Organisation, either jointly or separately, has less than a 30 (thirty) % economic interest, but where the economic interest is of such a nature as to create the perception of a conflict of interest; or

(vii)                          a company owned or controlled, directly or indirectly, to the extent of 30 (thirty) % or more of the outstanding equities, securities or assets by any of the companies described in (i), (ii) or (iii) above;

“Agency Agreement” means the agency agreement relating to the LROP between the Authority and the Contractor dated on or about the date hereof together with the associated side letter from the Authority to the Contractor relating to the Hunterston Site and the Chapelcross Site also dated on or about the date hereof;

“AiP” and “AiP Submission” means the approval in principle procedure as set out in paragraph 7 (Approval in Principle (AiP)) of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“Allowable Cost” has the meaning given in Paragraph 3 (Allowable Costs) of Part 6 of the Finance Schedule (Costs Principles and Procedures) and “Allowable” shall be construed accordingly;

“Alternative Remuneration Tasks” means the services, operations, projects and activities undertaken by the Contractor on the terms agreed between the Authority and the Contractor in respect of the relevant services, operations, Projects and activities;

“Amendment” has the meaning given in Clause 3.6.1 (New Business and Amendments to Customer Contracts);

“Analogous Standards” means the level of duty to exercise skill and care to which a skilled, diligent and prudent contractor would reasonably and ordinarily be subject in any jurisdiction where there is experience of nuclear operations and/or decommissioning activities which have at least equivalent standards to those of the United Kingdom provided that for the purposes of assessing compliance with:

•      Regulatory Requirements, the only regulatory standards against which the Contractor will be judged under this Contract will be those relating to the United Kingdom; and

•      Analogous Standards, any regulatory or other constraints to which the Contractor is subject and which would not reasonably be expected to constrain a contractor in the relevant jurisdiction or jurisdictions shall be taken into account.

“Annual Plan” means the Authority’s approved annual plan for relevant Contract Year published on the Authority’s website from time to time;

“Annual Reconciliation Report” means the report to be prepared by the Contractor at the end of each Contract Year and submitted to the Authority in accordance with Clause 6.13 (Funding Limits);

“Annual Procurement Plan” has the meaning given in Paragraph 3.1 (Procurement Plan) of Part 1 of the Subcontracting/Procurement Schedule (Subcontracting/ Procurement Requirements);

“Appeal” means all or any of the following as the case may be namely:

(i)                                     an appeal to the First Secretary of State in accordance with section 78 of the 1990 Act against a Refusal; or

(ii)                                           a Calling-In;

“Applicable Schemes” means the UKAEA Combined Pension Scheme including the Additional Voluntary Contribution Scheme and the Shift Pay Pension Savings Plan, the GPS Pension Scheme, the Magnox Group of the Electricity Supply Pension Scheme, the CNPP and any other pension scheme set up and/or maintained by the Authority pursuant to Section 8 and Schedule 8 of the Energy Act 2004;

“Application” means an application including (without limitation) all requisite plans, drawings, supporting documents, reports, statements and any other information referred to in the application for a Planning Consent that is submitted to the Local Authority by the Contractor;

“Approval” means that the approval required in relation to the relevant Change Proposal in accordance with Part 2 (Baseline Management and Change Control) of the Programme Management Schedule has been given by the appropriately authorised individual;

“Approved” means in relation to any Change Proposal that it has received Approval;

“Approved Working Capital Facilities” means all loan facilities entered into by the Contractor which:

(i)            have been negotiated pursuant to a funding competition approved by the Authority and are on terms that represent the best value for money of the proposals made by the proposed lenders pursuant to such competition or which have otherwise been approved by the Authority; or

(ii)           have been provided by an Affiliate and are on terms that represent the best value for money and which have been approved by the Authority; or

(iii)          have been negotiated with lenders with whom the Parent Body Organisation had arrangements prior to its entering into the Parent Body Agreement, and in relation to which the Authority has given its prior written consent and “Approved Working Capital Facility” shall be construed accordingly;

“Asset Disposal” means the disposal of an Authority Asset on behalf of the Authority by the Contractor;

“Asset Purchase” means a Subcontract for the purchase of supplies, goods, materials, equipment and/or utilities (including gas, electricity, water, sewerage, heat, cable and telecommunications) and “Asset Purchases” shall be construed accordingly. For the avoidance of doubt any Subcontract that relates to or includes the creation, design, development or building by the Subcontractor of any supplies, goods, materials, equipments and/or utilities shall not be an Asset Purchase;

“Asset Register” means the asset register compiled and maintained by the Contractor in accordance with Clause 7.5 (Maintenance of Sites and Authority Assets) to record all the Authority Assets on the Sites;

“Associated Allocable Cost” means overhead costs (also known as burden) associable with activities, such costs to be allocated to activities on a cause-and-effect or resource consumption basis;

[GUIDANCE NOTE: For example, preparation of a proposal for a competed NDA contract involves engineers whose salaries and wages total £50,000.  Associated Allocable Cost may include the fringe benefits, facilities and computers used by the engineers totalling £40,000.  It would also include the labour and travel of SLC finance and treasury personnel and senior management when preparing financial reports, analysing alternatives and making/attending presentations.]

“Audit Close-Out Meeting” means a meeting following receipt by the Contractor of the Authority’s audit findings to discuss those findings generally together with any areas identified in the findings as requiring Corrective Action;

“Authority Agents” means the Authority’s duly authorised representatives including advisers, consultants and agents acting on behalf of the Authority;

“Authority Assets” means all the assets (whether fixed or movable) on or off the Sites which are currently owned by the Authority (whether leased to the Contractor or otherwise) including any New Assets acquired by the Contractor on behalf of the Authority in performing the Lifetime Performance Baseline pursuant to Clause 7.7 (Right to Acquire New Assets) but excluding any Subcontracts and Customer Contracts;

“Authority Default” means any of the events of default by the Authority set out in Clause 12.6 (Authority Default);

“Authority Direction” means a direction given by the Authority to the Contractor in accordance with its powers under section 18 of the Energy Act;

“Authority Field of Use” means carrying out the Authority’s functions, duties and powers as prescribed by the Energy Act from time to time;

“Authority Information Strategy” means the strategy set out at Schedule 17 which has been adopted by the Authority as may be revised or reissued by the Authority from time to time;

“Authority IP” means IP owned by or licensed to the Authority which relates to the activities to be undertaken by the Contractor or the Authority under the terms of this Contract and includes:

(i)            Parent IP licensed to the Authority and the Contractor under the provisions of Clause 8.3 (IP Contributed by Parent Body Organisation);

(ii)           IP created on or on behalf of the Contractor or Subcontractors which vests in the Authority pursuant to Clause 8.4 (Authority’s Rights to IP developed by or on behalf of the Contractor and Subcontractors);

(iii)          Third Party IP licensed to the Authority under the provisions of Clause 8.7 (Third Party IP);

“Authority IT Systems” means all communications and information technology systems which are used by the Authority from time to time including all hardware, networks, Software and data comprised therein;

“Authority Policies and Procedures” means the Authority’s procedures listed in Part 1 of the Programme Management Schedule (Programme Controls) together with any other policies and procedures published on the Authority’s website;

“Authority’s Property Manager” means the property manager nominated by the Authority;

“Authority’s Termination Notice” has the meaning given to it in Clause 12.4 (Termination or Remedy for Contractor Default);

“Available Base Fee” for the Contract Year 2011-2012 shall mean the sum set out in Part 1 of Schedule 6 and for subsequent Contract Years shall mean the sum identified by the Authority in the relevant amended Part 1 of Schedule 6 issued by the Authority pursuant to paragraph 2 of Part 1 of Schedule 6;

“Available Base Plus Fee” for the Contract Year 2011-2012 shall mean the sum set out in Part 1 of Schedule 6 and for subsequent Contract Years shall mean the sum identified by the Authority in the relevant amended Part 1 of Schedule 6 issued by the Authority pursuant to paragraph 2 of Part 1 of Schedule 6;

“Background IP” has the meaning given to it in Clause 8.4.11 (Licence of Background IP from Subcontractor to Authority);

“Balancing and Settlement Code” means the document setting out electricity balancing and settlement arrangements established by the System Operator pursuant to its transmission licence;

“Balancing System Use of System Charges” means the charges falling within the definition of that term in the Connection and Use of System Code which Fall Due to be paid by the Contractor under the Connection and Use of System Code;

“Bank Account Details Letter” means the letter agreed between the Contractor and the Authority setting out details of the various bank accounts referred to in this Contract, to be amended from time to time as such details change;

“Baseline Change” means a change to any aspect of the scope, schedule or cost of any Tasks contained in the Lifetime Performance Baseline or the addition of any Task to the Lifetime Performance Baseline;

“Baseline Change Proposal” means a proposal to make a Baseline Change;

“Baseline Cost” means the cost which the Lifetime Performance Baseline ascribes to a Task;

“Baseline Management” means managing and maintaining the Lifetime Performance Baseline on a continuous basis via Approved multi-year Change Proposals and/or multi-year performance reporting in accordance with Part 2 (Baseline Management and Change Control) of the Programme Management Schedule, PCP-05 (Change Control) and PCP-07 (Baseline Management);

“Behaviours Criteria” or “Behaviours Criterion” means the behaviours criteria and metrics that are issued by the Authority for a Contract Year pursuant to paragraph 2.2 of Part 3 of Schedule 6;

“Benefits Tracker” means a tracker showing the benefits to be achieved (including the Lifetime Cost Reduction) as a result of the Lifetime Performance Baseline;

“Berkeley Site” means the area of land at Berkeley as shown on the plan marked “Berkeley” relating to Berkeley in the Property Schedule to the extent the freehold of such land is held by the Authority;

“BNF Company” means British Nuclear Fuels plc (Co. no. 5027024) and every company or other entity which is or will be on or after 1 April 2005 a subsidiary of British Nuclear Fuels plc (Co. no. 5027024) within the meaning set out in section 736 of the Companies Act 1985 and, for the purposes of Clause 6.5 (Historical Costs) only, means the Authority and Direct Rail Services (Co. no. 3020822);

“BNF Historical Costs” means Historical Costs which are properly attributable to a BNF Company other than the Contractor, excluding Contractor Historical Costs;:

(i)                                      including Liability for Taxation;

(ii)                                  including those Historical Costs transferred into the Contractor by the Transfer Schemes; and

(iii)                               excluding those Historical Costs transferred from the Contractor by the Transfer Schemes; and

(iv)                              excluding BNF Historical Costs;

“BNF Historical Trading Cost” means Historical Trading Costs which are properly attributable to a Group Company other than Magnox Limited or ESTL (as applicable) or any of its Subsidiaries excluding Contractor Historic Trading Costs;

“Bradwell Site” means the area of land at Bradwell as shown on the plan marked “Bradwell” relating to Bradwell in the Property Schedule to the extent the freehold of such land is held by the Authority;

“British Energy Pension Costs” means the obligation of Magnox Limited (Co. no. 2264251) to its section of the Magnox Group of the Electricity Supply Pension Scheme in respect of liabilities under Regulation 19 of the Electricity (Protected Persons) (England and Wales) Pension Regulations 1991;

“Budgeted Cost of Work Performed” or “BCWP” means the budgeted cost of that proportion of work scheduled and contained in the Lifetime Performance Baseline for the current Contract Year as amended in accordance with the change control procedure contained in Part 2 (Baseline Management and Change Control) of the Programme Management Schedule which is actually performed;

“Budgeted Cost of Work Scheduled” or “BCWS” means the budgeted cost of work scheduled and contained in the Lifetime Performance Baseline as amended in accordance with the change control procedure contained in Part 2 (Baseline Management and Change Control) of the Programme Management Schedule;

“Business Case” means a business case prepared by the Contractor in accordance with public sector good practice and guidance issued by the Authority from time to time;

“Calendar Day” means a period of twenty-four hours ending at twelve midnight;

“Calling-In” means the calling in by the First Secretary of State under Section 77 of the 1990 Act of the Application and “Called-In” shall be construed accordingly;

“Capital Budget” means that proportion of the SLC Annual Funding Limit which the Contractor is permitted to spend on Capital Costs, as set out in Part 1 of the Finance Schedule (Funding Limits Available Base Fee and Available Base Plus Fee) and adjusted (if at all) pursuant to Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Capital Costs” means any item of expenditure greater than the relevant capitalisation threshold for that category of item as notified by the Authority prior to the start of any Contract Year, for any individual item or connected group of items such as an information technology system, the consequence of this expenditure being the recognition of an Authority-funded asset from which economic benefit will be derived, either immediately or when the asset is brought into use, by the Authority for a period greater than one year as determined in accordance with UK GAAP and by the application of Authority’s accounting policies as notified to the Contractor by the Authority prior to the start of any Contract Year (and for the purposes of this definition capital expenditure includes those costs that are directly attributable to bringing the asset into working condition for its intended use) and “Capital Cost” shall be construed accordingly;

[GUIDANCE NOTE: Such expenditure may include costs incurred in construction of an asset that is not ready for use at the accounting reference date which should be categorised as assets under construction.  FCP 1 will set out the Authority’s Accounting Manual for use by Contractors when providing financial reports to the Authority including capitalisation thresholds and the basis for attributing indirect costs.  Until this is completed, the existing policies of BNFp on asset capitalisation should be used.]

“Cash Credit Support Agreements” means the following Customer Contracts:

(i)                 the Master Services and Participation Agreement between APX Amsterdam Power Exchange (UK) Limited and Magnox Electric Limited dated 2nd June 2004;

(ii)                LCH EnClear OTC Third Party Clearing Agreement Calyon Financial SNC and Magnox Electric Limited dated 6th August 2004;

(iii)               Accession Agreement to the Network Code between Transco Plc and Magnox Electric Limited dated 5th February 2003;

(iv)              Accession Agreement to the Balancing and Settlement Code between Elexon Limited and Magnox Electric Limited dated August 2000;

(v)               Counter-indemnity provided to RWE Trading GMBH (reference number TFPLDG305596); and

(vi)              Counter-indemnity provided to Accord Energy Limited (reference number TFPLDG302454)

together with any other analogous Customer Contracts approved by the Authority under Clause 3.6 (Authority Rights in respect of Customer Contracts) under which the Contractor provides credit support by means of placing cash on deposit with the relevant Customers (including for the avoidance of doubt with a relevant bank backing credit support provided by the bank);

[GUIDANCE NOTE: this is intended to cover receipts from customers for purchase of ships or construction of assets e.g. to support return of waste]

“Category II Change” means a Category II Change as set out further in Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Category III Change” means a Category III Change as set out further in Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Category I Revenue” means all monies received and receivable by the Contractor including:

(i)                from the Ministry of Defence;

(ii)               in respect of interest (save for interest earned on the Contractors Fee Account which shall be for the account of the Contractor in accordance with Clause 6.12.5 (Contractor’s Fee Account)), dividends from any Subsidiaries and other finance receipts;

(iii)              in respect of proceeds from insurance claims;

(iv)              from the sale of Authority Assets save for scrap;

(v)               in respect of rent and all other sums due to the Authority (as landlord) pursuant to the terms of any Tenancy Document or Agency Agreement collected by the Contractor on behalf of the Authority;

(vi)              from UKAEA relating to refunds in respect of early retirement pensions paid to the Employees or Nominated Staff under the terms of the UKAEA Combined Pension Scheme;

(vii)             in respect of hedging activities carried out pursuant to the Currency Hedging Strategy;

excluding any monies that fall within the definition of Category II Revenue;

“Category II Revenue” means all monies received and receivable by the Contractor:

(i)            from another SLC or UKAEA (as the case may be) (regardless of whether such monies are received or receivable under a legally binding contract, an Internal Procedure, an Inter-SLC Service Contract or otherwise);

(ii)           from National Nuclear Laboratories in respect of the supply of services;

(iii)          from the Parent Body Organisation or any Affiliate (regardless of whether such monies are received or receivable under a legally binding contract, an Internal Procedure, or otherwise);

(iv)          in consideration for minor income generating activities not listed at items (ii) to (v) inclusive of the definition of Category I Revenue (including any local authority grants, apprentice training, secondment fees, restaurant receipts and bus receipts);

(v)           from the sale of those Authority Assets which constitute scrap,

excluding in each case any monies that fall within limbs (i) to (vii) of the definition of Category I Revenue;

“CDM Regulations” means the Construction (Design and Management) Regulations 2007;

“Change” means a Baseline Change and/or a Funding Change as applicable;

“Change Control” means the procedure outlined in Part 2 (Baseline Management and Change Control) of the Programme Management Schedule and PCP-05 (Change Control);

“Change Control Log” means the log to record Changes maintained by the Contractor under Part 2 (Baseline Management and Change Control) of the Programme Management Schedule and in accordance with PCP-05 (Change Control)”;

“Change in Control” means, in respect of any shareholder being a company, the obtaining of Control by any person or group of persons acting in concert who did not previously exercise Control, of:

(i)             such shareholder; or

(ii)           any person who (whether directly or by means of holding Control over one or more other persons) has Control of such ordinary shareholder;

“Change Proposal” means a Baseline Change Proposal or a Funding Change Proposal;

“Chapelcross Site” means the area of land at Chapelcross as shown on the plan marked “Chapelcross” relating to Chapelcross in the Property Schedule to the extent the freehold (or equivalent) of such land is held by the Authority;

“Climate Change Levy Exemption Certificates” means the certificates issued from time to time by Ofgem in respect of electricity pursuant to clause 51B of Part IV of the Climate Change Levy (General) Regulations 2001 (Statutory Instrument 2001 No 838);

“Climate Change Levy Exemption Certificates Costs” means those sums which Fall Due to be paid by the Contractor under contracts relating to the sale or purchase of Climate Change Levy Exemption Certificates entered into in accordance with the Permitted Activities, and the Trading Limits;

“Closed Trend” means a trend is concluded and no further action is required due to the Contractor:

(i)               in respect of a Scope Trend, submitting a Baseline Change Proposal to the Authority;

(ii)              in respect of a Performance Trend, completing the Task;

(iii)             rejecting the Trend because it considers that there is no impact on the Lifetime Performance Baseline or to funding;

“Collateral Costs” means:

(i)             those sums which Fall Due to be paid by the Contractor under the terms of the Counter-Indemnities or, where the relevant liabilities to Natwest have been settled by BNF Company under the terms of any relevant counter-indemnity to Natwest (either directly by the Contractor or reimbursed by the Contractor to BNF Company), the equivalent sums reimbursed by the Contractor to BNF Company (with no double counting) plus any commission paid to Natwest (either directly by the Contractor or reimbursed by the Contractor to BNF Company) for the provision of the bank guarantee(s) and stand-by letters of credit to which the Counter-Indemnities relate; and/or

(ii)            amounts placed on deposit with the counterparties to the Cash Credit Support Agreements to the extent approved by the Authority or permitted by the Permitted Activities and the Trading Limits;

“Combined Pension Scheme” means an unfunded Government-backed pension scheme with eligibility restricted to members of the public sector ;

“Commencement Date” means the date defined as the Effective Date under the Deed of Agreement;

“Commercial Operations Tasks” means those Tasks in the Lifetime Performance Baseline which generate Category I Revenue and/or Category II Revenue;

“Comptroller and Auditor General” means the Comptroller and Auditor General of the UK National Audit Office;

“Commercial Schedule” means the schedule affixed at Schedule 3;

“Connection and Use of System Code” means the document of that name prepared by NGC pursuant to Condition 7 of its transmission licence;

“Consent” means all approvals, consents, licences, authorisations, permissions, certificates and statutory agreements required from any competent authority and all consents and agreements from and with Third Parties such consents to include authorisation from the FSA and any licences required in respect of the supply and/or generation of gas and electricity;

“Constabulary” means the Civil Nuclear Police Authority;

“Contracts Manager” means the individual(s) appointed by the Authority to be contracts manager in relation to this Contract as notified to the Contractor from time to time;

“Contractor Default” means any of the events of default set out in Clause 12.2 (Contractor Default);

“Contractor Historical Costs” means Historical Costs which are properly attributable to the Contractor:

(i)             including Liability for Taxation;

(ii)           including those Historical Costs transferred into the Contractor by the Transfer Schemes; and

(iii)          excluding those Historical Costs transferred from the Contractor by the Transfer Schemes; and

(iv)          excluding BNF Historical Costs;

“Contractor’s Historical Trading Costs” means Historical Trading Costs which are properly attributable to the Contractor:

(i)            including those Historical Trading Costs transferred into the Contractor by the Transfer Schemes; and

(ii)           excluding those Historical Trading Costs transferred from the Contractor by the Transfer Schemes; and

(iii)          excluding BNF Historical Trading Costs;

“Contractor’s Fee Account” means the account listed as the Contractor’s Fee Account in the Bank Account Details Letter;

“Contractor’s Payments Account” means a bank account of the Contractor into which drawings made under the Approved Working Capital Facility are paid and which is separate from the Contractor’s Receipts Account, and the account listed as the Contractor’s Payments Account in the Bank Account Details Letter;

“Contractor’s Prioritisation Procedure” means the Contractor’s procedure for prioritising Tasks, created pursuant to Clause 2.8 (Contractor’s Internal Procedures);

“Contractor’s Receipts Account” means the account listed as the Contractor’s Receipts Account in the Bank Account Details Letter;

“Contractor Required Insurances” means the insurances listed in Part 1 of the Insurance Schedule (Authority and Contractor Insurances);

“Contractor’s Termination Notice” has the meaning given in Clause 12.7 (Termination or Remedy for Authority Default);

“Contractor VAT” VAT payments payable by the Contractor to the Taxation Authorities as a result of it complying with its obligations under this Contract;

“Contractor’s Payments Account” means a bank account of the Contractor into which drawings made under the Approved Working Capital Facility are paid and which is separate from the Contractor’s Receipts Account;

“Contract Year” means a period of 12 Months starting on 1 April and ending on 31 March first occurring thereafter, except for the last Contract Year of this Contract which shall commence on 1 April and end at the date of any termination in accordance with Clause 1.3 (Commencement and Duration);

“Contract Year ACWP” means the ACWP for the entirety of the relevant Contract Year;

“Contract Year BCWP” means the BCWP for the entirety of the relevant Contract Year;

“Contract Year Lifetime Cost Reduction” means in respect of a Contract Year, the relevant sum described as such in Part 1 of Schedule 6 as may be amended in the event of a Change to the Lifetime Performance Baseline, such Change having been approved by the Authority;

“Contract Year Savings” means in a Contract Year the total amount of savings which are otherwise available for portfolio management by the Authority, as determined by the Authority, acting reasonably;

“Control” means:

(a)           the power (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove all or such of the members of the board of directors or other governing body of a person as are able to cast a majority of the votes capable of being cast by the members of that board or body on all, or substantially all, matters, or otherwise to control or have the power to control the policies and affairs of that person (and for the purposes of determining whether the power to appoint or remove directors exists the provisions of section 736A of the Companies Act 1985 shall apply); and/or

(b)           the holding and/or possession of the beneficial interest in and/or the ability to exercise the voting rights applicable to shares or other securities in any person (whether directly or by means of holding such interests in one or more other persons) which confer in aggregate on the holders thereof 30 per cent. or more of the total voting rights exercisable at general meetings of that person on all, or substantially all, matters;

“COP 10” means the Code of Practice 10 Submission comprising the letter of 1 March 2005 sent to HMRC by Herbert Smith and subsequent correspondence;

“Corrective Action” means action identified as required to be taken by the Contractor in the Authority’s audit findings;

“Cost” means a sum of money which the Contractor is legally obliged to pay to a Third Party and/or, where a Cost is Allowable, a sum of money paid by the Contractor to a Third Party in respect of which the Contractor has obtained an Advance Agreement;

“Cost Reimbursement” means where the pricing of a contract is on a reimbursement of certain costs plus fee basis as defined in the relevant contract;

“Counter-Indemnities” means, to the extent relevant, the counter-indemnities between the Contractor and Natwest relating to guarantees and letters of credit with the following:

(i)            RWE Trading GmbH (reference number: TFPLDG305596);

(ii)           APX Amsterdam Power Exchange (UK) Limited (reference number TFPLDG305067);

(iii)          Barclays Bank plc (reference number TFPLDG305336);

(iv)          Calyon Financial SNC (reference number TFPLDG308725); and

(v)           Accord Energy Limited (reference number TFPLDG302454;

“CNPP” means the Combined Nuclear Pension Plan set up by the Authority pursuant to Section 8 and Schedule 8 of the Energy Act.

“Critical Site IT Systems” means the Site IT Systems described in Part 1 of the Information Technology Schedule (Critical IT Systems);

“Currency Hedging Strategy” means the strategy for hedging currency which the Authority permits the Contractor to use as amended from time to time;

“Current Costs” means all Costs incurred by the Contractor other than Capital Costs;

“Current Budget” means that proportion of the SLC Annual Funding Limit which the Contractor is permitted to spend on non-capital costs, as set out in Part 1 of the Finance Schedule (Funding Limits, Available Base Fee and Available Base Plus Fee) as adjusted (if at all) pursuant to Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Customer” means any counterparty or former or prospective counterparty to a Customer Contract;

“Customer Contract” means a Work Activity contract transferred to the Authority pursuant to the Energy Act or entered into by the Contractor that aims to generate profitable income or revenue in return for an investment.  A Customer Contract may also include a Commercial Operations Task;

“Customer Contract Schedule” means the schedules annexed at Part 1 of the Commercial Schedule;

“Customer Group” means any group or trade organisation of counterparties or former or prospective counterparties to Customer Contracts;

“Customer Ringfenced Accounts” means those accounts (if any) in existence prior to 1 April 2005 and so defined by agreement between the Authority and the Contractor together with any other customer ringfenced accounts established after 1 April 2005;

“Data” means facilities, information, books of account, Records or other documentation (including any stored in electronic form);

“Deed of Agreement” means the deed of agreement entered into by the Authority and the Contractor dated 4 October 2011 bringing this Contract into effect;

“Deed of Agreement for Future Transfer Scheme” means each deed under which the Contractor consents to the Secretary of State for Trade and Industry to the making of a nuclear transfer scheme under section 40 of the Energy Act in connection with the establishment of Magnox North or Magnox South (as the case may be) as the new SLC;

“Deeds of Indemnity” means together the agreements each titled “Deed of Indemnity” entered into on the 1 April 2005 between (1) the Authority and (2) the Contractor relating to the Historical Costs for each of the Sites;

“Deed of Participation” means the deed whereby the Contractor has agreed to be bound by the terms of the CNPP;

“DEFRA” means the Department of the Environment, Food and Rural Affairs;

“Delegation of Authority” means the written authorisation issued from time to time by the Authority and copied to the Contractor in respect of certain of the Authority’s staff members or the written authorisation issued from time to time by the Contractor and copied to the Authority in respect of certain of the Contractor’s staff members in accordance with Clause 1.5.2 (Delegation of Authority);

“Demand” means any written demand for payment served in accordance with Clause 1.13 (Notices and Communications) by the Authority on the Parent Body Organisation pursuant to Clause 6.12.6 (Payments to Parent), Clauses 6.14.4 (Reports) and Clause 5.10 (Termination Costs);

“Designated Sites” means sites designated under Section 3 of the Energy Act 2004;

“Detailed Project Plans” means all the documentation produced by the Contractor underlying the Lifetime Performance Baseline and setting out how Tasks will be undertaken and to what standard;

“Developed Business Case” means a Business Case with detail refined from that shown in the Initial Business Case;

“Developed IP” has the meaning given in Clause 8.4 (Authority’s Rights to IP developed by or on behalf of the Contractor and Subcontractors);

“Disallowable Cost” means a cost incurred by the Contractor which is determined to be Disallowable in accordance with the criteria in Part 6 of the Finance Schedule (Costs Principles and Procedure) and/or otherwise specified to be a Disallowable Cost in the this Contract and “Disallowable” shall construed accordingly;

“Dispute or Claim Negotiation” means any Third Party claim brought against the Contractor where there is reasonable expectation that the financial value of any settlement may exceed the sum of five hundred thousand pounds Sterling (£500,000.00);

“Dispute Management Schedule” means the schedule affixed at Schedule 12;

“Dispute Management Procedure” or “Dispute Resolution Procedure” means the dispute resolution rules specified at Part 1 of the Dispute Management Schedule;

“Distribution Code” means the document that a holder of a Distribution Licence is required to prepare in accordance with condition 9 (Distribution Code) of such Distribution Licence;

“Distribution Licence” means a licence granted pursuant to section 6(i)(c) of the Electricity Act 1989 relating to the distribution of electricity;

“DPA” means the Data Protection Act 1998;

“Dungeness Site” means the area of land at Dungeness as shown on the plan marked “Dungeness” relating to Dungeness in the Property Schedule to the extent the freehold of such land is held by the Authority;

“EA” means the Environment Agency;

“EDF Energy Plc” means the public company incorporated in England and Wales with registered number 02366852 whose registered office is at 40 Grosvenor Place, Victoria, London SW1X 7EN;

“EDS” means the electronic data submission to be compiled in accordance with the requirements of Schedule 2 (Programme Management);

“e-Government Metadata Standard (e-GUS)” means the e-GUS Standard Version 3.0 of 29 April 2004 as updated from time to time;

“Electricity Balancing System Costs” means those costs (whether individually positive or negative) that in aggregate Fall Due to be paid by the Contractor under the Balancing and Settlement Code but excluding any costs relating to the administration or expenses of Elexon;

“Electricity Interface Obligations Schedule” means the schedule affixed at Schedule 20;

“Electricity Sales Costs” means those sums which Fall Due to be paid by the Contractor under contracts relating to the sale and/or purchase of electricity entered into in accordance with the Permitted Activities and the Trading Limits;

“Electricity Supply Pension Scheme” means the registered pension scheme providing pensions benefits for most employees and members of the electricity supply industry in England and Wales under the Finance Act 2004 established by a resolution of The Electricity Council passed on 20th January 1983 and subsequently amended from time to time;”Elexon” means Elexon Limited, a company registered in England and Wales with company number 3782949;

“Emergency Action” means an action taken by the Contractor pursuant to the Contractor’s genuine belief that the risk to life, limb or the environment requires immediate action and includes assistance to the Authority or to another SLC in respect of an emergency on another nuclear site or in response to an urgent request from a Third Party to assist in a radiological incident not on a nuclear site. For the avoidance of doubt, Emergency Action includes urgent requests for assistance from the National Radiological Protection Board and urgent assistance required in accordance with the RADSAFE Emergency Plan;

“Emergency Action Notification” has the meaning given in at Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Emissions Trading Allowances” means the allowances allocated and issued by DEFRA pursuant to Greenhouse Gas Emissions Trading Scheme Regulations 2003;

“Emissions Trading Allowances Costs” means those sums which Fall Due to be paid by the Contractor under contracts relating to the sale or purchase of Emissions Trading Allowances, entered into in accordance with the Permitted Activities and the Trading Limits and required to be paid to the Secretary of State as a result of a failure by the Contractor to surrender sufficient Emissions Trading Allowances in accordance with Regulation 33 of the Greenhouse Gas Emissions Trading Scheme Regulations 2003;

“Employees” means all persons, whether part-time, full-time or self-employed, engaged by the Contractor wholly in the performance of the Tasks and the Contractor’s other obligations under this Contract from time to time but excluding Nominated Staff where applicable and “Employee” shall be construed accordingly;

“Employee Schedule” means the schedule affixed as Schedule 4;

“Energy Act” means the Energy Act 2004;

“Escrow Agent” means NCC Escrow International Limited, registration office Manchester Technology Centre, Oxford Road, Manchester M1 7EF, or such reasonable alternative as the Authority shall designate in writing from time to time;

“Escrow Terms” means the form of source code escrow agreement set out in the standard single licensee escrow agreement of the Escrow Agent, or such other escrow terms as the Authority, acting reasonably, shall specify from time to time;

“ESTL” means Energy Sales and Trading Limited company number 03857761 whose registered office is at Berkeley Centre, Berkeley, Gloucestershire GL13 9BP;

“EU Procurement Rules” means Council Directives 89/665/EEC, 92/13/EEC, 92/50/EEC, 93/37/EEC, 93/36/EEC, 93/38/EEC, 98/4/EC, European Parliament and Council Directives 97/52/EC, 98/4/EC, 2004/17/EC and 2004/18/EC and any other EU measures adopted from time to time in relation to procurement, together with the United Kingdom implementing measures and all applicable EC Treaty principles;

“Exceptional Cost” means Exceptional Historical Costs, Exceptional Pension Costs and any other Costs which may be agreed or determined to be Exceptional Costs pursuant to the procedures of Part 6 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment);

“Exceptional Historical Cost” means a Contractor’s Historical Cost which is agreed or determined by the Authority to be an Exceptional Cost pursuant to the procedures of Part 7 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment);

“Exceptional Pension Costs” means any Pension Costs to the extent that they exceed the contributions which are required to be paid as at the date of this Contract under the schedule of contributions (prepared under section 58 of the Pensions Act 1995 or section 227 of the Pensions Act 2004, as appropriate) of the pension scheme in force at the date of this Contract or, where Pension Costs relate to a pension scheme which has not been established or does not have such a schedule of contributions in place as at the date of this Contract, to the extent that they exceed the contributions which are required to be paid as at the date of this Contract under the schedule of contributions (prepared under section 58 of the Pensions Act 1995 or section 227 of the Pensions Act 2004, as appropriate) of the Combined Pension Scheme;

“Existing Agreements” means all legally binding agreements entered into by the Contractor prior to 1 April 2005 excluding the Secondment Agreement;

“Expiry Date” means 30 June 2014 or such later date notified to the Contractor by the Authority pursuant to Clause 1.3.2 (Extension of Term);

“Failure to Protect the Supply Chain” means that in the reasonable opinion of the Authority the Contractor, acting other than on the written instructions of the Authority, has behaved in a manner calculated to result in any of: (i) suppliers withdrawing from opportunities to supply goods or services to the Contractor; (ii) agreement of the terms of contracts for the supply of goods or services to the Contractor becoming unreasonably delayed; or (iii) flowdown terms set out in Part 1 of the Subcontracting/Procurement Schedule (Subcontracting/Procurement Requirements) being wilfully misinterpreted or bids from supplies to supply goods or services to the Contractor becoming uncompetitive with the result in any of the foregoing circumstances being that such goods or services are supplied by Affiliates;

“Fall Due” means in accordance with the legal terms governing the relevant obligation to make payment;

“Final Business Case” means the Business Case developed and presented at point of Sanction;

“Final Incentive Fee” has the meaning ascribed to it in paragraph 3.4 of Part 4 of Schedule 6 (Payment of Final Incentive Fee);

“Final Score” means the final score awarded by the Authority, and notified to the Contractor in accordance with paragraph 5 of Part 3 of Schedule 6 (Fee Moderation);

“Final Termination Invoice” means the invoice referred to in Clause 6.12.3.2;

“Finance Schedule” means the schedule affixed at Schedule 6;

“First Secretary of State” means the First Secretary of State or such other minister or authority for the time being having the right to exercise the powers now conferred on the First Secretary of State under the 1990 Act;

“Force Majeure Event” means any act, event or occurrence affecting any Party’s performance of its obligations under this Contract, the cause of which is not of such Party’s making nor within that Party’s reasonable control (having acted in accordance with Good Industry Practice), and which is not attributable to any act or failure to take preventative action consistent with the standards expected on a nuclear site by the Party concerned, including (to the extent not of that Party’s making nor within that Party’s reasonable control) but not limited to:

(i)            war, hostilities (whether or not war has been declared), terrorist acts, or acts of any civil or military authority;

(ii)           riot, insurrection, civil commotion, public demonstration, sabotage, or acts of vandalism;

(iii)          fire, flood, earthquake, extreme weather conditions, epidemic, or explosion;

(iv)          impact from Third Party aircraft or things falling from Third Party aircraft;

(v)           any strike, lock-out or trade dispute not involving the employees or subcontractors of that Party and not originating with that Party’s employees or subcontractors or the employees or subcontractors of any Affiliate of that Party;

(vi)          Acts of God;

(vii)         delay in transport or communications;

(viii)        accidental damage to equipment; and

(ix)          structural shift or subsidence;

but expressly excluding:

(a)           any unlawful act of a Third Party who has gained entry to a Site due to a failure of the Contractor to comply with the security plan or other failure to comply with its obligations under Part 2 (Contractor’s Obligations);

(b)           any unauthorised release of ionising radiation from, or contamination by radioactivity from an occurrence involving nuclear matter on, a Site or from materials in the course of transportation to or from a Site save to the extent that such unauthorised release or contamination is caused by any of the events listed in (i) to (ix) of this definition;

(c)           any radioactive, chemical or biological contamination on a Site or emanating from a Site or matter in the course of transportation to or from a Site save to the extent that such contamination is caused by any of the events listed in (i) to (ix) of this definition; and

(d)           failure to obtain or maintain a Nuclear Site Licence, any EA or Scottish Environment Protection Agency (as applicable) licence, authorisation, permit or consent or any other material requisite licence or permit;

“Foreign Exchange Accounts” means the list of foreign exchange accounts in the Bank Account Details Letter together with any bank accounts held in currencies other than sterling used for the purposes of the hedging contracts or otherwise;

“Framework Agreement” has the meaning given in Part 1 of the Subcontracting/Procurement Schedule (Subcontracting/Procurement Requirements);

“FSA” means the Financial Services Authority;

“FSA Handbook” means the FSA’s Handbook of rules and guidance which apply to authorised (and other) firms, including the glossary to the FSA Handbook, as amended from time to time;

“Funding Change” means a change to the PSWBS Category Levels, the Current Budget, the Capital Budget and/or the SLC Annual Funding Limit;

“Funding Change Proposal” means a proposal to make a Funding Change;

“Funding Limits” means the Current Budget, the Capital Budget and the SLC Annual Funding Limit;

“Future Transfer Scheme” means a nuclear transfer scheme made after the Commencement Date under Section 40(2) of the Energy Act and “Future Transfer Scheme” shall be construed accordingly;

“Gas Balancing System Costs” means those costs (whether individually positive or negative) that in aggregate Fall Due to be paid by the Contractor under the Network Code but excluding any costs relating to the administration or expenses of Transco;

“Gas Purchase Costs” means those sums which Fall Due to be paid by the Contractor under contracts relating to the sale or purchase of Natural Gas entered into in accordance with the Permitted Activities and the Trading Limits;

“Gas Shipping Charges” means those sums which Fall Due to be paid by the Contractor under the Network Code in connection with the transportation of Natural Gas by Transco on behalf of the Contractor and which are invoiced pursuant to the Network Code and which are calculated in accordance with the charging methodology published by Transco under its gas transportation licence;

“Generation Activities” means the operation of the power stations at the Sites in accordance with the relevant Lifetime Performance Baseline;

“Generation Fee” means the fee linked to generation which shall be calculated and payable to the Contractor in accordance with Part 5 of Schedule 6 (Calculation and Payment of Generation Fee);

“Good Industry Practice” means the exercise of the degree of skill and care, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced contractor engaged (in the United Kingdom or in any jurisdiction with Analogous Standards) in activities of a similar scope and complexity to those that are the subject of this Contract and under the same or similar circumstances, where such contractor is seeking to comply with its contractual obligations and all applicable Law and Regulatory Requirements.

“Government Payment Obligations” means the guidance contained in sections 16.3.1 to 16.3.4, Box 16.2 and Annexes 16.1 and 16.2 of Government Accounting 2000;

“Grid Code” means the document of that name prepared by NGC pursuant to Condition 7 of its transmission licence;

“Guidance Document” has the meaning given in Part 2 of the Project Management Schedule (Baseline Management and Change Control);

“Hinkley Site” means the area of land at Hinkley as shown on the plan marked “Hinkley” relating to Hinkley in the Property Schedule to the extent the freehold of such land is held by Authority;

“Historical Costs” means costs arising in relation to the period prior to (and excluding) the 1 April 2005 excluding Historical Trading Costs and any Pension Deficit Contribution Costs which relate to benefits accrued in respect of pensionable service before 1 April 2005;

“Historical Trading Costs” means Trading Costs arising in relation to the period prior to (and excluding) the 1 April 2005 excluding Historic Costs;

“HR Internal Procedure” means the Contractor’s Internal Procedure referred to in Clause 2.8;

“HMRC” means Her Majesty’s Revenue and Customs;

“HSE” means the Health and Safety Executive;

“Hunterston A Site” means the area of land at Hunterston A as shown on the plan marked “Hunterston A” relating to Hunterston A in the Property Schedule to the extent the freehold (or equivalent) of such land is held by the Authority;

“Identified Trend” means an identified trend where the Contractor is initiating a trend or a trend is under review by the Contractor for acknowledgement;

“Impartiality Undertaking” means the undertaking in the form set out in Part 5 of the Employee Schedule (Pro Forma Impartiality Undertaking);

“Incentive Fee Pool” means the combined total of the Base Fee, Base Plus Fee and Value Fee in any Contract Year;

“Incoming Parent” means the organisation which has successfully bid to replace the Parent Body Organisation in relation to the Contractor;

“Industry Documents” means any and all licences, contractual agreements and codes relating to the generation, transmission and distribution of electricity, the transportation, storage and supply of natural gas which, in each case, may affect any Site, whether or not constituting Regulatory Requirements, and including the Balancing and Settlement Code, the Network Code, the Connection and Use of System Code, the Grid Code and any applicable Distribution Code.

“Information” has the meaning given in Clause 10.3 (Disclosure by the Authority);

“Information Asset Register” means a register holding metadata to the e-GMS standard about the information holdings for the Contractor as defined by and agreed with the Authority;

“Information Technology Schedule” means the schedule affixed at Schedule 9;

“Initial Business Case” means the Business Case used to support AiP;

“Insolvency Event” means the occurrence of any of the following:

(i)            an application is made to court, or an order is made, for the appointment of an administrator or if a notice of intention to appoint an administrator is given or if an administrator is appointed;

(ii)           commencing negotiations with all or any class of creditors with a view to rescheduling any debts or making a proposal for or entering into any compromise or arrangement with creditors (other than for the purposes of a solvent reconstruction or amalgamation);

(iii)          the presentation of a petition for winding up;

(iv)          the passing of a resolution for winding up (other than for the purposes of a solvent reconstruction or amalgamation);

(v)           the court making an order for winding up (other than for the purposes of a solvent reconstruction or amalgamation);

(vi)          the appointment of, or a person with a right to appoint becoming entitled to appoint a receiver or manager or administrative receiver;

(vii)         being unable to pay debts as they fall due or being deemed unable to pay debts within the meaning of section 123 of the Insolvency Act 1986; and

(viii)        any event occurs, or proceeding is taken, in any jurisdiction which has an effect equivalent or similar to any of the events mentioned above,

unless, in the case of the events set out in paragraphs (i), (iii) and (vi) above, the proceedings to which they relate are frivolous or vexatious and/or are dismissed, stayed or discharged within 21 Calendar Days of their commencement;

“Insurance Schedule” means the schedule affixed at Schedule 10;

“Instructions Notice” has the meaning given in Clause 3.6.3.3 (Authority’s right to instruct);

“Intellectual Property Schedule” means the schedule affixed at Schedule 8;

“Interest Rate” means 3 per cent above the base rate of Lloyds TSB Bank plc;

“Interim Base Plus Fee” means the sum calculated in accordance with paragraph 1.2 of Part 4 of Schedule 6 (Payment of Final Incentive Fee) as may be adjusted in accordance with paragraph 1.3 of Part 4 of Schedule 6 (Payment of Final Incentive Fee);

“Interim Incentive Fee Pool” means the sum calculated in accordance with paragraph 1.2 of Part 4 of Schedule 6 (Payment of Final Incentive Fee) as may be adjusted in accordance with paragraph 1.3 of Part 4 of Schedule 6 (Payment of Final Incentive Fee);

“Interim Value Fee” means the sum calculated in accordance with paragraph 1.2 of Part 4 of Schedule 6 (Payment of Final Incentive Fee) as may be adjusted in accordance with paragraph 1.3 of Part 4 of Schedule 6 (Payment of Final Incentive Fee);

“Inter-SLC Service Contracts” means the inter-SLC service contracts entered into in accordance with Clause 2.9;

“Internal Procedures” means all internal Contractor company documentation of the Contractor (regardless of the manner in which it is held, stored or collated) which:

(i)            in the reasonable opinion of the Authority, constitutes a mandatory internal guideline, standard, procedure or policy;

(ii)           in the reasonable opinion of the Authority, relates directly or indirectly to the Contractor’s structure, operation and management; and

(iii)          relates materially and directly to the duties imposed on the Contractor in accordance with Clause 2.1 (Nature of Contractor’s Obligations) and/or the manner in which the Contractor chooses to fulfil its contractual, legal and regulatory obligations therein, and includes HR Internal Procedures and “Internal Procedure” shall be construed accordingly;

“IP” means intellectual property including all inventions (whether patentable or not), design rights, database rights, copyright, semiconductor topography rights, unregistered trade and service marks, logos, get-up and trade names and, in each case, the goodwill attaching to them, all patents, utility models, registered designs, registered copyrights, registered trade and service marks, domain names and any applications for registration and rights to grant of any of the foregoing, confidential information, know-how, and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which subsist anywhere in the world;

“Investment Opportunity” means a Work Activity not currently identified in the Lifetime Performance Baseline which, if pursued, may result in a cost and/or schedule benefit to the Authority;

“IT Contract” means any contract under which any services are provided or Software is licensed to the Contractor for the purposes of any Site IT Systems;

“IT System” means any communications and/or information technology system including (i) all hardware, including servers, desktop and laptop PCs and other terminal equipment, printers, scanners and other peripherals, (ii) networks and network equipment, (iii) Software and (iv) data comprised or used therein;

“IT Vision/IT Programme” means a coordinated portfolio of IT Projects designed to achieve a set of specified outcomes and benefits;

“IT/Telecoms Projects” means a unique set of information technology related tasks and activities, planned and executed in a structured manner to achieve a specific business requirement to a defined duration, or any Subcontracts;

“Key Personnel” means the individuals, whether Nominated Staff or Employees, identified by the Authority and named as key personnel in accordance with Clause 5.2 (Key Personnel) and listed in Part 2 of the Employee Schedule (Key Personnel) as amended from time to time.  These individuals may be Nominated Staff or Employees and without prejudice to Clause 4 (Governance) of the Parent Body Agreement and provided that the Authority has given its prior written consent to any failure to adhere to such provisions, any Key Personnel may sit on the Contractor’s board of directors;

“Land Required for Operational Purposes” or “LROP” means the areas of the Sites;

“Law” means any Act of Parliament or subordinate legislation within the meaning of section 21(1) of the Interpretation Act 1978, any exercise of the Royal Prerogative, any enforceable community right within the meaning of section 2 of the European Communities Act 1972, any other applicable law, common law proclamation, bye-law, directive, decision, regulation, rule, notice or court ruling in each case in the United Kingdom and all applicable laws, regulations, directives, orders, decisions or other rules having the force of law in the jurisdiction (including in relation to international waters) where the Contractor’s obligations under this Contract are carried out;

“LC35” means standard condition 35 of the Nuclear Site Licence;

“Legal Proceedings” means any litigation, arbitration, adjudication, appeal or investigation before an ombudsman;

“Liability for Taxation” means a liability of the Contractor to make a payment of or in respect of any Taxation or of an amount representing, equal to, equivalent to, or deemed to be, Taxation;

“Licence Condition 36” means standard condition 36 of the Nuclear Site Licence;

“Licensed Nuclear Site Area” or “LNSA” means the part (or parts) of the LROP that are from time to time subject to a Nuclear Site Licence including all water supplies, pipelines, conduits and drainage systems and other rights and easements appurtenant thereto;

“Lifetime Cost Reduction” subject to clause 2.6.3, means the sum of £1.17 billion (2010/11 monetary values) from 2011 to site closure, being the costs savings to the Authority identified by the Contractor as a result of the adoption by the Authority of the MODP as the Lifetime Performance Baseline in place of the reference Baseline in the MODP, as may be amended by a Change to the Lifetime Performance Baseline, such Change having been approved by the Authority;

“Lifetime Performance Baseline” means the over-arching document which, for each Site, describes the totality of activities required to take the Site from its current state and mission to the assumed or agreed site end-state.  The Lifetime Performance Baseline is continuously updated in line with Part 2 (Baseline Management and Change Control) of the Programme Management Schedule;

“Lifetime Performance Baseline Schedule” means the schedule affixed at Schedule 1;

“Limit of Liability” means the upper limit of proposed expenditure under a framework contract;

“Local Authority” means the authority having power to determine the Application;

“London Stock Exchange” means the London Stock Exchange plc;

“Long Term Force Majeure” has the meaning given in Clause 1.9.4 (Long Term Force Majeure)

“Magnox Group” means a group within the Electricity Supply Pension Scheme which was sectionalised on 31 March 2007 into financially independent sections, each with their own participating employer(s);

“Make-or-Buy Plan” means the Contractor’s plan setting out the extent to which it proposes to subcontract Tasks it currently performs;

“Minimum Performance Obligations” means:

(i)            using reasonable endeavours to complete all of the Tasks contained in the current Contract Year of the Lifetime Performance Baseline ; and

(ii)           compliance with all of the Contractor’s other obligations under this Contract,

which are not individually incentivised by a PBI;

“MODP” means the optimised delivery plan which as at the Effective Date has yet to be fully implemented into the Lifetime Performance Baseline but as agreed between the Authority and the Contractor will, via the Baseline Changes indicated on the document titled “Magnox MODP BCP Tracker v1”, be the Lifetime Performance Baseline by on or before 30 September 2011;

“Month” means a calendar month which is a period of time consisting of thirty (30) days if the period commences in April, June, September and November, and thirty one (31) days if it commences in any other month excepting February when it consists of twenty-eight (28) days, or twenty-nine (29) days in a leap year and “Monthly” shall be construed accordingly;

“Monthly Progress Report” means the report to be provided by the Contractor in accordance with Clause 4.1.2.1 (Required Reports);

“Monthly Reconciliation Report” means the report submitted by the Contractor to the Authority in accordance with Schedule 13;

“MS & FM” means the Authority’s Management Statement and Financial Memorandum which is the framework pursuant to which the Authority is held to account for its performance and within which the Authority exercises its functions, duties and powers and manages the assets for which it is responsible, and public funds paid to it, in order to meet its duties and responsibilities;

“Multi-Year PBI” has the meaning given in Paragraph 3.2.1(d) of Appendix A of Part 4 of the Finance Schedule (Use of Performance Based Incentives);

“National Insurance Contributions” means contributions and sums payable to HMRC under the PAYE system in respect of emoluments and benefits paid or payable by the Contractor, taking into account all deductions and retentions which should be made in accordance with the applicable law;

“National Priorities” means the current version of the document of that title published on the Authority’s website from time to time setting out the Authority’s national priorities;

“Natural Gas” means any hydrocarbons or mixture of hydrocarbons and other gases consisting primarily of methane which at a temperature of 15°C and an absolute pressure of 1.01325 bar or is predominantly in a gaseous state;

“Natwest” means the National Westminster Bank Plc registered in England and Wales with company number 929027 and its successors or assigns;

“NDA Agreements” means any and all obligations and agreements relating to or affecting the Site upon which the Subcontract or Series of Subcontracts is or are to be carried out (including the design and execution thereof) or any part thereof which have been or shall be entered into by the Authority and disclosed to the Contractor (whether before, on or after the Commencement Date), together with the terms upon which any approvals are granted pursuant to such NDA Agreements;

“NDA Operating Plan” means the document titled as such and provided by the Authority to the Contractor from time to time;

“Negotiating Mandate” means the authorisation by the Authority to the Contractor to proceed with negotiation of a Customer Contract as detailed in PCP-17;

“Negotiation Brief” has the meaning given in Part 1 of the Commercial Schedule (Customer Contracts);

“Network Code” means the document of that name prepared by Transco pursuant to its gas transportation licence and relating to its principal pipeline system;

“New Assets” means any assets, whether new or second-hand, acquired by the Contractor pursuant to Clause 7.7 (Right to Acquire New Assets) on or after the Commencement Date, excluding any Subcontracts and Customer Contracts;

“New Customer Contract” has the meaning given in Clause 3.6.1 (New Business and Amendments to Customer Contracts);

“NGC” means the National Grid Company plc, a company registered in England and Wales with company number 2366977 and its successors and assigns;

“NISR” means the Nuclear Industries Security Regulation 2003, as amended, modified or re-enacted from time to time;

“Nominated Staff” means the individuals who are seconded to the Contractor from the Parent Body Organisation and who are listed in Part 1 of the Employee Schedule without prejudice to the provisions of clause 4 of the Parent Body Agreement, and provided that the Authority has given written consent to any failure to comply with those provisions, any such individual may sit on the Contractor’s board of directors;

“Nominated Staff Side Letter” means the letter from the Parent Body Organisation to the Authority and the Contractor and signed by the Parent Body Organisation, the Authority and the Contractor on even date relating to Nominated Staff;

“Non-Project (Non-Recurring)” means a Task or a New Task of a temporary nature which comprises an activity(ies) undertaken to create a unique one-off product or service which meets a defined set of objectives;

“Non-Project (Recurring)” means a Task or a New Task of a recurring nature which is capable of being performed according to known and pre-established policies, processes, procedures or precedents;

“Notice” has the meaning given in Clause 1.13 (Notices and Communications);

“Notice of Arbitration” means a notice of arbitration given in accordance with Paragraph 2 (Outline of the Dispute Resolution Process) of Part 1 of the Dispute Management Schedule (Dispute Management Procedure);

“Nuclear Decommissioning Authority” or “NDA” has the same meaning as the Authority;

“Nuclear Site Licence” means a nuclear site licence granted to the Contractor pursuant to section l of the Nuclear Installations Act 1965 (as amended);

“Objection Notice” has the meaning given in Paragraph 5.1.3 of Part 1 of the Commercial Schedule (Customer Contracts);

“OCNS” means the Office for Civil Nuclear Security or any body having responsibility for civil nuclear security in the United Kingdom which substantially replaces the same from time to time;

“Ofgem” means the Gas and Electricity Markets Authority and/or the Office of Gas and Electricity Markets including their successor office or body, as appropriate;

“Oldbury Site” means the area of land at Oldbury as shown on the plan marked “Oldbury” relating to Oldbury in the Property Schedule to the extent the freehold of such land is owned by the Authority;

“One Year Extension” has the meaning given to it in Clause 1.3.2.1;

“Open Book System” means a system which complies fully with the Contractor’s obligations in relation to Inspection and Audit by the Authority under Clause 4.5 (Inspection and Audit);

“OPG Payments Account” means the account listed as the OPG Payments Account in the Bank Account Details Letter;

“OPG Receipts Account” means the account listed as the OPG Receipts Account in the Bank Account Details Letter;

“Outgoing Parent” means the Parent Body Organisation;

“Outline Proposal” has the meaning given in Paragraph 1.3 of Part 1 of the Commercial Schedule (Customer Contracts);

“Out Years” means those years in the Lifetime Performance Baseline beyond the then current Contract Year;

“Outstanding Trend” means a trend that has not been acted upon and has been temporarily deferred pending resolution;

“Overarching Costs Management Agreement” means the agreement of that name entered into by (1) the Authority (2) the Contractor (3) certain BNF Companies on the 1 April 2005 and (4) Direct Rail Services (company number 3020822);

“Parent Body Organisation” means EnergySolutions EU Limited (company number 05613520) whose registered office is at First Floor, Stella Building, Windmill Business Park, Swindon , Wiltshire, SN5 6NX;

“Parent Body Agreement” means the agreement of that name entered into on or about the date of the Deed of Agreement between the Authority, the Contractor and the Parent Body Organisation;

“Parent IP” has the meaning given in Clause 8.3 (IP Contributed by Parent Body Organisation);

“Partnering Arrangement” means any agreement through which any party would, in the reasonable opinion of the Authority, acquire significant influence over the Contractor’s or over the Parent Body Organisation’s performance of its respective obligations under this Contract and/or the Parent Body Agreement excluding the agreements which in the reasonable opinion of the Authority are entered into in the ordinary course of business;

“Partnering Meeting” means the Quarterly meeting between the Authority and the Parent Body Organisation;

“PAT” means the Project/Programme Assessment Tool;

“PBI Change” means a change to any aspect of any PBI;

“PBI Change Proposal” means a proposal to make a change to any aspect of any PBI;

“PBI Percentage” means the percentage figure identified as part of a PBI specifying the proportion of Total Incentive Fee due for payment to the Contractor if the relevant PBI is achieved;

“PCP-17” means the document contained in part 3 of schedule 2 (Programme Management Schedule) as amended, replaced or reissued by the Authority from time to time;

“PCPM Contractor Annexe” means the Baseline Management System Programme Controls Procedures Magnox North Annexe;

“Pension Costs” means any contributions for which the Contractor (or any subsidiary of the Contractor) is liable including, for the avoidance of doubt pensions deficit contributions referred to in Clauses 5.12 (Pensions) and Exceptional Pension Costs;

“Pension Deficit Contribution Costs” means any pension deficit contribution costs for which the Contractor is liable in relation to the Applicable Schemes in accordance with Clauses 5.12 (Pensions) or otherwise;

“Performance Based Incentives” or “PBIs” means the performance objectives and milestones determined in accordance with Appendix A of Part 4 of the Finance Schedule (Use of Performance Based Incentives), including Multi-Year PBIs and “PBI” shall be construed accordingly;

“Performance Trend” means a trend that, due to favourable or adverse performance, will result in a change to cost of the work performed or the earned value (ACWP, BCWP and/or estimate at completion) but will not result in an overall change to the scope of the work to be undertaken and is not usually regarded as a valid basis for Change Control but will manifest itself as a cost and/or schedule variance;

“Permitted Activities” means the Contractor’s rights in respect of the Customer Contracts as set out in Part 2 of the Commercial Schedule (Permitted Activities) as may be amended from time to time on the instruction or with the agreement of the Authority in accordance with Clause 3.6.4 (Permitted Activities);

“Persistent Breach” has the meaning given in Clause 12.3 (Termination for Persistent Breach);

“PIA” means the Post Investment Appraisal;

“Planning Consent” means outline or detailed planning permission that may from time to time be required by the Contractor for the purposes of fulfilling its obligations under the Contract;

“Planning Permission” means planning permission granted pursuant to an Application;

“Portfolio Management Process” means the management process contained in Part 2 (Baseline Management and Change Control) of the Programme Management Schedule;

“Post Investment Appraisal” has the meaning contained in paragraph 11 (Work Activity Completion and Post Investment Appraisal) of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“Principal Employer” has the meaning given by the Applicable Scheme;

“Predicted Contract Year Lifetime BCWS” means the BCWS of unexecuted scope for the period from the end of the relevant Contract Year until the completion of the Lifetime Performance Baseline calculated at the commencement of the Contract Year. All such figures may be amended by a Change to the Lifetime Performance Baseline, such Change having been approved by the Authority;

“Process” means as defined in paragraph 3.1 (Contractor Gating Process) of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule;

“Programme” means a co-ordinated portfolio of Projects designed to achieve a set of specified outcomes and benefits;

“Programme Controls Manager” means the individual appointed by the Authority to be programme controls manager as notified to the Contractor from time to time;

“Programme Management Schedule” means the schedule affixed at Schedule 2;

“Prohibited Acts” means:

(i)            offering, promising, giving or agreeing to give to another person any financial or other advantage whether offered, promised or given directly or indirectly as an inducement or reward:

(a) for improperly doing or not doing (or for improperly having done or not having done) any act in relation to the obtaining or performance of this Contract or any other contract with the Authority; or

(b) for improperly showing or not showing favour or disfavour to any person in relation to this Contract or any other contract with the Authority;

(ii)           requesting, agreeing to receive or accepting from another person any financial or other advantage, whether requested, agreed to receive or accepted directly or indirectly, as an inducement or reward:

(a) for improperly doing or not doing (or for improperly having done or not having done) any act in relation to the obtaining or performance of this Contract or any other contract with the Authority; or

(b) for improperly showing or not showing favour or disfavour to any person in relation to this Contract or any other contract with the Authority;

(iii)          entering into this Contract or any other contract with the Authority in connection with which commission has been paid or has been agreed to be paid by the Contractor or on its behalf, or to its knowledge, unless, before the relevant contract is entered into, particulars of any such commission and of the terms and conditions of any such contract for the payment thereof have been disclosed in writing to the Authority;

(iv)           committing any offence:

(a) under the Bribery Act 2010;

(b) under any applicable Law creating offences in respect of fraudulent acts; or

(c) at common law in respect of fraudulent acts in relation to this Contract or any other contract with the Authority; or

(v)            defrauding or attempting to defraud or conspiring to defraud the Authority;

“Project” means a Task or a Work Activity which is a unique set of co-ordinated activities intended to meet certain of the Contractor’s business objectives, which has precise starting and finishing points and is undertaken by one or more persons to meet specific business objectives within defined time, cost and performance parameters set out in the Contractor’s relevant business case.  A Project may be contracted to the Contractor, be delivered by Authority internally, or may include IT Projects and must, as a minimum, comprise:

(i)            a finite and defined lifespan;

(ii)           defined and measurable business deliverables and/or outcomes which meet the specific business objectives of the Contractor together with the corresponding activities to achieve such deliverables and/or outcomes;

(iii)          a defined amount of all resources required; and

(iv)          a management structure to manage the Project with defined responsibilities allocated to each individual involved;

“Project Level Acquisition Strategy” means the project level procurement plan and high level procurement approach referred to in paragraph 15 (Project Level Acquisition Strategy)

of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“Property Licence” has the meaning given in Clause 7.1.1 (Right to Occupy Sites);

“Property Licence Fee” means one thousand pounds sterling (£1,000.00) per annum together with any applicable VAT thereon;

“Property Schedule” means the schedule affixed at Schedule 7;

“Provisional Termination Invoice” means the invoice referred to in Clause 6.12.3.1;

“PSWBS” means the Programme Summary Work Breakdown Structure which is the structure used by the Authority to subdivide the Lifetime Performance Baseline to individual levels where Tasks can be planned, controlled, executed and performance-measured in accordance with the requirements of this Contract;

“PSWBS Category Levels” has the meaning given in PCP-01;

“Put Option” has the meaning given in Clause 5.2.1 (Put Option) of the Parent Body Agreement;

“Quarter” means a period of three months starting on 1 April, 1 July, 1 October and 1 January, and “Quarterly” shall be construed accordingly;

“Quarterly Score” means the score awarded by the Authority in accordance with paragraph 4.3 of Part 3 of Schedule 6 (Fee Moderation);

“Recent Existing Agreements” has the meaning given in Clause 2.10.2;

“Records” has the meaning given in Clause 4.2.1 (Required Records);

“Records Agreement” means the agreement of that name entered into on the 1 April 2005 between (1) the Authority and (2) Sellafield Limited (Co. no. 1002607) and the Deed of Adherence of the same date signed by the Contractor;

“Redundancy” has the meaning given in section 195 of the Trade Union and Labour Relations (Consolidation) Act 1992;

“Refusal” means:

(i)            a written notification of refusal of an Application by the Local Authority; or

(ii)           non-determination of an Application within the relevant period for the purposes of section 78(2) of the 1990 Act;

as the case may be;

“Regulator Meetings” means all meetings between the Contractor and any Regulator(s) whether or not other persons are invited to attend;

“Regulatory Requirements” means any legally enforceable requirement of any Regulator;

“Regulators” means the Health and Safety Executive (HSE), the Environment Agency (EA), the Scottish Environment Protection Agency (SEPA), the Office for Civil Nuclear Security (OCNS), the Scottish Executive, the Financial Services Authority (FSA) and Ofgem, the

Pensions Regulator, the Pension Protection Fund and any replacement body assuming responsibility for the functions thereof, and others specific to the Contractor’s obligations under this Contract and as applicable in the relevant jurisdiction (including in relation to international waters) where the Contractor’s obligations under this Contract are carried out, and “Regulator” shall mean each or any one of them;

“Related Change” has the meaning given in Paragraph 1.7 of Part 1 of the Commercial Schedule (Customer Contracts);

“Remediation Programme” has the meaning given in Clause 12.4.4.2 (Termination or Remedy for Contractor Default);

“Renewables Obligation Certificates” means the certificates issued from time to time by Ofgem in respect of electricity pursuant to the Renewables Obligation Order 2009 (SI 2009 No 785) or the Renewables Obligation (Scotland) Order 2009 (SI 2009 No 140);

“Renewables Obligation Certificates Costs” means those sums which Fall Due to be paid by the Contractor under contracts relating to the sale or purchase of Renewable Obligations Certificates entered into in accordance with the Permitted Activities and the Trading Limits or required to be paid to Ofgem as a result of a failure to surrender sufficient Renewables Obligation Certificates in accordance with Regulation 43 of the Renewables Obligation Order 2009;

“Reports” has the meaning given in Clause 4.1.2 (Required Reports);

“Request for Arbitration” means a request for arbitration given in accordance with Paragraph 7 (Joinder and Consolidation) of Part 1 of the Dispute Management Schedule (Dispute Management Procedure);

“Re-Sanction” and “Re-Sanction Submission” means the obtaining of further Sanction as set out in paragraph 10 (Re-Sanction) of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“RoDs” means the Records of Decisions;

“RSSS” means the Rolling SLC Sanctioning Schedule;

“Sanction” and “Sanction Submission” means the application by the Contractor to the Authority for sanction and validation as contained in paragraph 9 (Sanction) of Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“Sanction Plan” means the “Work Activity Sanction Plan” as referred to and contained in Appendix C of PCP-17;

“SaV” means Sanction and Validation as referred to in PCP-17;

“SaV Form” means the Sanction & Validation of Work Activity Template used for any Authority sanction and validation approval points as referred to and contained in Appendix C of PCP-17;

“SaV Process” means the Sanctioning and Validation Process as set out in PCP-17;

“Schedule of Contributions” has the meaning given to it in Clause 6.5.4 (Historical Costs);

“Schedule of Delegated Authority” means the current notification to the Contractor of levels of financial delegated authority against specific work activity thresholds in accordance with the relevant agreement in place at the time between the Parties (as may be amended by agreement from time to time);

“Scope Trend” means a trend that results from an anticipated change to the scope of work to be performed, typically as a result of emerging issues, changes in priorities or better understanding of the scope to be performed.  If acknowledged, scope trends are incorporated into the baseline through Change Control;

“Secondary Period” has the meaning given in Clause 1.3.2;

“Secondment Agreement” means an agreement entered into by Nominated Staff in the form attached at Part 3 of the Employee Schedule (Pro Forma Secondment Agreement);

“Secretary of State” means the Secretary of State for the Department of Trade and Industry or such other member or authority for the time being having the right to exercise the powers now conferred on the Secretary of State for the Department of Trade and Industry;

“Security Interest” means any mortgage, assignment, charge, lien, hypothecation, pledge, encumbrance, trust arrangement or any other security interest or arrangement for the purpose of providing to any person security or a priority in right of payment except for any lien arising by operation of law;

“Sellafield Site” means the Authority’s site at Sellafield, Seascale, Cumbria;

“SEPA” means the Scottish Environment Protection Agency;

“Series of Subcontracts” means more than one contract for the procurement of the same or substantially similar goods or services between the Contractor and the same supplier or subcontractor;

“SFT” means the Authority SLC Facing Team;

“Shared Services Project” means the implementation of a strategy developed by the Authority to facilitate the provision of services that are performed for more than one SLC in support of the decommissioning, clean up or commercial operations on the Sites or the Authority’s other Designated Sites that in the Authority’s reasonable opinion will improve efficiency or effectiveness;

“Site” means any of the Chapelcross Site; the Hunterston A Site, the Oldbury Site, the Trawsfynydd Site, the Wylfa Site, the Berkeley Site, the Bradwell Site, the Dungeness Site, the Hinkley Site, the Sizewell Site and the Sixth Site and “Sites” means the Sixth Site and all of the Chapelcross Site, the Hunterston A Site, the Oldbury Site, the Trawsfynydd Site, the Wylfa Site, the Berkeley Site, the Bradwell Site, the Dungeness Site, the Hinkley Site and the Sizewell Site;

“Site IT Systems” means IT Systems on the Sites or used by or on behalf of the Contractor in respect of the Sites;

“Site Management and Operations Contract” means a contract between the Authority and an SLC to manage and operate the Sites, or, in the context of Clause 2.9 (Inter-SLC Service Contracts) and Clause 5.3 (Non-Contract Activities), a site or sites;

“Site Meetings” means all meetings held or to be held by the Contractor on the Site (or, in respect of the Commercial Operations Tasks at any other locations which the Contractor uses in its performance of the Commercial Operations Tasks) with or without Third Parties present (and excluding Regulator Meetings if applicable) which are agreed by the Parties prior to each Contract Year and which are detailed in the register referred to in Clause 1.7.2.1 (Site Meetings);

“Site Trading Ledger” means the ledger in which Trading Costs in respect of each Site are or have been recorded by or on behalf of the Contractor;

“Sixth Site” means the notional site having PSWBS category number 36 and 39 in the Lifetime Performance Baseline;

“Sizewell Site” means the area of land at Sizewell as shown on the plan marked “Sizewell” relating to Sizewell in the Property Schedule to the extent the freehold of such land is held by the Authority;

“SLC” means a site licence contractor to whom the HSE has granted a nuclear site licence pursuant to section 1 of the Nuclear Installations Act 1965;

“SLC Annual Funding Limit” means the overall funding limit for the SLC as specified in Part 1 of the Finance Schedule (Funding Limits, Available Base Fee and Available Base Plus Fee) and adjusted (if at all) pursuant to Part 2 of the Programme Management Schedule (Baseline Management and Change Control);

“Socio-Economic Development Plan” means the document to be provided pursuant to Clause 2.5.2 (Socio-Economic Development);

“Software” means all computer software, together with any related supporting documentation and materials necessary to enable a user to make full use of the functionality of, or to administer effectively, such software;

“Source Code” means, in respect of any Software, the entirety of such Software in an eye-readable form in which such Software can be interpreted by a programmer of reasonable skill and in such form that it can be compiled or interpreted into equivalent object code, together with all technical information and documentation reasonably necessary for the use, reproduction, modification and enhancement of such Software;

“Specification” means the technical data forming the subject matter of each Subcontract or Series of Subcontracts (including benchmarking, performance requirements, procurement of materials (including material component flow) and labour, method statements, deliverability, access requirements, restrictions and limitations, impact and risk assessments, quality management, hours of working, programmes and policies relating to fire safety, safety, training and industrial relations);

“Standalone Procurement” means an individual procurement by the Contractor or fundamental agreement for supply of goods or services, including extensions, amendments or renewals which is not part of a Project, Programme or Customer Contract;

“State Aid” means the State Aid Decision attached as Part 1 of Schedule 14 (European State Aid Decision);

“Subcontract” means any agreement entered into by the Contractor in connection with the performance of its obligations under this Contract, including Asset Purchases;

“Subcontract Strategy” means the detailed strategy for procurement of an individual product or service;

“Subcontracting Instructions Notice” has the meaning given in Paragraph 3.16.3 of Part 1 of the Subcontracting/Procurement Schedule (Subcontracting/Procurement Requirements);

“Subcontracting/Procurement Schedule” means the schedule affixed at Schedule 5;

“Subcontractor” or “Sub-Contractor” means any person who has entered into a Subcontract with the Contractor in connection with the performance of the Contractor’s obligations under this Contract;

“Subsidiary” means Magnox Electric Group Pension Trustee Co Limited (Co. No. 4037100);

“Sub Sub Contract” means any agreement entered into by any Sub-Contractor with any Sub-Sub-Contractor or any Sub-Sub-Contractor with any other Sub-Sub-Sub-Contractor and “Sub Sub Contracts” shall be construed accordingly;

“Sub-Sub-Contractor” means any contractor not being the Contractor or a Sub-Contractor entering into any Sub Sub Contract at any level in the supply chain in connection with the services to be provided by the Contractor under this Contract, and “Sub-Sub-Contractors” shall be construed accordingly;

“System Operator” means NGC or any successor or other party who carries out the operation role of NGC in relation to the high voltage national grid system for the transmission of electricity in the UK;

“Tasks” means the services, operations, projects and activities contained in the Lifetime Performance Baseline to be undertaken by the Contractor in each Contract Year (as amended in accordance with Part 2 of the Programme Management Schedule (Baseline Management and Change Control) where applicable);

“Taxation” or “Tax” means all forms of tax, duty, rate, levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere, including (without limitation) any tax on gross or net income profit or gains (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, wealth taxes, development land tax, petroleum revenue tax, value added tax, customs duties, excise duties, turnover taxes, lottery duty, air passenger duty, insurance premium tax, rates (including the uniform business rate), stamp duty, capital duty, stamp duty reserve tax, stamp duty land tax, PAYE, national insurance and other similar contributions, duties, rates, levies, charges, imposts or withholdings corresponding to, similar to, in the nature of, replaced by or replacing any of them together with any interest, penalty or fine in connection with any taxation, and regardless of whether any such taxes, duties, rates, levies, charges, imposts, withholdings, interest, penalties or fines are chargeable directly or primarily against or attributable directly or primarily to the Contractor, a subsidiary or any other person and of whether any amount in respect of any of them is recoverable from any other person;

“Taxation Authority” means any local municipal, governmental, state, federal or other fiscal, customs or excise authority, body or official anywhere in the world with responsibility for, and competent to impose, collect or administer, any form of taxation;

“Taxes Act” means Income and Corporation Taxes Act 1988;

“Tenancy Document” means any lease, licence or other document (other than this Contract) that subsists from time to time that permits the lawful occupation by any person of the whole or any part of the LROP;

“Termination for Convenience” has the meaning given in Clause 12.8 (Termination for Convenience);

“Third Party” means any person other than the Parties and the Parent Body Organisation;

“Third Party IP” has the meaning given in Clause 8.7 (Third Party IP);

“Time and Materials” means where the pricing of a contract provides for payments on the basis of the relevant party’s labour expended at fixed hourly rates (such rates as adjusted by the relevant party’s overheads and indirect costs) plus reimbursement of the costs for materials (as adjusted for any mark-up by the relevant party of that cost);

“Total Incentive Fee” means the amount of fee potentially payable to the Contractor in a Contract Year calculated in accordance with paragraph 4.3 of Part 3 of Schedule 6 (Fee Moderation);

“Total Incentive Fee Payable” has the meaning ascribed to it at paragraph 3.1 of Part 4 of Schedule 6 (Payment of Final Incentive Fee);

“Trading Contract” means the trading contract entered into by the Authority and EDF Energy Plc on 31 March 2011 or any trading contract which supersedes the same, under which the Authority appoints EDF Energy Plc as its agent and contractor to trade electricity, natural gas and other energy commodities and to provide investment and trading advice;

“Trading Costs” means each of the following costs:

(i)            Electricity Sales Costs;

(ii)           Electricity Balancing System Costs;

(iii)          Balancing System Use of System Charges;

(iv)          Gas Purchase Costs;

(v)           Gas Shipping Charges;

(vi)          Gas Balancing System Costs;

(vii)         Emissions Trading Allowances Costs;

(viii)        Renewables Obligation Certificates Costs;

(ix)          Climate Change Levy Exemption Certificates Costs; and

(x)           Collateral Costs,

in each case incurred by the Contractor in the course of performing the Generation Activities in accordance with relevant Lifetime Performance Baseline;

“Trading Limits” means the statement of permitted trading limits specified by the Authority as amended by the Authority and notified to the Contractor from time to time;

“Transco” means Transco plc registered in England and Wales with company number 2006000 and it’s successors and assigns;

“Transfer Schemes” means the nuclear transfer schemes within the meaning of section 38 of the Energy Act, excluding the nuclear transfer scheme to which UKAEA is a transferor;

“Transfer Schemes Losses” means the Costs paid or payable by the Contractor to Third Parties in respect of compensation under Paragraph 11 of Schedule 5 of the Energy Act;

“Trawsfynydd Site” means the area of land at Trawsfynydd as shown on the plan marked “Trawsfynydd “ relating to Trawsfynydd in the Property Schedule to the extent the freehold of such land is held by the Authority;”

“Trend Log” means a log of trend data undertaken in accordance with the provisions of PCP-05 (Change Control).

“Tribunal” means the arbitrator(s) appointed in accordance with Paragraph 6 of the Dispute Management;

“UKAEA” means the United Kingdom Atomic Energy Authority;

“UK GAAP” means generally accepted accounting practice in the United Kingdom;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

“VAT” means Value Added Tax imposed under the Value Added Tax Act 1994 or any similar tax imposed in addition thereto or in substitution therefore;

“VATA” means Value Added Tax Act 1994;

“VAT Agreement” means the agreement dated 1 April 2005 between Customs & Excise and the Authority;

“Work Activity” means any Task carried out by the Contractor, in-house or procured, which has been identified by the Authority or by the Contractor as requiring Contractor sanctioning (and/or subsequent Authority approval) under Part 3 (Work Activity Management — Financial Sanction Validation) of the Programme Management Schedule and PCP-17;

“Work Activity Close Out report” means the final report on the Work Activity performance and realised benefits;

“Work Activity Sanction Plan” means the document which details the sanctioning strategy of a Work Activity including Contractor and Authority approval milestones as referenced and contained in Appendix C of PCP-17;

“Work Activities” has the same meaning as Tasks and “Work Activity” shall be construed accordingly;”

“Working Capital Costs” means interest and other bank charges incurred by the Contractor in accordance with an Approved Working Capital Facility;

“Working Capital Side Letter” means the letter of even date from the Authority to the Contractor and the Parent Body Organisation and signed by the Authority;

“Working Day” means Monday to Friday except any day which is generally recognised as a public holiday in the country in which the relevant Site is located;

“Wylfa Site” “means the area of land at Wylfa as shown on the plan marked “Wylfa” relating to Wylfa in the Property Schedule to the extent the freehold of such land is held by the Authority and the area of land as shown on the plan marked “Maentwrog” relating to Maentwrog in the Property Schedule together with (i) two pipes, tunnel and pumphouse situated between Llyn Trawsfynydd and Maentwrog Power Station; (ii) two leats and four dams in the vicinity of Llyn Trawsfynydd; and (iii) the banks of Llyn Trawsfynydd to the extent that the freehold of all such land is held by the Authority;”

“Year End Sum” has the meaning given in Clause 6.12.6 (Payments to Parent).

1.2           Interpretation

Save to the extent that the context or the express provisions of this Contract otherwise require:

1.2.1        in the event of any conflict between the Contract Clauses contained in Parts 1 — 14 of these conditions and the Schedules, the Contract Clauses and Part 6 of Finance Schedule (Costs Principles and Procedures) shall take precedence over the remaining Schedules.  If there is any further conflict, subject to Clause 1.2.1A, this Contract shall first be read and construed as a whole and any conflict then remaining shall be dealt with under Part 13 (Dispute Management);

1.2.1A     in the event of any conflict between the Definitions contained in this Contract and the definitions contained in the Authority’s Policies and Procedures, the Definitions in this Contract shall take precedence over the Authority’s Policies and Procedures;

1.2.2        headings and sub-headings are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Contract;

1.2.3        all references to Clauses, Schedules and to appendices are references to clauses of, the schedules and to this Contract and all references to Parts, Sections, Paragraphs, Annexes or Appendices are references to parts, sections and Paragraphs contained in and annexes and appendices to the Schedules;

1.2.4        the Schedules (including Appendices to such Schedules) are an integral part of this Contract and reference to this Contract includes reference to the Schedules ;

1.2.5        all references to agreements, procedures, documents or other instruments include (subject to all relevant approvals) a reference to that agreement, document or instrument as amended, supplemented, substituted, novated or assigned from time to time;

1.2.6        all references to any statute or statutory provision shall include references to any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision;

1.2.7        words importing the singular include the plural and vice versa;

1.2.8        words importing a particular gender include all genders;

1.2.9        “person” includes any individual, partnership, firm, trust, body corporate, government department, corporation sole, governmental body, authority, agency or unincorporated body of persons or association;

1.2.10      any reference to a public organisation shall be deemed to include a reference to any successor to such public organisation or any organisation or entity which has taken over the functions or responsibilities of such public organisation;

1.2.11      references to “Party” and “Parties” means a party or the parties to this Contract as applicable;

1.2.12      all monetary amounts are expressed in pounds sterling;

1.2.13      a reference to a balance sheet or profit and loss account includes a reference to any note forming part of or attached to it;

1.2.14      references to the word “includes” or “including” are to be construed without limitation;

1.2.15      references to a document being “in the agreed form” means a copy of such document initialled for the purposes of identification by the Parties;

1.2.16      any reference in this Contract to a Party providing its consent or approval shall be deemed to be a reference to prior written consent or approval;

1.2.17      a reference to a “site” or the “Sites” shall include any part of a site or the Sites; and

1.2.18      all references to a time of day are references to UK time.

1.3          Commencement And Duration

1.3.1        Term

This Contract shall take effect from the Commencement Date and shall remain in full force and effect until the Expiry Date except to the extent it is terminated early in whole or in part in accordance with  the provisions of Clause 1.9.4 (Long Term Force Majeure) or Part 12 (Termination).

1.3.2        Extension of Term

1.3.2.1     The Authority shall have an option to extend the Expiry Date for a further period of up to 9 (nine) months, to be awarded in periods of time to be determined by the Authority but to align with the transfer of shares to any new Parent Body Organisation.

1.3.2.2     If the Authority wishes to exercise the option to extend the Expiry Date pursuant to Clause 1.3.2.1 it shall serve a written notice on the Contactor not later than 2 months before the current Expiry Date specifying the revised Expiry Date.

1.3.3        Survival of Provisions

Upon expiry or termination of the Contract the provisions of Clause 1.1 (Definitions), Clause 1.2 (Interpretation), Clause 1.3.3 (Survival of Provisions), Clause 1.5.3 (Authority to Act), Clause 1.12 (Severability), Clause 1.13 (Notices and Communications), Clause 1.14 (Waiver), Clause 1.15 (Entire Agreement,) Clause 1.16 (Corrupt Gifts), Clause 1.18 (Assignment), Clause 1.19 (Contracts (Rights of Third Parties) Act 1999), Clause 1.23 (Counterparts), Clause 1.24 (Governing Law and Jurisdiction), Clause 1.25 (Claims Handling), Clause 1.28 (No Double Recover), Clause 4.2.1 (Required Records), Clause 4.5.16 (Records Relating to Authority’s Property), Clause 5 (Employees), Clause 6.12.6 (Payments to Parent), Clause 6.13 (Funding Limits), Clause 6.14.2 (Reports), Clause 6.16 (Reconciliation for Mid-Year Termination), Clause 6.17.4 (Withholding Taxes), Clause 6.17.6 (Tax Returns), Clause 8 (Intellectual Property), Clause 9.7 (Release of Source Code), Clause 10 (Confidentiality, Security and Compliance with Law), Clause 10.10 (Data Protection Act), Clause 10.11 (Publicity), Clause 11 (Insurance), Clause 12.9 (Reasonable Costs on Termination), Clause 12.10 (Accrued Liabilities), Clause 13 (Dispute Management), Part 6 of the Finance Schedule and the Dispute Management Schedule

and any other provisions in the Contract (including any Schedule) which are expressed to survive termination or which are required to give effect to such termination or the consequences of such termination shall survive.

1.4          State Aid

The Contractor acknowledges that the Authority is bound by the State Aid Decision and the Contractor agrees to co-operate with the Authority and provide such information and assistance as the Authority may reasonably require in order for the Authority to fulfil its obligations to the European Commission pursuant to the State Aid Decision.

1.5          Representatives and Authority to Act

1.5.1        Co-operation

The Contractor shall co-operate with the Authority and provide such reasonable assistance to the Authority as it requests from time to time in relation to this Contract and/or the Authority’s statutory functions and duties.

1.5.2        Delegation of Authority

1.5.2.1     Each of the Authority and the Contractor shall provide to the other written Delegations of Authority setting out the decisions which individual members of their respective staffs have authority to take.

1.5.2.2     Each of the Authority and the Contractor is entitled to rely on a written Delegation of Authority of the other party as evidence that an individual was empowered to make a decision on behalf of the Authority or the Contractor, as relevant.

1.5.3        Authority to Act

1.5.3.1     Individual members of the Authority’s team shall have such authority to act on behalf of the Authority for the purposes of this Contract as is specified in the relevant Delegation of Authority in respect of that team member issued by the Authority and copied to the Contractor.

1.5.3.2     Individual members of the Contractor’s team shall have such authority to act on behalf of the Contractor for the purposes of this Contract as is specified in the relevant Delegation of Authority in respect of that team member issued by the Contractor and copied to the Authority.

1.5.3.3     All communications from the Authority to the Contractor and from the Contractor to the Authority which are intended to have a binding effect shall be in writing or given orally and, if given orally, shall be confirmed in writing as soon as reasonably practicable but no later than within three (3) Calendar Days of issue.

1.5.4        Extent of Authority

Unless specifically set out in a written Delegation of Authority, no member of the Authority’s or the Contractor’s team shall have the authority to:

1.5.4.1     agree any variation or amendment to this Contract; or

1.5.4.2     agree to any material waiver by the Authority or the Contractor (as the case may be) of any term of this Contract.

1.6          Liaison with Regulators

1.6.1        Communications with Regulators

Save in relation to correspondence, or parts thereof, relating to Regulator enforcement action (whether potential or actual) against the Contractor or any of its management, or where a Regulatory Requirement prohibits the Contractor from doing so, the Contractor shall promptly copy to the Authority all material correspondence or other communications received from and sent to a Regulator in relation to any Site and the Contractor’s activities under this Contract.

1.6.2        Regulator Meetings

1.6.2.1     The Contractor shall use all reasonable endeavours to give the Authority prompt notice of all Regulator Meetings.

1.6.2.2     Save in relation to the meetings, or parts thereof, relating to Regulator enforcement action against the Contractor or any of its management, or where a Regulatory Requirement prevents the Authority from doing so, the Authority may attend Regulator Meetings. The attendance of the Authority at Regulator Meetings shall at all times be at the discretion of the relevant Regulator(s).

1.6.2.3     Whether or not the Authority attends Regulator Meetings, the Contractor shall keep the Authority appraised of the Contractor’s approach in discussions or negotiations with the Regulator within the constraints of the timetable set by the relevant Regulator. Where the Authority does not attend any Regulator Meeting, the Contractor shall keep the Authority informed on a timely basis of the outcome of the meeting.

1.6.3        Notification of Breach

If the Contractor becomes aware of any circumstances that will or may lead or have led to a breach of one or more Regulatory Requirements, the Contractor shall, as soon as reasonably practicable, notify the Authority of such circumstances. This obligation is without prejudice to the Contractor’s overriding obligation to notify the relevant Regulator of such circumstances pursuant to relevant Regulatory Requirements.

1.7          Site Meetings

1.7.1        The Authority shall be entitled to attend and participate in Site Meetings.

1.7.2        The Contractor shall:

1.7.2.1     maintain a timetable of all Site Meetings; and

1.7.2.2     give the Authority reasonable notice of all proposed Site Meetings in order to enable the Authority to attend.

1.8          Other Meetings

The Contractor shall notify the Authority of any proposed meetings with Customers or Customer Groups or relevant stakeholders  and shall give reasonable notice of the date, timing and location of such meetings so that the Authority may also attend such meetings if the Authority so wishes. Where Existing Agreements and/or Customer Contracts contain provisions which prohibit the Authority’s attendance at such meetings, the Contractor shall use its reasonable endeavours to procure the agreement of the Customer and/or counterparty to the Authority’s attendance at such meetings, and, until such agreement is obtained, the Authority will have due regard to the provisions of the Existing Agreements and/or Customer Contracts in deciding whether to attend such meetings.

1.9          Force Majeure

1.9.1        Performance of Obligations

Subject to Clause 1.9.2 (Notification and Mitigation), if a Party (the “Affected Party”) is, or could reasonably be expected to be, materially hindered, prevented or delayed from performing any of its obligations under this Contract by reason of a Force Majeure Event, such obligations shall be suspended (to the extent affected) for a period equal to the duration of the Force Majeure Event except that the Contractor shall not be excused from the due and punctual performance of any of its obligations under this Contract by reason of any circumstances to the extent that the impact of such circumstances on the Contractor’s ability so to perform its obligations could have been reasonably avoided or mitigated by the maintenance of business continuity and disaster recovery plans in accordance with Clause 9.4 (Maintenance and Support and Business Continuity) and the implementation of such plans.

1.9.2        Notification and Mitigation

1.9.2.1     The Affected Party shall, as soon as reasonably practicable, on becoming aware of a Force Majeure Event, notify the other Party in writing of:

1.9.2.1.1      the nature of the Force Majeure Event relied on;

1.9.2.1.2      the estimated effect of the Force Majeure Event on the Affected Party’s ability to perform its obligations under this Contract; and

1.9.2.1.3      the period for which it is estimated the Force Majeure Event will continue.

1.9.2.2     As soon as reasonably practicable following notification pursuant to this Clause 1.9.2.1 (Notification and Mitigation), the Parties shall consult with each other and use all reasonable endeavours to agree appropriate arrangements to mitigate the effects of the Force Majeure Event and facilitate the resumption of the affected obligation.

1.9.3        The Affected Party shall:

1.9.3.1     use all reasonable endeavours to minimise the effects of the Force Majeure Event on the performance of its obligations under this Contract;

1.9.3.2     where it is the Contractor, provide written reports as often as the Authority reasonably requires in the circumstances of the Contractor’s progress in minimising the effects of the Force Majeure Event and indicating when it is estimated that performance of the affected obligation will resume; and where the Affected Party is the Authority, provide updates to the Contractor as often as is reasonably possible in the circumstances of the Authority’s progress in minimising the effects of the Force Majeure Event and indicating when it is estimated that performance of the affected obligation will resume;

1.9.3.3     so far as reasonably practicable provide any information relating to the Force Majeure Event and its effects as the other Party may reasonably request;

1.9.3.4     (without prejudice to any applicable Law and/or Regulatory Requirement) make any alternative arrangements for resuming the performance of its obligations as may be practicable without incurring material additional expense;

1.9.3.5     where the Affected Party is the Contractor, the Contractor shall at all times during which a Force Majeure Event is subsisting take all steps in accordance with Good Industry Practice to overcome or minimise the consequences of the Force Majeure Event.   If the Authority is the Affected Party, the Authority shall at all times during which a Force Majeure Event is subsisting take all steps reasonably necessary to overcome or minimise the consequences of the Force Majeure Event;

1.9.3.6     As soon as reasonably practicable after the cessation of a Force Majeure Event, the Affected Party shall notify the other Party in writing that the Force Majeure Event has ended, and subject to Clause 1.9.5 (Requirement to instigate a Change Proposal) and to the Change Proposal being approved (and without prejudice to applicable Law and/or any Regulatory Requirement) shall resume the full performance of its obligations under this Contract in accordance with the approved Change as soon as is reasonably practicable; and

1.9.3.7     For the avoidance of doubt, save to the extent stipulated in this Clause 1.9 (Force Majeure), neither Party shall be released from any of its obligations under this Contract as a result of a Force Majeure Event.

1.9.4        Long Term Force Majeure

If the performance by the Affected Party of substantially all of its obligations under this Contract is materially prevented, hindered or delayed by reason of a Force Majeure Event for a period of more than ninety (90) consecutive Calendar Days (“Long Term Force Majeure”), the other Party may terminate this Contract with immediate effect by notice to the Affected Party on or at any time after the expiry of such ninety (90) Calendar Day period.

1.9.5        Requirement to instigate a Change Proposal

In the case of a Force Majeure Event affecting the Contractor, the Contractor shall be required to bring a Baseline Change Proposal, Funding Change Proposal and/or PBI Change Proposal (as appropriate) pursuant to Part 2 of the Programme Management Schedule (Baseline Management and Change Control) and/or Appendix A of Part 4 of the Finance Schedule (Use of Performance Based Incentives) (as applicable) prior to resuming the performance of the affected obligations, save to the extent that Emergency Action is required, in which case the provisions of Part 2 of the Programme Management Schedule (Baseline Management and Change Control) relating to Emergency Action shall apply.

1.10        Emergency Action

The Contractor shall be entitled to take Emergency Action at any time notwithstanding the other provisions of this Contract.

1.11        Warranties

1.11.1      Authority Warranties

Without prejudice to any warranties or conditions either express or implied by any applicable Law, the Authority warrants and undertakes that as at the Commencement Date:

1.11.1.1   it has the requisite power and authority to enter into and exercise its rights and perform its obligations under this Contract which, when executed, will constitute valid and binding obligations on it in accordance with its terms; and

1.11.1.2   has taken all necessary action to authorise the execution and the performance of its obligations under this Contract.

1.11.2      Contractor’s Warranties

Without prejudice to any warranties or conditions either express or implied by any applicable Law, the Contractor warrants and undertakes that as at the Commencement Date:

1.11.2.1   it has the requisite power and authority to enter into and exercise its rights and perform its obligations under this Contract which, when executed, will constitute valid and binding obligations on it in accordance with its terms; and

1.11.2.2   has taken all necessary action to authorise the execution and the performance of its obligations under this Contract.

1.12        Severability

1.12.1      If any condition, clause or provision of this Contract shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Contract which shall remain in full force and effect.

1.12.2      The Parties agree, in the circumstances referred to in Clause 1.12.1, to use reasonable endeavours to agree to substitute for any invalid or enforceable provision, a provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

1.13        Notices and Communications

1.13.1      A notice, approval, consent, electronic mail (in the case of Clause 1.13.3 below only) or other communication (“Notice”) in connection with this Contract and the documents referred to in it must be in written form in the English language and must be delivered by hand, by first class prepaid post (or airmail if posted to or from a place outside the United Kingdom) or by facsimile transmission to the relevant address or facsimile number specified in Clause 1.13.2 below or, for the purposes of

Clause 1.13.3 below only, by electronic mail to an address for the time being notified for that purpose to the Party giving notice.

1.13.2      All Notices must be marked for the attention of the addressee.

The relevant details of the Authority and the Contractor at the date of this Contract are as set out in Part 1 (Addresses for Notifications in relation to the Sites) of Schedule 19 (Authorised Persons under the Contract).

Any change to the address, facsimile number or to the addressee must be notified by the relevant Party to the other Party as soon as reasonably practicable by Notice given in accordance with  Clause 1.13 (Notices and Communications).  The Parties’ respective addresses and facsimile numbers must be within the United Kingdom.

1.13.3      If an electronic mail address has been provided pursuant to Clause 1.13.1 the following Notices may be sent by electronic mail:

1.13.3.1   electronic transmittal of a scanned image of an original executed Notice;

1.13.3.2   day-to-day communication in connection with this Contract and the documents referred to in it; and

1.13.3.3   Authority approval/consent given in accordance with Clause 2.7 (Subcontracting/Procurement) and Paragraph 3.11 of Part 1 of the Subcontracting/Procurement Schedule (Subcontracting/Procurement Requirements).

But Notices referred to in 1.13.3.1 must be followed on the same day by first class prepaid post (or airmail if posted to or from a place outside the United Kingdom).

1.13.4      In the absence of evidence of earlier receipt, any Notice shall take effect from the time that it is deemed to be received in accordance with Clause 1.13.5  below.

1.13.5      Subject to Clause 1.13.4, a Notice is deemed to be received:

1.13.5.1   where delivered by hand, upon delivery at the address of the addressee;

1.13.5.2   where delivered by posted letter, on the third day after posting or, if posted to or from a place outside the United Kingdom, on the seventh day after posting;

1.13.5.3   where sent by facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; or

1.13.5.4   where sent by electronic mail (where applicable), on the second day after such electronic mail was sent. The place of receipt of electronic mail shall be deemed to be the postal address of the addressee given in, or amended in accordance with, Clause 1.13.1 above.

1.13.6      A Notice received or deemed to be received in accordance with Clause 1.13.5  above on a day which is not a Working Day or after 5p.m. on any Working Day, according to the local time in the place of receipt, shall be deemed to be received on the next following Working Day.

1.13.7      Notwithstanding Clauses 1.13.1 and 1.13.2, if the Authority determines, in its absolute discretion, that any Notice is to be protectively marked and should be delivered in a secure manner, it shall inform the Contractor of this and shall also provide the Contractor with details of the name of the person to whom such Notice should be delivered and the method by which such Notice should be delivered.

1.14        Waiver

A failure or delay by either Party at any time to enforce any provision of this Contract or to require performance by the other Party of any provision of this Contract shall not be construed as a waiver of such provision and shall not affect the validity of this Contract or any part thereof or the right of the relevant Party to enforce any provision in accordance with its terms. Any waiver or release must be specifically granted in writing and signed by the Party granting it.

1.15        Entire Agreement

1.15.1      Each of the Parties to this Contract confirms that this Contract together with the Parent Body Agreement, the Deed of Release, the Deed of Agreement, the Deeds of Indemnity, the Overarching Costs Management Agreement, the Records Agreement, the Nominated Staff Side Letter, the Working Capital Side Letter, the Deeds of Agreement for Future Transfer Scheme and the Agency Agreement and the documents referred to in them, represents the entire understanding, and constitutes the whole agreement between them, in relation to its subject matter and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

1.15.2      The Contractor confirms that:

1.15.2.1       in entering into this Contract it has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out in this Contract, the Parent Body Agreement or the documents referred to in them; and

1.15.2.2       in any event, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, the only rights or remedies in relation to any representation, warranty, assurance, covenant, indemnity, undertaking or commitment given or action taken in connection with this Contract or the Parent Body Agreement or the documents referred to in them are those contained or referred to in this Contract, the Parent Body Agreement or such documents, and for the avoidance of doubt and without limitation, the Contractor has no other right or remedy (whether by way of a claim for contribution or otherwise) in tort (including negligence) or for misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Contract).

1.15.3      The Authority confirms that:

1.15.3.1       in entering into this Contract it has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out in this Contract, the Parent Body Agreement or the documents referred to in them; and

1.15.3.2       in any event, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, the only rights or remedies in relation to any representation, warranty, assurance, covenant, indemnity, undertaking or commitment given or action taken in connection with this

Contract or the Parent Body Agreement or the documents referred to in them are those contained or referred to in this Contract, the Parent Body Agreement or such documents, and for the avoidance of doubt and without limitation, the Authority has no other right or remedy (whether by way of a claim for contribution or otherwise) in tort (including negligence) or for misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Contract).

1.16        Corrupt Gifts

1.16.1      Contractor Warranty and Undertaking

The Contractor warrants that in entering into this Contract it has not committed any Prohibited Act and it undertakes not to do any of the Prohibited Acts.

1.16.2      Remedies

1.16.2.1   If the Contractor or any Subcontractor or Sub-Sub-Contractor (or anyone employed by or acting on behalf of any of them) or any of its or their agents or shareholders commit any Prohibited Act, the Authority shall be entitled to act in accordance with Clauses 1.16.2.2 to 1.16.2.4 below.

1.16.2.2   If the Prohibited Act is committed by an Employee, the Authority may give notice to the Contractor requiring the Contractor within thirty (30) Calendar Days of receipt of such notice to procure the performance of such part of the Tasks by another person.

1.16.2.3   If the Prohibited Act is committed by a Subcontractor or Sub-Sub-Contractor or by an employee of either of them not acting independently, the Authority may give notice to the Contractor requiring the Contractor within thirty (30) Calendar Days of receipt of such notice to terminate the relevant Subcontract or require the Subcontractor to terminate the relevant Sub Sub Contract and procure the performance of such part of the Tasks by another person.

1.16.2.4   If the Prohibited Act is committed by an employee of a Subcontractor or Sub-Sub-Contractor acting independently of them, the Authority may give notice to the Contractor requiring the Contractor within thirty (30) Calendar Days of receipt of such notice to procure that the Subcontractor or Sub-Sub-Contractor (as the case may be procures the performance of such part of the Tasks by another person.

1.16.2.5   If the Prohibited Act is committed by a person not falling within Clauses 1.16.2.2 to 1.16.2.4 above, the Authority may give notice to the Contractor requiring the Contractor within thirty (30) Calendar Days of receipt of such notice to procure the termination of such person’s involvement in the Tasks and (if necessary) procure the performance of such part of the Tasks by another person.

1.16.2.6   Any notice under this 1.16 (Corrupt Gifts) shall specify:

1.16.2.6.1    the nature of the Prohibited Act; and

1.16.2.6.2    the identity of the person whom the Authority believes has committed the Prohibited Act.

In this Clause 1.16 (Corrupt Gifts), “acting independently” shall mean where a person does not act under the authority of or with the knowledge of a director or other management  of a  Subcontractor or Sub-Sub-Contractor and “not acting independently” shall be construed accordingly.

1.16.2A     The Authority acknowledges that the Contractor may not have rights to secure compliance with Clause 1.16.2 by some Sub-Sub-Contractors with whom it entered into Sub Sub Contracts before the 1 April 2005.

1.16.2A.1         The Contractor shall not be in breach of Clause 1.16.2 nor be deemed to have committed a Prohibited Act if having used reasonable endeavours to do so it fails to secure compliance by a Sub-Sub-Contractor with clause 1.16.2 in the circumstances referred to in this Clause 1.16.2A.1.

1.16A                           Anti-Bribery and Anti-Corruption

1.16A.1                 The Contractor shall and shall impose upon and secure from persons associated with it including other persons who are performing services for it in connection with the Contract an obligation to:

1.16A.1.1          comply with all applicable laws, statutes, regulations, and codes relating to anti-bribery and anti-corruption (“Relevant Requirements”), including but not limited to the Bribery Act 2010;

1.16A.1.2          not engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010 if such activity, practice or conduct had been carried out in the UK;

1.16A.1.3          act in accordance with the Ministry of Justice guidance published in March 2011 (“Relevant Policies”).

1.16A.1.4          not do, or omit to do, any act that will cause or lead the Authority to be in breach of any of the Relevant Requirements or Relevant Policies;

1.16A.1.5          have and shall maintain in place throughout the term of the Contract its own policies, procedures or processes, including but not limited to adequate procedures under the Bribery Act 2010, to ensure compliance with the Relevant Requirements, the Relevant Policies and Clause 1.16A, and will enforce them where appropriate;

1.16A.1.6          if requested, other than in relation to a breach of this Clause 1.16A, provide the Authority with any reasonable assistance, at the Authority’s reasonable cost, to enable the Authority to perform any activity required by any relevant government or agency in any relevant jurisdiction for the purpose of compliance with any of the Relevant Requirements or Relevant Policies;

1.16A.1.7          within 30 days of the Commencement Date certify to the Authority in writing signed by an officer of the Contractor compliance with this Clause 1.16A by the Contractor. The Contractor shall provide such supporting evidence of compliance as the Authority may reasonably request.

1.16A.2                 The Contractor confirms that:

1.16A.2.1          neither the Contractor nor any of its officers, employees or other persons associated with it:

1.16A.2.2          having made reasonable enquiries, so far as it is aware, has been convicted of any offence involving bribery or corruption, fraud or dishonesty such as to cause the Contractor to be in breach of its obligations under Clause 1.16A.1 above;

1.16A.2.3          having made reasonable enquiries, so far as it is aware, has been or is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under the Relevant Requirements; or

1.16A.2.4          has been or is listed by any government agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programmes or other government contracts;

1.16A.3                 The Contractor shall immediately notify the Authority if, at any time during the term of the Contract, its circumstances, knowledge or awareness changes such that it would not be able to comply with this Clause 1.16A or continue to confirm that set out in Clause 1.16A at the relevant time.

1.17                       Variation

1.17.1              Except where otherwise provided in this Contract, no variation of this Contract (or any document referred to in it) shall be effective unless it is in writing (which for this purpose, does not include electronic mail) signed by or on behalf of each of the Parties. The expression “variation” includes supplement, deletion or replacement, howsoever effected.

1.18                       Assignment

1.18.1              Subject to Clause 2.7 (Subcontracting/Procurement), the Contractor shall not without the Authority’s prior written consent, assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge or otherwise dispose in any manner whatsoever of the benefit of this Contract or any part of it and shall not delegate in any manner whatsoever its performance under this Contract.

1.18.2              The Authority shall not, without the prior written consent of the Contractor, assign, transfer or otherwise dispose of this Contract or any part thereof or any benefit or interest therein or thereunder unless to the Crown or another manifestation or agency of the Crown or unless the obligations of the person to whom and in whose favour any such interest is assigned, transferred or otherwise disposed of are fully and unconditionally guaranteed by the Crown.

1.19                       Contracts (Rights of Third Parties) Act 1999

No term of this Contract is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Contract other than the Parent Body Organisation and, in respect of Clause 1.20 (Shared Services) only, the Secretary of State.

1.20                       Shared Services

1.20.1              The Contractor acknowledges that the Authority is developing a Shared Services Project. In order to allow the implementation of the Shared Services Project,  the Authority and the Contractor agree the following:

1.20.1.1         The Contractor agrees to use its reasonable endeavours to assist the Authority with the development and implementation of the Shared Services Project;

1.20.1.2         The Contractor acknowledges that the Authority may require changes to the Lifetime Performance Baseline in accordance with Part 2 of the Programme Management Schedule (Baseline Management and Change Control) in order to implement the Shared Services Project.

1.20.2              Section 40(2) of the Energy Act provides that a Future Transfer Scheme which would operate to transfer property, rights and liabilities to a publicly owned company (as defined in the Energy Act) or the Authority from the Contractor can be carried out only if the Contractor consents to that Future Transfer Scheme.

1.20.2              For Future Transfer Schemes that meet the requirements set down in Clause 1.20.3, the Contractor agrees that whenever during this Contract, a Future Transfer Scheme or Future Transfer Schemes has or have been proposed by the Secretary of State, under which property, rights or liabilities are proposed to be transferred from the Contractor by virtue of Section 40(2) of the Energy Act, the Contractor will consent to their transfer in accordance with such Future Transfer Scheme(s) (and such consent will constitute ‘consent in accordance with a nuclear transfer scheme’) for the purposes of Section 40 of the Energy Act.

1.20.3              The requirements described in clause 1.20.2 are that:

1.20.3.1         the Future Transfer Scheme(s) is/are designed to facilitate the Shared Services Project;

1.20.3.2         the Future Transfer Scheme(s) does/do not operate to transfer rights or liabilities in relation to any Nominated Staff or employment contracts related to Nominated Staff (including but not limited to Secondment Agreements); and

1.20.3.3         the Future Transfer Scheme(s) does/do not operate to alter the Parties to this Contract or the Parent Body Agreement.

1.20.4              The provisions of this clause 1.20 confer rights and benefits on the Secretary of State which rights and benefits are intended to be enforceable by the Secretary of State under the Contracts (Rights of Third Parties) Act 1999.

1.21                       Consents –

1.21.1              No Exclusion or Limitation

1.21.1.1         Neither the giving of any approval or consent, knowledge of the terms of any agreement or document (including, without limitation, any Specification or any document approved pursuant to this Contract, the Parent Body Agreement or any documents referred to in them) nor the review of any document nor any course of action by or on behalf of the Authority shall:

1.21.1.2         exclude or limit any of the Contractor’s obligations or liabilities under or in connection with this Contract; or

1.21.1.3         affect the Authority’s entitlement to determine the Final Incentive Fee in accordance with Part 4 of the Finance Schedule (Payment of the Final Incentive Fee).

1.21.1.4         Subject to 1.21.1.5 below, where any provision of this Contract refers to persons acting at the Authority’s direction or with the Authority’s authority (or words to that effect), that wording shall not of itself result in the Authority being liable under this Contract or otherwise for the actions of the Contractor.

1.21.1.5         The Contractor will be provided with a copy of each Authority representative’s Delegation of Authority in order to satisfy itself of that representative’s scope of authority and is entitled to rely on such Delegations of Authority in following instructions given in accordance with such Delegation of Authority.

1.21.2              Examination

Without limitation to Clause 1.21.1 (No Exclusion or Limitation), no enquiry or examination or lack of enquiry or examination by the Authority into any matter nor any comment, rejection or approval expressed by such person in regard thereto, either with or without modifications, (nor any absence of the same) shall in any respect relieve or absolve the Contractor from any obligation or liability under or in connection with this Contract.

1.21.3              Inspections

Notwithstanding any inspection by the Authority under this Contract, the Parent Body Agreement or any documents referred to in them, or the failure of the Authority to make any inspection under this Contract, the Parent Body Agreement or any documents referred to in them, the Contractor’s responsibility under this Contract shall not be relieved or absolved or otherwise modified.

1.21.4              Contractor’s Documents

The Contractor shall be solely responsible for any discrepancies, errors or omissions in any documents that it prepares or has prepared in accordance with this Contract and for any failure of such documents to comply with this Contract, notwithstanding that any such documents have been seen or acknowledged or approved or not objected to or commented on (or not commented on) by the Authority.

1.22                       Approvals

If the Contractor fails to seek the Authority’s approval where it is obliged to do so under this Contract, the Authority shall be entitled to reduce the Total Incentive Fee Payable in accordance with Paragraph 3.3.1 of Part 4 of the Finance Schedule (Payment of Final Incentive Fee).

1.23                       Counterparts

This Contract may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

1.24                       Governing Law and Jurisdiction

1.24.1              This Contract shall be governed by, and construed in accordance with the laws of England and Wales.

1.24.2              Subject to Part 13 (Dispute Management), if any claim, legal action or proceedings arise out of or in connection with a dispute concerning this Contract and any matter arising there from, each Party irrevocably:

1.24.2.1         agrees to submit to the exclusive jurisdiction of the courts of England and Wales; and

1.24.2.2         waives any right that it may have to object to an action being brought in the courts of England and Wales on the grounds of inconvenient forum or to claim that those courts do not have jurisdiction

1.25                       Claims Handling

Subject to Clause 8 (Intellectual Property), the Authority and the Contractor agree that in respect of any claim received from Third Parties they shall comply with the procedures in respect of such claims which they are obliged to follow pursuant to clause 8 of the Parent Body Agreement.

1.26                       LC35

In the Authority’s view, LC35 does not impose any financial obligations on the Contractor or its Parent Body Organisation.

Where no contract is in place between a contractor and/or its parent body organisation and the Authority in respect of a site which has been designated to the Authority, the Authority has financial responsibility for that site.

Where a contract is in place between a contractor and/or its parent body organisation and the Authority, then the financial obligations imposed on the contractor and/or its parent body organisation are as set out in that contract.

1.27                       Information Governance

1.27.1              The Contractor shall adopt a policy or policies that is consistent with the Authority Information Strategy and, at the Authority’s written request, participate in the Authority’s information governance initiatives.

1.28                        No Double Recovery

Notwithstanding any other provisions of this Agreement, the Contractor shall not be liable to the Authority under this Contract in respect of any loss, damage, claim or other liability to the extent that the Authority has already been compensated in respect of that loss, damage, claim or other liability under the Northern Sites Contract and/or the Southern Sites Contract (as such terms are defined in the Deed of Agreement).

PART 2 : CONTRACTOR’S OBLIGATIONS

2.1                               Nature of Contractor’s Obligations

The Contractor shall:

2.1.1                     without prejudice to the undernoted absolute obligations, use its reasonable endeavours to provide all of the Tasks for the relevant Contract Year set out in the Lifetime Performance Baseline insofar as they are additional to those listed in Clauses 2.1.2 to 2.1.10 below and, insofar as in relation to those Tasks for which it is required, approval under Part 3 of the Programme Management Schedule (Work Activity Management — Sanction and Validation) has been received. For the avoidance of doubt, the Contractor must use its reasonable endeavours to obtain the relevant approvals under Part 3 of the Programme Management Schedule (Work Activity Management — Sanction and Validation);

2.1.2                     keep the Sites secure in accordance with the Internal Procedures relating to safety and Site security;

2.1.3                     comply with all applicable Law;

2.1.4                     comply with all applicable Regulatory Requirements ;

2.1.5                     meet Historical Costs in accordance with Clause 6.5 (Historical Costs);

2.1.6                     comply with Clause 2.2 (Standard of Performance);

2.1.7                     comply with the Customer Contracts in accordance with their terms;

2.1.8                     be aware and, where appropriate have reasonable regard to the Authority Policies and Procedures;

2.1.9                     except to the extent otherwise provided and subject to Clause 2.1.10 below, comply with any of its other obligations under Parts 1 to 14 of this Contract not expressly made an absolute obligation save where such compliance will result in the Contractor breaching clause 2.1.1 above; and

2.1.10              subject to Clause 8, at the request of the Authority share information in relation to processes, knowledge, experience and know how and participate in initiatives made by the Authority in relation to such sharing and shall co-operate with the Authority or its nominee to facilitate such sharing.

2.2                              Standard of Performance

The Contractor shall comply with its obligations under this Contract:

2.2.1                     in a safe, secure, efficient and cost effective manner; and

2.2.2                    exercising the degree of skill and care, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced contractor engaged (in the United Kingdom or in any jurisdiction with Analogous Standards) in activities of a similar scope and complexity to those that are the subject of this Contract and under the same or similar circumstances, where such contractor is seeking to comply with its contractual obligations and all applicable Law and Regulatory Requirements (“Good Industry Practice”). “Analogous Standards”

means the level of duty to exercise skill and care to which a skilled, diligent and prudent contractor would reasonably and ordinarily be subject in any jurisdiction where there is experience of nuclear operations and/or decommissioning activities which have at least equivalent standards to those of the United Kingdom provided that for the purposes of assessing compliance with:

2.2.2.1           Regulatory Requirements, the only regulatory standards against which the Contractor will be judged under this Contract will be those related to the United Kingdom; and

2.2.2.2           Analogous Standards, any regulatory or other constraints to which the Contractor is subject and which would not reasonably be expected to constrain a contractor in the relevant jurisdiction or jurisdictions shall be taken into account; and

2.2.3                     in a transparent and co-operative manner with both the Authority and the Regulators; and

2.2.4                     ensuring that all aspects of any works, services or undertakings comply with the requirements of this Contract; and ensuring that all aspects of any works, services or undertakings supplied in the course of providing the Tasks meet all standards, specifications and requirements as may be set out in the Lifetime Performance Baseline, relevant PBIs, other standards or specifications issued by the Authority from time to time and/or this Contract and are fit for all purposes and requirements set out in this Contract and the Lifetime Performance Baseline and comply with Part 1 (Work Activity Management — Subcontracts and Procurement) of the Subcontracting/Procurement Schedule where relevant; and

2.2.5                     in a manner that is consistent with the Authority discharging its functions and statutory duties and that would reasonably be expected not to lower the reputation of the Authority in the eyes of any Third Party insofar as the same may be reasonably ascertained, provided that no action taken by the Contractor pursuant to Part 13 (Dispute Management) shall amount to a breach of this Clause 2.2.5; and

2.2.6                     in a manner which enables the Authority to fulfil its statutory functions and duties and the Contractor to fulfil its obligations under its Nuclear Site Licences; Ofgem licences and Part 1 of the Electricity Interface Obligations Schedule (Allocation of responsibilities under Industry Documents); and

2.2.7                     in respect of the Commercial Operations Tasks, in a professional manner befitting an adviser acting with reasonable competence, with integrity, impartiality, objectivity and confidentiality, avoiding conflicts of interest (and for the avoidance of doubt, notifying the Authority promptly of any potential for conflict of interest which arises).

2.3                              No activities outside current Contract Year of Lifetime Performance Baseline

2.3.1                     In any Contract Year, the Contractor shall not undertake any activities which are not (in the reasonable opinion of the Authority) included in the relevant Contract Year of the Lifetime Performance Baseline or otherwise necessary to the compliant performance of this Contract in the relevant Contract Year (except in relation to meeting  Historical Costs and other Transitional Activities),  unless:

2.3.1.1                                   the Contractor is permitted to do so in accordance with Part 2 (Baseline Management and Change Control) of the Programme Management Schedule; or

2.3.1.2                                   the Contractor is permitted to do so pursuant to Part 1 (Statement of Work) of the Lifetime Performance Baseline Schedule.

2.3.1.3                                   the Contractor is directed to do so pursuant to a direction issued by the Authority in accordance with Clause 3.1 (Authority Directions); or

2.3.1.4                                   the Contractor is permitted to do so by its Permitted Activities or a consent given by the Authority under Clause 3.6 (Authority Rights in respect of Customer Contracts) or is instructed to do so by the Authority pursuant to Clause 3.6 (Authority Rights in respect of Customer Contracts); or

2.3.1.5                                   the Contractor is obliged to do so or has the right to do so under the Records Agreement; or

2.3.1.6                                   the Authority otherwise agrees in writing and in such terms as the Authority determines.

2.3.1.7                                   such works, operations, services or other activities constitute an Emergency Action in accordance with Part 2 of the Programme Management Schedule (Baseline Management and Change Control).

2.3.2                                 For the avoidance of doubt:

2.3.2.1                                   the Contractor’s performance of, compliance with or entry into Customer Contracts and/or Subcontracts which are structured with multi-year incentives or obligations shall not, in itself, constitute a breach of  Clause 2.3 (No activities outside current Contract Year of Lifetime Performance Baseline); and

2.3.2.2                                   the Contractor exceeding the budget set out in the Lifetime Performance Baseline for the corresponding activity in the current Contract Year shall not, in itself, constitute a breach of  Clause 2.3.1 (this is without prejudice to the Contractor’s obligation to comply with Clause 2.6 (Baseline Management and Change Control) and Part 2 of the Programme Management  Schedule (Baseline Management and Change Control) where applicable); and

2.3.2.3                                   Category III Changes (which do not require the prior approval of the Authority) shall not constitute a breach of Clause 2.3.1; and

2.3.2.4                                   the Contractor may carry out any works, operations, services or other activities which constitute an Emergency Action.

2.3.3                                 Cost and Risk of activities outside Lifetime Performance Baseline

Activities undertaken by the Contractor which are not set out in the current Contract Year of the Lifetime Performance Baseline and are not otherwise permitted in accordance with Clause 2.3 (No activities outside current Contract Year of Lifetime Performance Baseline) above, are done so entirely at the risk of the Contractor as to:

2.3.3.1                                   the Costs incurred which shall be Disallowable Costs in accordance with Part 6 of the Finance Schedule (Costs Principles and Procedures); and

2.3.3.2                                   any Costs which will also be Disallowable Costs in accordance with Part 6 of the Finance Schedule (Costs Principles and Procedures) which arise directly as a result of such activities being undertaken, except that where there is a valid claim against an insurer in respect of insurance, the premium costs of which have been met by the Authority (either directly or as a reimbursed Allowable Cost), the Authority agrees that it will make a claim and that if proceeds are recovered which reimburse the relevant Costs, the Authority will set off those proceeds against any claim it may make against the against the Contractor under Part 11 (Indemnity, Liability and Insurance) of this Contract in respect of the Contractor’s breach of Clause 2.3.1 above. If the Authority so requires, the Contractor will co-operate fully in the provision of information and/or process the insurance claim on its behalf and the Costs of so doing will be Allowable.

2.4                              Quality Management System

2.4.1                     The Contractor shall procure that all aspects of its performance of this Contract are the subject of proper quality management systems and in accordance with Good Industry Practice.

2.4.2                     The Contractor’s quality management systems shall be internationally accepted quality management systems. The Contractor will maintain and ensure continued compliance with those quality management systems at all times during the Contract.

2.4.3                     The Contractor shall monitor, review and update its quality management systems from time to time as necessary to comply with Good Industry Practice and to ensure continued accreditation.

2.4.4                     The Contractor shall submit any changes it considers necessary to its quality management systems to the Authority for approval if such a change will affect (or is likely to affect) or will lead (or is likely to lead) to the loss of the Contractor’s accreditation. The Authority may only withhold its consent to such a change if, in its reasonable opinion, the proposed change is not in accordance with internationally accepted quality management systems at the time of the request.

2.4.5                     When responding to any Contractor request for the Authority’s approval of changes to the Contractor’s quality management systems, the Authority shall:

2.4.5.1                                   respond in writing and without unreasonable delay; and

2.4.5.2                                   provide reasons for any determination that the Contractor’s proposed changes to its quality management systems are unsuitable.

2.4.6                     For the avoidance of doubt, where Customer Contracts place specific obligations on the Contractor in relation to its quality management systems the Authority shall have due regard to such obligations in reaching its determination.

2.5                              Socio-Economic Development

2.5.1                     The Contractor shall be required to give encouragement and support to activities which benefit the social and/or economic life of communities living near each Site or that produce other environmental benefits for such communities and the Authority undertakes that it shall allocate a sum from the BCWS in each Contract Year which shall be used by the Contractor for such purposes.

2.5.2                     No later than forty-five (45) Calendar Days after 1 April each year the Contractor shall submit to the Authority a Socio-Economic Development Plan which shall, to the reasonable satisfaction of the Authority, provide details of:

2.5.2.1                                   the events, activities or functions which the Contractor intends to fund pursuant to its obligations under Clause 2.5.1 above;

2.5.2.2                                   the costs of these intended events, activities or functions;

2.5.2.3                                   the reasons for the selection of these events by the Contractor; and

2.5.2.4                                   the ways in which social or economic benefits are intended to be conferred on the relevant communities as a result.

2.5.3                     Within thirty (30) Calendar Days of submission by the Contractor, the Authority shall review the Contractor’s Socio-Economic Development Plan for that Contract Year and may require changes to be made. In so doing, the Authority shall:

2.5.3.1                                   respond in writing and without unreasonable delay;

2.5.3.2                                   provide reasons for any determination that the Contractor’s proposed events, activities or functions are unsuitable; and

2.5.3.3                                   not wilfully impede the Contractor from being able to comply with any schedule set out in such Socio-Economic Development Plan.

2.5.4                     Once approved, the Contractor will be required to comply with the terms of its Socio-Economic Development Plan as changed (if at all) in accordance with Clause 2.5.3 and use the funding allocated to this in the Lifetime Performance Baseline for the events, activities or functions as specified therein.

2.6                               Setting The Lifetime Performance Baseline And Change Control

2.6.1                     The Contractor shall revise and update the Lifetime Performance Baseline for each Contract Year in accordance with Paragraph 10 (Authority Directed Changes to the Lifetime Performance Baseline) of Part 2 of the Programme Management Schedule  (Baseline Management and Change Control).

2.6.2                     If the Contractor wishes to add a new Task to the Lifetime Performance Baseline or make any Change to the scope, cost or schedule of the Tasks set out in the Lifetime Performance Baseline, funding at PSWBS Category Levels, the Current Budget, the Capital Budget and/or the SLC Annual Funding Limit it must comply with the provisions of Part 2 of the Programme Management Schedule (Baseline Management and Change Control).

2.6.3                     The Parties acknowledge that from the Commencement Date for a period of approximately six months, they shall be operating the provisions of Part 2 of the Programme Management Schedule (Baseline Management and Change Control) so as to ensure that the Lifetime Performance Baseline fully reflects the MODP.  As and when the Authority considers that such process has been completed and it has access to all the relevant information to enable it to carry out the following review, the Authority shall be entitled (but not obliged) to review the Contract and the Lifetime Performance Baseline in its entirety to ensure that the Authority is satisfied that the delivery of the Lifetime Performance Baseline in accordance with the Contract by the Contractor is reasonably likely to deliver the Lifetime Cost Reduction and the benefits identified in the Benefits Tracker.  As part of such review the Authority shall also identify any changes to the figures referred to in the BCWS definitions used in the calculations of the Base Plus Fee pursuant to Schedule 6 and any increase in the figure referred to in the definition of Lifetime Cost Reduction.  If and to the extent the Authority is not so satisfied and/or identifies changes necessary to the BCWS figures and/or an increase to the Lifetime Cost Reduction definition figure, the Authority shall notify the Contractor and detail the reasonable amendments to this Contract and the Lifetime Performance Baseline the Authority requires to better ensure the achievement by the Contractor of the benefits identified in the Benefits Tracker and/or to reflect such changes.  The Contractor shall act reasonably in agreeing such amendments proposed by the Authority.

2.7          Subcontracting/Procurement

The Contractor shall, when entering into any subcontract arrangements, comply with the provisions Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and of Parts 1 and 2 of the Subcontracting/Procurement Schedule (as applicable).

2.8          Contractor’s Internal Procedures

2.8.1       The Contractor shall ensure that it has in place all such Internal Procedures as may be necessary to satisfy its legal obligations and to ensure that it is able to operate safely, securely and efficiently.  Subject to Paragraph 2 of Part 1 of the Programme Management Schedule (Programme Controls), the Contractor shall also ensure that it has in place Internal Procedures that comply with the Authority’s procedures as listed in Part 1 of the Programme Management Schedule (Programme Controls).

2.8.2       The Contractor shall, upon the Authority’s request, supply a detailed list of all existing and applicable Internal Procedures together with  copies of  any such Internal Procedures as may be required by the Authority.

2.8.3       When requested by the Authority to do so, the Contractor shall provide to the Authority the underlying basis and rationale for the creation or modification of any such Internal Procedures and if requested, how this reflects Good Industry Practice.

2.8.4       The Contractor shall within the reasonable time (if any) specified by the Authority prepare and submit for the Authority’s approval any further Internal Procedures and modifications to existing Internal Procedures reasonably identified as being required by the Authority.

2.8.5       Failure to comply with an Authority Internal Procedure change request

If the Contractor:

2.8.5.1            fails to comply with the Authority’s request to introduce a new Internal Procedure within the time specified in Clause 2.8.4; and/or

2.8.5.2            fails persistently to establish or comply with an Internal Procedure to the extent that the Authority reasonably considers that such non-compliance materially hinders the Contractor’s ability to perform its obligations in accordance with this Contract, and when requested by the Authority does not to the satisfaction of the Authority substantiate the reason for this action or inaction, then the Authority shall be entitled to reduce the Total

Incentive Fee Payable in accordance with Paragraph 3.3.2 of Part 4 of the Finance Schedule  (Payment of Final Incentive Fee).

2.9          Inter-SLC Service Contracts

2.9.1       To govern each operational interrelationship between the Contractor and other SLCs each of which shall take effect under both this Contract and the Site Management and Operations Contracts between the Authority and such other SLCs the Contractor has entered into Inter-SLC Service Contracts.

2.9.2       Each Inter-SLC Service Contract shall set out the goods and/or services to be provided by or to the Contractor and the associated operational responsibilities of the Contractor and the relevant SLC in respect of the supply of such goods and/or services including any payment obligations, a specification of the goods and/or services to be supplied, the performance standard required of the supplier and the actions required of the person to whom the goods and/or services are supplied in order to facilitate their supply.

2.9.3       Compliance

The Contractor shall:

2.9.3.1    perform its responsibilities as set out in the Inter-SLC Service Contracts; and

2.9.3.2    ensure that such Inter-SLC Service Contracts are up to date to enable the Contractor to perform its obligations under this Contract and comply with applicable Law or Regulatory Requirements.

2.9.4       Review of Inter-SLC Service Contracts

2.9.4.1    If requested by the Authority, the Contractor shall supply for the Authority’s review such Inter-SLC Service Contracts (regardless of the manner in which they are held, stored or collated) as the Authority requires.  Annually, the Contractor will provide a schedule of Inter-SLC Service Contracts and an updated schedule each time Inter-SLC Service Contracts are amended or created.

2.9.4.2    The Authority may request changes to any Inter-SLC Service Contract, on the grounds that, in the Authority’s reasonable opinion the required changes to the Inter-SLC Service Contract would materially enhance the Contractor’s ability to perform its obligations under this Contract and/or the relevant SLC’s ability to perform its obligations under its Site Management and Operations Contract; and/or

2.9.4.3    The Authority (acting reasonably) shall submit to the Contractor its request for a change to the Inter-SLC Service Contract in writing as soon as practicable, specifying:

2.9.4.3.1    the grounds upon which the change is requested;

2.9.4.3.2    the nature of the change requested and to whose responsibilities; and

2.9.4.3.3    the reasonable period of time within which the Contractor shall be required to submit the revised Inter-SLC Service Contract for

Authority review, and, at the same time, the Authority shall serve the same notification on the other relevant SLC in accordance with its rights under its Site Management and Operations Contract with the relevant SLC requiring that SLC to revise the relevant Inter-SLC Service Contract in the same manner.

2.9.4.3.4    Upon receipt of the Authority’s written notification pursuant to Clause 2.9.4.3, the Contractor shall work together with the relevant SLC to revise the Inter-SLC Service Contract in accordance with the Authority’s notification and shall submit to the Authority the revised Inter-SLC Service Contract in accordance with the time period specified pursuant to Clause 2.9.4.3.3 (Review of Inter-SLC Service Contracts).

2.9.4.3.5    In any review of Inter-SLC Service Contracts, the Authority will consider the obligations and duties placed on the Contractor by applicable Law and Regulatory Requirements, in order to avoid conflict between the relevant Inter-SLC Service Contracts and those obligations and duties.

2.9.4.4    Confirmation by Authority

Without prejudice to the Authority’s rights under Clauses 2.9.4.1 and 2.9.4.2 to request the review of and to require changes to any Inter-SLC Service Contract, if, within thirty (30) Calendar Days of receipt of a Inter-SLC Service Contract submitted to the Authority by the Contractor for review in accordance with Clause 2.9.4.1 or in accordance with Clause 2.9.4.3.4, the Authority has not responded, whether to request further changes or to confirm that no changes are required or to specify a further time period, the Authority shall be deemed to have confirmed its acceptance of the relevant Inter-SLC Service Contract in the form submitted to it by the Contractor. The provisions of the existing Inter-SLC Service Contract (if any) shall prevail until such time as the Authority has responded or is deemed to have responded in accordance with this Clause 2.9.4.4 (Confirmation by Authority).

2.9.4.5    Failure to comply

If the Contractor:

2.9.4.5.1.   fails to supply a Inter-SLC Service Contract for review in accordance with Clause 2.9.4.1 (Review of Inter-SLC Service Contracts); and/or

2.9.4.5.2    fails to comply with the Authority’s request for change to a Inter-SLC Service Contract within the time specified in Clause 2.9.4.3; and/or

2.9.4.5.3    fails persistently to comply with a Inter-SLC Service Contract to the extent that the Authority reasonably considers that such non-compliance materially hinders the Contractor’s ability to perform its obligations in accordance with this Contract and/or the relevant SLC’s ability to perform its obligations under its Site Management and Operations Contract with the Authority, and, when requested by the Authority, does not to the satisfaction of the Authority substantiate the reason for this action or inaction, then the Authority shall be entitled to reduce the Total Incentive Fee Payable in accordance with Paragraph 3.3 of  Part 4 of the Finance Schedule (Payment of Final Incentive Fee).

2.10        Assumption of Existing Agreements

2.10.1    All extant rights and obligations under all Existing Agreements shall continue in full effect in accordance with the terms of those agreements.

2.11        Health and Safety

2.11.1     Where the CDM Regulations are applicable to any project which is being carried out pursuant to this Contract:

2.11.1.1         the Contractor warrants to the Authority that it is and shall continue to be competent and appropriately resourced to perform the duties imposed on a client by the CDM Regulations;

2.11.1.2         the Contractor hereby elects to be treated for the purposes of the CDM Regulations as the only client in respect of the project in question to the extent that the CDM Regulations so permit.

2.11.1.3         the Contractor shall not and shall not seek to withdraw, terminate or in any manner derogate from its declaration or election (as the case may be) that it will act as, and its acceptance of its responsibilities as, the only client for all the purposes of the CDM Regulations.

2.11.1.4         if the project in question has been commenced prior to the coming into force of the CDM Regulations 2007 and the Contractor has served a declaration that it is the Authority’s agent for the purposes of the project in question, then the Authority hereby requests the Contractor, and the Contractor hereby consents, to continue to act as the agent of the Authority for the purpose of such project after the coming into force of the CDM Regulations 2007. Provided that, in such case:

2.11.1.4.1      the Contractor shall be subject to such requirements and prohibitions as are placed by the CDM Regulations on the Authority;

2.11.1.4.2      the Contractor shall comply with such obligations as are placed on a client under the CDM Regulations and in particular shall ensure that the relevant planning supervisor and principal contractor are reappointed in writing as CDM co-ordinator and principal contractor respectively for the purposes of the CDM Regulations; and

2.11.1.4.3      the Contractor shall cease to act as the Authority’s agent for the purposes of the project in question upon the earlier of the revocation of such agency by the Authority, the end of the project in question, or the lapse of a period of five years from the date when the CDM Regulations came into force.

2.11.2     The Contractor shall observe, perform and discharge and shall procure the observance, performance and discharge of:

2.11.2.1             all the obligations, requirements and duties arising under the CDM Regulations in connection with any project; and

2.11.2.2             any code of practice for the time being approved by the Health and Safety Commission pursuant to the Health and Safety at Work etc. Act 1974 in connection with the CDM Regulations.

In this Clause 2.11 (Health and Safety), “client”, “project”, “CDM co-ordinator”, “planning supervisor”, “principal contractor” and “the Executive” have the same meanings as in the CDM Regulations.

PART 3:  RIGHTS AND OBLIGATIONS OF AUTHORITY

3.1          Authority Directions

3.1.1       Nothing in this Clause 3.1 shall, or is intended to:

3.1.1.1    bind the Authority as to the particular manner in which any statutory power is exercised in the future; and/or

3.1.1.2    otherwise act as a fetter on the future discretion of the Authority in exercising its rights or acting in accordance with its obligations.

3.1.2       Without prejudice to Clause 3.1.1 above, the Contractor shall be relieved from the duty to comply with any Authority Direction issued pursuant to section 18 of the Energy Act and shall have no liability resulting from any such Authority Direction save in either case in any one or more of the following circumstances:

3.1.2.1    a Contractor Default has occurred; and/or

3.1.2.2    an Authority Default has occurred or the Authority has otherwise given a termination notice in accordance with Clause 12.8 (Termination for Convenience); and/or

3.1.2.3    at any time the Authority believes, in its sole opinion, that in view of the national interest, the requirements of national security, the occurrence of a state of war or other emergency (whether or not involving hostilities), the occurrence or possible occurrence of a major accident, crisis or national disaster, it is necessary or desirable for the Authority to exercise its powers under section 18 of the Energy Act; and/or

3.1.2.4    at any time the Authority believes, in its sole opinion, that a grievous risk to life or limb of any person or a serious risk to property, the environment or the security of any Site exists.

3.1.3       For the avoidance of doubt, in the event of the occurrence of any one or more of the circumstances specified in Clauses 3.1.2.1 to 3.1.2.4 above, notwithstanding any other provision of this Contract, the Authority will notify the Contractor that such circumstances exist, and:

3.1.3.1    the Contractor shall comply with any relevant Authority Direction (and shall be subject to its statutory duty to do so under section 18 of the Energy Act);

3.1.3.2    the Contractor shall be relieved of its duty to perform its obligations under this Contract, to the extent that compliance with the terms of such Authority Direction is inconsistent with the performance of any of such obligations (but the Contractor shall continue to perform its remaining obligations under this Contract save as otherwise specified in the relevant Authority Direction and/or to the extent compliance with such obligations is inconsistent with such Authority Direction); and

3.1.3.3    the Authority shall, when giving any Authority Direction, act in accordance with its powers under the Energy Act.

3.2          Compliance with Law and Regulatory Requirements

The Authority shall comply with applicable Law and Regulatory Requirements in relation to the performance of its obligations and the exercise of its rights under this Contract, and/or otherwise connected with its use, occupation, control or management of the Sites.

3.3.         Not Wilfully Impede Performance of the Tasks

3.3.1       Without prejudice to Clause 3.1 (Authority Directions), and its rights under this Contract, the Authority shall:

3.3.1.1    co-operate with the Contractor to facilitate the performance of its obligations under this Contract; and

3.3.1.2    not wilfully impede the Contractor in performing its obligations under this Contract.

3.3.2       The Contractor shall not have any liability to the Authority under this Contract to the extent that the Authority has not complied with its obligations pursuant to Clause 3.3.1 above in any material respect.

3.4          Authority responses

3.4.1       Unless otherwise expressly specified in this Contract or agreed between the Parties, where the Authority is required to respond in writing to the Contractor on any matter, the Authority shall use reasonable endeavours to do so within thirty (30) Calendar Days of receipt of such a request.

3.4.2       Where the Authority does not respond within the relevant period, and there is an impact on the cost or schedule of the Tasks as a result of such Authority delay, the Contractor shall be entitled to bring a Change Proposal in accordance with Clause 2.6 (Baseline Management and Change Control) to address such impact.

3.5          Failure of Performance

If at any time during the period of this Contract, either Party becomes aware of:

3.5.1       a failure by the other Party to perform any obligations to which it is subject pursuant to this Contract; and/or

3.5.2       a defect of any nature in the performance and provision of any Tasks by the Contractor and any Subcontractor, or Sub-Sub-contractor which in either case, in the reasonable opinion of that Party, has an adverse effect on the proper performance of this Contract it shall immediately notify the other Party.

In particular, but without limiting the foregoing, each Party shall immediately notify the other Party of any failure of performance or defect of which it becomes aware which may give rise to any liability to the other Party.

3.6.         Authority Rights In Respect Of Customer Contracts

3.6.1       New Business and Amendments to Customer Contracts

3.6.1.1    Except to the extent that the Contractor has Permitted Activities pursuant to clause 3.6.4 (Permitted Activities) and subject to the Authority’s rights under

Clause 3.6.3 (Authority’s right to instruct), the Contractor shall not enter into new Customer Contract  (a “New Customer Contract”) nor amend any existing Customer Contract (or suggest to the counterparty any amendment other than on a without prejudice basis) unless the Authority has given its prior written consent pursuant to Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17..

3.6.1.2    In seeking the Authority’s prior written consent to a New Customer Contract or an amendment (an “Amendment”) to an existing Customer Contract, the Contractor shall consult with the Authority in accordance with Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17.

3.6.2       Authority’s right to be consulted in respect of Customer Contracts

Except to the extent that the Contractor has Permitted Activities pursuant to Clause 3.6.4 (Permitted Activities), the Contractor shall consult the Authority in respect of the exercise of any discretion under the Customer Contracts including:

3.6.2.1    whether or not to exercise any rights under the relevant Customer Contract (including any rights to terminate);

3.6.2.2    whether or not to waive (or choose not to enforce) any obligations of the counterparty under the relevant Customer Contract in whole or in part or to seek or accept a waiver from the counterparty of the Contractor’s obligations under the relevant Customer Contract;

3.6.2.3    choosing between any options that arise concerning the manner in which the Contractor could perform the relevant Customer Contract;

3.6.2.4    when the Contractor is uncertain about what it is required to do under the relevant Customer Contract;

3.6.2.5    how to mitigate any problems that arise under or in connection with any Customer Contract,

and the procedure set out in Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17.  shall apply.

3.6.3       Authority’s right to instruct

3.6.3.1    Notwithstanding the Permitted Activities under Clause 3.6.4 (Permitted Activities), the Authority shall be entitled to instruct the Contractor to exercise or not exercise its rights, or perform or not perform its obligations, or otherwise act, in a specified manner in relation to any of the Customer Contracts including requiring the Contractor to:

3.6.3.1.1    seek to amend any Customer Contract either through the Customer Contract’s variation mechanism or through the mutual agreement of the parties to the Customer Contract;

3.6.3.1.2    resist an amendment proposed by a counterparty to the relevant Customer Contract;

3.6.3.1.3    enter or not enter into a New Customer Contract in accordance with timescales, with counterparties and on terms specified by the Authority;

3.6.3.1.4    enforce or not enforce the counterparty’s obligations under a Customer Contract;

3.6.3.1.5    terminate or not terminate a Customer Contract;

3.6.3.1.6    waive or not waive any of the counterparty’s obligations under a Customer Contract.

3.6.3.2    If the Authority wishes to issue instructions to the Contractor pursuant to Clause 3.6.3.1 above, the Authority shall, where practicable, discuss the relevant issue with the Contractor and the Contractor shall assist the Authority in obtaining any information that the Authority may reasonably require. During such discussion, the Contractor shall (having regard to the preliminary nature of the Authority’s wish to issue instructions) inform the Authority of any impact of which the Contractor is aware that the relevant issue may have upon the Authority, the Contractor, any Subcontract or Series of Subcontracts, the performance of or terms of this Contract (including the application of Part 6 of the Finance Schedule (Costs Principles and Procedures)) or the Customer Contracts.

3.6.3.3    If the Authority wishes to issue instructions to the Contractor pursuant to Clause 3.6.3.1 above, the Authority shall serve an Instructions Notice on the Contractor setting out the information listed at Paragraph 4.1 of Part 1 of the Commercial Schedule (Customer Contracts) and the Parties shall follow the procedure set out in Paragraphs 4 and 5 of Part 1 of the Commercial Schedule (Customer Contracts).

3.6.4       Permitted Activities

3.6.4.1    Subject to Clauses 3.6.3 (Authority’s right to instruct) and 3.6.4.2 to 3.6.4.4 (inclusive), the Contractor shall be entitled to take such action in relation to new or existing Customer Contracts as is permitted by the Permitted Activities without seeking the consent of or consulting with the Authority under Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17 provided that, unless the Authority agrees otherwise, the Contractor shall ensure that:

3.6.4.1.1    no New Customer Contract or no Amendment (as the case may be) contains any term which:

3.6.4.1.1.2     provides the counterparty to the Customer Contract with a right of consent or a right of termination if the Contractor is subject to a Change in Control;

3.6.4.1.1.3     directly or indirectly excludes or attempts to exclude any right of the Authority which arises under the Contracts (Rights of Third Parties) Act 1999 or in any other way seeks to prevent the Authority from enforcing the terms of the Customer Contract;

3.6.4.1.2    Not used

3.6.4.1.3    Not used

3.6.4.1.4    any New Customer Contract includes:

3.6.4.1.4.1     provisions allowing the disclosure to the Authority by the Contractor of such Customer Contract and any information passing between the parties in relation to it and, where permitted under Part 10 (Confidentiality, Security and Compliance with Law), disclosure by the Authority to Third Parties;

3.6.4.1.4.2     an acknowledgement by the counterparty to the Customer Contract of the Contractor’s obligations to comply with, and the Authority’s rights under,  Clauses 4.1 (Reporting and Reviewing), 4.2 (Records), 4.5 (Inspection and Audit) and Part 10 (Confidentiality, Security and Compliance with Law) and a waiver of any liability that may arise under the Customer Contract as a result of the Contractor complying with its obligations under such Clauses of this Contract;

3.6.4.1.4.3     an obligation on the counterparty to the Customer Contract to make its employees available for the purposes of the Authority’s audit under Contract Clause 4.5 (Inspection and Audit);

3.6.4.1.4.4     if the Customer Contract is governed by English law, an obligation on the counterparty to the Customer Contract to become a party to the Dispute Resolution Procedure and comply with the obligations contained therein;

3.6.4.1.4.5     an obligation on the counterparty to the Customer Contract to permit the Authority to attend meetings between the Contractor and the Customer and/or Customer Groups;

3.6.4.1.4.6     a Termination for Convenience provision enabling the Contractor to terminate at any time on giving reasonable notice to the counterparty to the Customer Contract.  In the event of such Termination for Convenience, the Contractor shall only agree, subject to the Authority’s approval, to pay the relevant counterparty’s reasonable costs arising directly from the termination of the Customer Contract and shall not agree any payment in respect of loss of anticipated profits, loss of opportunity or the consequential losses of affiliates of the counterparty;

3.6.4.1.4.7     a provision ensuring that the Customer Contract is capable of being assigned to the Authority’s nominee either without the consent of the counterparty to the Customer Contract or with the consent of the counterparty to the Customer Contract such consent not to be unreasonably withheld,

3.6.4.1.5    that no Amendments contains a term which purports to directly or indirectly exclude (as the case may be) any of Clauses 3.6.4.1.4.1 to 3.6.4.1.4.7 above.

3.6.4.1.6    where an existing Customer Contract contains any of the terms in Clause 3.6.4.1.1 or excludes or attempts to exclude (as the case may be) any of the terms in Clause 3.6.4.1.4.1 to 3.6.4.1.4.7, the Contractor shall use reasonable endeavours to ensure that an Amendment alters the terms of the existing Customer Contract so that such existing Customer Contract does not include any of the terms in Clause 3.6.4.1.1 and does not exclude or attempt to exclude (as the case may be) any of the terms in Clause 3.6.4.1.4 but declaring that the exercise of such reasonable endeavours shall not relieve the Contractor of any liability consequent to their breach of clauses 3.6.4.1.1 and 3.6.4.1.4;

3.6.4.2        In exercising its Permitted Activities, the Contractor shall take into consideration any current strategy for Customer Contracts of the Authority as notified to the Contractor by the Authority from time to time.

3.6.4.3        Notwithstanding the Permitted Activities, the implementation of any Task or the addition of any Work Activity to the Lifetime Performance Baseline which is novel and/or contentious and/or repercussive will be subject to the requirements of Part 3 of the Programme Management Schedule  (Work Activity Management — Sanction and Validation) and PCP-17.

3.6.4.4        The Authority shall be entitled in its sole discretion at any time to amend, add or withdraw any Permitted Activity by serving a notice in writing on the Contractor setting out the relevant amendment, addition or withdrawal.

3.6.4.5        Subject to Clause 3.6.4.6 below, the amendment, addition or withdrawal of any Permitted Activity shall be effective seven (7) Calendar Days after the receipt of the Authority’s written notice and the Contractor shall as soon as practicable amend the Permitted Activities to reflect the amendment, addition or withdrawal set out in the Authority’s written notice.

3.6.4.6        If the Contractor reasonably considers, given the nature of the Permitted Activity and the circumstances in which it is used, that it is inappropriate for the relevant Permitted Activity to be amended, added or withdrawn, the Authority (acting reasonably) shall consider any representations made to it by the Contractor (including in respect of altering the time period in which the amendment, addition or withdrawal of the relevant Permitted Activity becomes effective).

3.6.4.7        The Contractor shall be entitled to request any new Permitted Activities, the amendment of any existing Permitted Activities or the update of Permitted Activities to reflect the current Lifetime Performance Baseline by following the procedure set out in Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17, Paragraph 6 (Amending Permitted Activities and New Permitted Activities) of Part 1 of the Commercial Schedule (Customer Contracts).

3.6.4.8        If the Contractor is uncertain whether any of its activities in respect of the Customer Contracts (including any proposed exercise of a discretion under a Customer Contract, entry into a New Customer Contract or Amendment to an existing Customer Contract) falls within its Permitted Activities, it shall consult with the Authority to obtain confirmation of whether or not the proposed activity is a Permitted Activity or whether the Contractor is obliged to obtain the Authority’s consent to carry out the activity.

3.6.4.9        For the avoidance of doubt, notwithstanding the Permitted Activities, the Contractor shall be obliged to comply with its obligations to seek Authority approval and/or consult with the Authority in accordance with any provision of this Contract other than this Clause 3.6 (Authority Rights in Respect of Customer Contracts).

3.7          Customer Contract Log

Except to the extent that the Contractor has Permitted Activities pursuant to Clause 3.6.4 (Permitted Activities), the Contractor shall keep a record (a “Customer Contract Log”) which sets out the progress of:

3.7.1       any New Customer Contract;

3.7.2       any Amendment;

3.7.3       any exercise of the Contractor’s discretion under a Customer Contract; and

3.7.4       any exercise of the Authority’s right to instruct pursuant to Clause 3.6.3 (Authority’s Right to Instruct),

from the initiation of the issue or matter until such issue or matter is executed, carried out, rejected, abandoned or resolved (as the case may be) in each case recording the date of any relevant issue or matter and the Contractor’s, Authority’s and/or counterparty’s action, inaction or response as applicable.

3.8          Customer Contracts Option

3.8.1       The Parties acknowledge that the Authority may request that the Secretary of State makes a Future Transfer Scheme to transfer the property, rights or liabilities of the Contractor under the Customer Contracts to the Authority.  By virtue of  Section 40(2) of the Energy Act, a Future Transfer Scheme which would operate to transfer property, rights and liabilities to a publicly owned company (as defined in the Energy Act) or the Authority from the Contractor can be carried out only if the Contractor consents to that Future Transfer Scheme.

3.8.2       Where a Future Transfer Scheme has been proposed by the Secretary of State, under which only the property, rights or liabilities of the Contractor under some or all of the Customer Contracts are proposed to be transferred to the Authority by virtue of Section 40(2) of the Energy Act, the Contractor agrees that it will consent to such a Future Transfer Scheme (and such consent will constitute “consent in accordance with a nuclear transfer scheme”) for the purposes of  Section 40(2) of the Energy Act.

3A           NOT USED

3B:         ELECTRICITY INTERFACE OBLIGATIONS

3B.1       The Authority shall fulfil its obligations and shall procure that EDF Energy Plc fulfils its obligations as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule.

3B.2       The Contractor shall fulfil its obligations as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule.

3B.3       The Authority shall be relieved from its obligations, and from procuring that EDF Energy Plc fulfils its obligations, as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule, or part thereof, to the extent that the Authority and/or EDF Energy Plc is unable to fulfil those obligations as a result of the Contractor’s failure to fulfil its obligations in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule.

3B.4       The Contractor shall be relieved from its obligations as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule, or part thereof, and shall not have any other liability to the Authority under this Contract in respect of any breach of those obligations, in each case to the extent that the Contractor is unable to fulfil its obligations under this Contract as a result of the Authority’s failure to fulfil its obligations and/or the Authority’s failure to procure the fulfilment by EDF Energy Plc of its obligations in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule.

3B.5       The Authority’s Right to Instruct

3B.5.1    The Authority shall be entitled to amend the Parties’ obligations as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule where, in the Authority’s reasonable opinion, such amendment:

(A)          is required to reflect the Authority’s obligations and/or EDF Energy Plc’s obligations under the Trading Contract;

(B)          would materially enhance the Contractor’s and/or the Authority’s and/or EDF Energy Plc’s ability to fulfil its obligations as set out in Part 1 (Allocation of Responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule; or

(C)          would materially enhance the Authority’s ability to fulfil its obligations to any other SLC.

3B.5.2    The Authority (acting reasonably) shall submit its instructions in respect of an amendment to Part 1 (Allocation of responsibilities under Industry Documents) and Part 2 (EDF Interfaces) of the Electricity Interface Obligations Schedule to the Contractor setting out:

(A)          the grounds upon which the instruction is given; and

(B)          the amendments required.

The instructions of the Authority in respect of such an amendment shall take into account the obligations and duties placed on the Contractor by applicable Law and Regulatory Requirements (including applicable requirements under the Industry Documents to which the Contractor is a party), in order to avoid conflict between such instructions and those obligations and duties.

3B.5.3    Any instruction issued by the Authority pursuant to this Clause 3D.5 shall be deemed to be a Change directed by the Authority and the Contractor shall be entitled to prepare and submit to the Authority a Change proposal in accordance with Part 2 of the Programme Management Schedule (Baseline Management and Change Control).

3B.6       Electricity Generated

The Authority shall hold all rights and benefits arising from all electricity generated at the Sites and such electricity shall be and become an Authority Asset.

PART 4 PERFORMANCE MANAGEMENT, PERFORMANCE ASSURANCE AND RECORDS

4.1          Reporting And Reviewing

4.1.1       Reporting and Reviewing Programme

The Contractor shall implement systems and processes on the Sites for a performance reporting and reviewing programme in a manner reasonably satisfactory to the Authority,

4.1.2       Required Reports

The Contractor shall submit to the Authority:

4.1.2.1        a Monthly Progress Report containing the information required by the Authority procedures contained in Part 1 of the Programme Management Schedule (Programme Controls) and in a form reasonably satisfactory to the Authority; and subject to Paragraph 2 Part 1 of the Programme Management Schedule (Programme Controls) such other information as the Authority may from time to time reasonably require and notify to the Contractor.  The Contractor shall provide the Reports listed at Schedule 13 (Reporting Schedule); and

4.1.2.2        such other reports as may be agreed between the Authority and the Contractor prior to each Contract Year; and

4.1.2.3        such other reports as may reasonably be requested by the Authority in connection with its statutory functions and duties from time to time in writing; and

4.1.2.4        the Monthly Progress Report shall include notification to the Authority once 75% of the SLC Annual Funding Limit and/or each PSWBS category level has been spent.

4.1.3       Objections to Reports

4.1.3.1        If the Authority considers that any Report either has not been compiled in accordance with the requirements of this Contract or has been based on erroneous information or data, it may serve a notice to that effect on the Contractor within thirty (30) Calendar Days of receipt of the Report, objecting to it and the Parties shall endeavour to agree any consequent amendments to the Report in the light of the Authority’s objections.

4.1.3.2        If any such objection has not been resolved by agreement between the Authority and the Contractor within sixty (60) Calendar Days after service of such notice, the matter shall be resolved in accordance with Part 13 (Dispute Management).

4.1.3.3        If, following the submission of any Report, but prior to any objection raised by the Authority pursuant to this Clause 4.1.3 (Objections to Reports), the Contractor considers that such Report contains a material error, the Contractor shall notify the Authority immediately of such error and shall reflect and clearly identify upon becoming aware the required correction(s)

in the relevant subsequent Report where applicable (for example the next monthly report of the same type). If there will be no subsequent Report submitted to the Authority (for example because the original report was not of a type regularly required), the Contractor shall correct the relevant original Report as soon as reasonably practicable and in any event in accordance with any applicable Authority procedures as set out in Part 1 of the Programme Management Schedule (Programme Controls).

4.1.4       Revisions to Reports

If;

4.1.4.1        the resolution (whether by agreement or determination in accordance with Part 13 (Dispute Management) of any objection made pursuant to Clause 4.1.3 (Objections to Reports); or

4.1.4.2        the correction of any calculation pursuant to any provision of this Contract,

in either case requires corrections to be made to any Report submitted by the Contractor pursuant to Clause 4.1.2 (Required Reports), the Contractor shall reflect and clearly identify the required corrections in the relevant subsequent Report (for example the next monthly report of the same type) where applicable. If there will be no subsequent Report submitted to the Authority (for example because the original report was not of a type regularly required), the Contractor shall correct the relevant original Report and re-submit to the Authority and the provisions of Clause 4.1.3 (Objections to Reports) and this Clause 4.1.4 (Revisions to Reports) shall apply in respect of the re-submitted Report.

4.1.5       Obligation to Report

4.1.5.1        Without prejudice to any other obligation on the Contractor under this Contract to report and notwithstanding the Contractor’s right to carry out Permitted Activities, the Contractor shall, as often as reasonably necessary to keep the Authority properly and fully informed and on a regular basis, notify the Authority in as much detail as practicable of any matters of which the Contractor becomes aware, which have affected, or which may affect, the Commercial Operations Tasks and/or the Customer Contracts and about which the Authority may reasonably be expected to wish to be informed including (and without prejudice to the generality of this Clause 4.1.5):

4.1.5.1.1        any breach or impending breach by the Contractor and/or the counterparty to any Customer Contract;

4.1.5.1.2        any impending event that will require the Authority’s consent under Clause 3.6 (Authority Rights in respect of Customer Contracts);

4.1.5.1.3        any exercise of the Contractor’s Permitted Activities;

4.1.5.1.4        any material change in the financial position of a counterparty to a Customer Contract;

4.1.5.1.5        any change or impending change in the business strategy of a counterparty to a Customer Contract;

4.1.5.1.6        any Change in Control of a counterparty to a Customer Contract particularly where such change in Control will or is likely to adversely affect the counterparty’s financial position or future performance under the Customer Contract(s) to which it is a party;

4.1.5.1.7        any change to the key management personnel with whom the Contractor liaises which might adversely affect the future business relationship with the counterparty to the Customer Contract;

4.1.5.1.8        any actual or threatened labour disputes affecting the counterparty to the Customer Contracts;

4.1.5.1.9        any change in the policy of other public authorities including, in particular, public authorities outside the United Kingdom, which might adversely affect the performance of the Customer Contracts or the Contractor’s relationships with counterparties to the Customer Contracts;

4.1.5.1.10      any issue which affects or may affect the supply chain under any Subcontract or Series of Subcontracts which relate(s) to the Customer Contracts.

4.1.5.2        The Contractor shall also forthwith report to the Authority any exercise of its right:

4.1.5.2.1        to challenge any threatened or actual revocation of a Nuclear Site Licence or any other regulatory permit or consent which is essential to the Contractor’s ability to operate the Sites or carry out the Commercial Operations Tasks in accordance with Law; or

4.1.5.2.2        to apply for, or resist, or join into an injunction which the Contractor, acting reasonably, considers urgent and necessary to the Contractor’s performance of its obligations to the Authority.

4.2          Records

4.2.1       Required Records

The Contractor shall hold and make the following records available to the Authority in accordance with the open access, inspection and audit rights set out Clause 4.5 (Inspection and Audit).

4.2.1.1        all statutory and, regulatory records and reports required to be kept (and/or submitted to the Regulators) by the Contractor in its capacity as employer, as nuclear site licensee and as holder of any permit, consent or other authorisation issued by any Regulator;

4.2.1.2        books of account and other information set out in Clause 4.2.2 (Books of Account and Other Information); and

4.2.1.3        such other information as would normally be expected to be  created, received and maintained as evidence and information by an organisation or person carrying on the business of the Contractor in pursuance of legal obligations or in the transaction of business which is not already required to be kept by the Contractor pursuant to Clause 4.2.1.1 or Clause 4.2.1.2 and which may be reasonably required by the Authority from time to time in order to comply with its statutory functions and/or duties or otherwise,

(together the “Records”) in such condition, format and detail as is suitable for their intended purpose, or in relation to Clause 4.2.1.3 above as required by the Authority, and for the period specified in Clause 4.3 (Retention of Records).

4.2.2       Books of Account and Other Information

4.2.2.1        Books of Account

The Contractor shall maintain, on a current and accurate basis, books of account relating to its activities under this Contract in accordance with:

4.2.2.1.1        UK generally accepted accounting practice (UK GAAP), consisting of all extant Statements of Standard Accounting Practice (SSAPs), Financial Reporting Standards (FRSs), Urgent Issues Task Force Abstracts and any relevant industry-specific authoritative guidance; or

4.2.2.1.2        international generally accepted accounting practice, comprising to the extent adopted by the European Commission, all extant International Financial Reporting Standards (IFRSs), International Accounting Standards (IASs), interpretations of the International Financial Reporting Interpretations Committee and its predecessor body, and other relevant industry-specific authoritative guidance; and

4.2.2.1.3        the Companies Act 1985; and

4.2.2.1.4        Part 6 of the Finance Schedule (Costs Principles and Procedures); and

4.2.2.1.5        an Open Book System.

4.2.2.2        Further Information

Without prejudice to information provided by the Contractor to the Authority pursuant to this Contract the Contractor shall, provide to the Authority such further information as the Authority may at any time reasonably request on reasonable notice.

4.2.2.3        Financial Information

Without prejudice to the generality of Clause 4.2.2.2 (Further Information), the Contractor shall furnish to the Authority as soon as they become publicly available and, in any event, not later than ninety (90) Calendar Days after the close of its statutory accounting period a copy of the audited financial statements of the Contractor, prepared in accordance with UK generally accepted accounting principles and practices for such period, including in each case a balance sheet prepared as at the end of such accounting period, a profit and loss account, cash flow statement in respect of such accounting period and a reconciliation of total Allowable Costs claimed within such accounting period.

4.2.2.4        Authority Accounts

The Contractor shall maintain, in accordance with the Authority’s reasonable instructions from time to time including as to its then current accounting policy, on a current and accurate basis books of account recording the Authority’s interest in the Authority Assets and the Sites and any associated liabilities.

4.3          Retention of Records

The Contractor shall retain all Records for either:

4.3.1       a period of twelve (12) years after the expiry or earlier termination of this Contract or such longer period as may be required by applicable Law or Regulatory Requirement; or

4.3.2       in relation to certain Records as identified by the Authority and notified to the Contractor from time to time, for such longer period as may reasonably be required by the Authority.

4.4          Information Asset Register

4.4.1       The Authority shall maintain an accurate Information Asset Register.

4.4.2       In respect of the Sites, the Contractor shall submit to the Authority such metadata as is required by the Authority (acting reasonably) for the Information Asset Register via electronic transfer at such intervals as are notified to the Contractor by the Authority, acting reasonably, and shall ensure that all such metadata conforms to the e-Government Metadata Standard (e-GMS).

4.4.3       To the extent that the Authority considers, in its absolute discretion, that any metadata to be contributed by the Contractor pursuant to Clause 4.4.2 above should be protectively marked, the Authority shall inform the Contractor of the method by which the Authority requires the Contractor to deliver such protectively marked metadata.

4.5          Inspection and Audit

4.5.1       Site Access

Subject to compliance with applicable Law and Regulatory Requirements and the Contractor’s Internal Procedures relating to safety and Site security, the Authority and its duly authorised representatives (including advisers, consultants, and agents on behalf of the Authority) (together “Authority Agents”) shall have the right, whether required by the National Audit Office or otherwise, to enter at all times onto all parts of the Sites and their facilities, installations, structures and outbuildings and, in respect of the Commercial Operations Tasks, any other areas and locations which the Contractor uses in its performance of such Commercial Operations Tasks.

4.5.2       Inspection and Audit

4.5.2.1        Subject to Clause 4.5.3 below, the Authority and any Authority Agent, acting reasonably, and subject to compliance with all applicable Law and Regulatory Requirements and the Contractor’s Internal Procedures, relating to safety and Site security, shall be entitled to carry out for the purpose of fulfilling the Authority’s statutory functions and duties and contractual rights pursuant to this Contract:

4.5.2.1.1        any audit, inspection, review, periodic monitoring and spot checks of any of the Contractor’s activities in connection with this Contract and any aspect of the Contractor’s performance of this Contract as required by the Authority or where the same shall have been requested by the National Audit Office or otherwise;

4.5.2.1.2        audits, inspections, reviews, periodic monitoring and spot checks of all information required to be kept by the Contractor;

4.5.2.1.3        audits of the Contractor’s compliance with its Inter-SLC Service Contracts, Internal Procedures, quality management systems, procedures required by Regulatory Requirements and any operating procedures, policies or standards ancillary to, or used in connection or accordance with, the same;

4.5.2.1.4        inspections and tests to determine the quality of any of the Tasks performed or procured;

4.5.2.1.5        interviews with any employees, secondees or other personnel of the Contractor and, to the extent that the Contractor is able to procure it, with the counterparties to the Customer Contracts and any officers, employees or personnel of such counterparties; and

4.5.2.1.6        the copying and collation of any information held in electronic or paper form.

4.5.3       The Authority and any Authority Agent shall be entitled to carry out the matters referred to in Clause 4.5.2 above at any time or frequency, provided always that the Authority or Authority Agent as applicable shall:

4.5.3.1        act reasonably at all times; and

4.5.3.2        use all reasonable endeavours to minimise any disruption to the provision of the Tasks by the Contractor, a Subcontractor, or a Sub-Sub-Contractor as applicable.

4.5.3.3        For the purposes of Clause 4.5.2.1 above, the Contractor shall provide all reasonable co-operation including:

4.5.3.3.1        granting, or procuring the grant of timely access to any equipment (including all computer hardware and software and databases) used in the performance of this Contract, wherever situated. To the extent that such access is required to equipment which does not belong to the Contractor or access is not within the Contractor’s control, the Contractor shall (and shall only be obliged to) use all reasonable efforts to procure such access;

4.5.3.3.2        granting timely access to any data dictionary and the fields and records within it to enable data to be downloaded from any computer systems operated by the Contractor; and

4.5.3.3.3        ensuring that appropriate security systems are in place to prevent unauthorised access to, extraction of and/or alteration of information during the audit.

4.5.4       The Contractor agrees that the Comptroller and Auditor General shall, and for the purposes of Clause 4.5.2.1 above, the Authority and any Authority Agent shall have access to such of the Contractor’s facilities, information, books of account, Records and other documentation (including any stored in electronic form) (“Data”) and personnel as they reasonably consider necessary for the performance of their duties to the extent allowed under the DPA.

4.5.5       The Contractor agrees that the Authority and any Authority Agent shall be entitled to request and receive at any time, a reasonable number of copies of any Data on demand, whether for the purposes of this Contract or for any other reasonable purpose, including, but not limited to, inviting tenders as part of a competition for the right to manage and operate the Sites and carry out the Commercial Operation Tasks to the extent allowed under the DPA.

4.5.6       The Authority shall procure that the Authority Agents shall be suitably qualified third parties entitled to have the access rights and/or undertake any of the inspections or audits referred to in this Clause 4.5 (Inspection and Audit) on the Authority’s behalf. Such Authority Agents shall report their findings directly to the Authority. The Contractor is entitled to object to the Authority use of any Authority Agent on the grounds that such Authority Agent is a direct competitor of the Parent Body Organisation in the field of nuclear decommissioning and clean up or any other activities carried on at the Site under this Contract. If the Contractor so objects, it must notify the Authority in writing specifying the reasons for such objection and the Authority, acting reasonably, shall consider whether to use a different Authority Agent.

4.5.7       The Contractor shall:

(A)              demonstrate, to the NDA Head of Audit, compliance with the ADP02 Governance and Assurance Policy (Interface with SLCs Internal Audit Findings);

(B)              fully co-operate with the NDA Head of Audit in relation to the provisions of this Amendment (Inspection and Audit)

(C)              provide the Authority or any Authority’s Agent with all information reasonably required in connection with the exercise of the Authority’s rights under this Amendment (Inspection and Audit); and

(D)              keep all records and other relevant documentation relating to the Contractor’s quality management system and all information required to be held by the Contractor in good order and in such form as to be capable of audit (including by electronic means) by the Authority or by the Authorities Agent and;

(1)               make such records available for inspection by the Authority or any Authority’s Agent at all reasonable times; and

(2)               at the Authority’s or any Authority Agent’s request, make available to the Authority or Authority’s Agent as applicable any software necessary to review such records.

4.5.8       The Authority shall:

4.5.8.1        implement and maintain procedures for notifying all Authority Agents of the Contractor’s Internal Procedures relating to safety and Site security;

4.5.8.2        use reasonable endeavours to ensure that all Authority Agents comply with the relevant rules and requirements;

4.5.8.3        notify the Contractor that an Authority Agent acting on behalf of the Authority in accordance with this Clause 4.5 (Inspection and Audit) is duly authorised; and

4.5.8.4        procure that the Authority Agent has, in the Authority’s reasonable opinion, insurance that is adequate and suitable to accord with the rights of access, audit and inspection that the Authority may grant to such Authority Agent under this Clause 4.5 (Inspection and Audit).

4.5.9       Provision of Facilities

4.5.9.1        Subject to compliance with Regulatory Requirements, during any inspection or audit of the Sites (pursuant to this Clause 4.5 (Inspection and Audit), the Contractor shall (on request by the Authority or the Authority Agent) make available such suitable office accommodation on the Sites (or, in respect of the Commercial Operations Tasks, at any other locations which the Contractor uses in its performance of such Commercial Operations Tasks) and such other facilities as the Authority or Authority Agent may reasonably require for the purposes of exercising the Authority’s rights of access, inspection and audit pursuant to this Clause 4.5 (Inspection and Audit).

4.5.9.2        All accommodation provided shall be adequately furnished, lit, heated and ventilated and shall include suitable access to cloakrooms and IT and communication facilities.

4.5.10     Co-operation with Regulators

The Authority undertakes to the Contractor that it will co-operate with the Regulators in exercising its rights under this Contract and will use reasonable endeavours to synchronise the Authority’s audits and inspections with those of the Regulators where reasonably practical.

4.5.11     Examination by National Audit Office

For the purpose of:

4.5.11.1     the examination and certification of the accounts of the Authority; or

4.5.11.2     any examination pursuant to Section 6(1) of the National Audit Act 1983, or any re-enactment thereof, of the economy, efficiency and effectiveness with which the Authority has used its resources.

the Comptroller and Auditor General may examine such documents relating to expenditure and income as he may reasonably require which are owned, held or otherwise within the control of the Contractor and may require the Contractor to produce such oral or written explanations as he considers necessary.  The Contractor agrees that they will make such documentation available to the Comptroller and Auditor General.

4.5.12     Audit Findings and Corrective Action

4.5.12.1     The Contractor shall be entitled to receive a copy of the Authority’s audit findings once completed in relation to any audit carried out in accordance with this Clause 4.5 (Inspection and Audit), subject to any redaction reasonably requested by an Authority Agent.

4.5.12.2     Within thirty (30) Calendar Days of the Contractor’s receipt of the audit findings, the Parties shall hold an Audit Close-Out Meeting.

4.5.12.3     At the Audit Close-Out Meeting, and where applicable, the Contractor shall have the opportunity to demonstrate to the satisfaction of the Authority that some or all of the relevant audit findings are incorrect.

4.5.12.4     If, at the Audit Close-Out Meeting, the Authority considers that certain Corrective Action is required, the Contractor shall within thirty (30) Calendar Days of the Audit Close-Out Meeting (or such other date as agreed between the Parties) either:

4.5.12.4.1          carry out the Corrective Action; or

4.5.12.4.2          propose to the Authority, and obtain the Authority’s approval for, a plan for carrying out the Corrective Action.

4.5.13     Where the Contractor proposes a plan for the Corrective Action in accordance with Clause 4.5.12.4.2 above, the Authority shall have thirty (30) Calendar Days to notify the Contractor whether it accepts such proposed plan for the Corrective Action (such acceptance not to be unreasonably withheld). Failure of the Authority to provide such notification within the above period  shall constitute deemed acceptance by the Authority. Where the Authority accepts or is deemed to accept the Contractors’ plan the Contractor shall upon such acceptance or deemed acceptance implement the plan for the Corrective Action. Where the Authority notifies the Contractor that it does not accept the plan for the Corrective Action, the Parties shall endeavour within the following thirty (30) Calendar Days to agree any necessary amendments to the plan for the Corrective Action. In the absence of agreement within such thirty (30) Calendar Day period, the question of whether or not the Authority’s withholding of acceptance is reasonable may be referred by either Party to be resolved in accordance with Part 13 (Dispute Management).

4.5.14     Books of Audit Findings

The Contractor shall maintain books containing the findings of audits carried out pursuant to Clause 4.5 (Inspection and Audit) together with any relevant correction reports setting out the Corrective Action taken as a result of such audit findings in accordance with Clause 4.5.12 (Audit Findings and Corrective Action).

4.5.15     Good Practice

Without prejudice to Clause 8.4 (Authority’s Rights to IP developed by or on behalf of the Contractor and Subcontractors), the Authority reserves the right to use any best practice identified during any inspection or audit carried out pursuant to this Clause 4.5 (Inspection and Audit) and/or at any Audit Close-Out Meeting, including the right to promulgate such good practice across all nuclear sites designated under section 3 of the Energy Act.

4.5.16     Records relating to Authority’s Property

Without prejudice to the generality of this Clause 4.5 (Inspection and Audit), the Contractor shall provide the Authority, any Authority Agent and the Comptroller and Auditor General (and any of its authorised representatives) with full access to, the right of inspection of, and extraction from all records whether manual or on computer that relate to the Authority’s property (both real and personal) leased to or otherwise made available to the Contractor. All such records shall be retained by the Contractor for the period specified in Clause 4.3 (Retention of Records).

4.5.17     Contractor’s Obligations Persist

The Contractor shall not be excused from performance of any aspect of its obligations under this Contract for any period of time during which the Authority and/or the Comptroller and Auditor General are exercising their respective rights in accordance with this Clause 4.5 (Inspection and Audit). If, as a result of any Authority or National Audit Office inspection or audit, the Contractor is prevented from performing its obligations under this Contract despite having used reasonable endeavours to so perform, the Contractor shall be entitled to bring a Change Proposal in accordance with Clause 2.6 (Baseline Management and Change Control) and Part 2 of the Programme Management Schedule (Baseline Management and Change Control) to seek to address the impact of such inspection or audit.

4.5.18     Confidentiality

The Parties obligations under this Clause 4.5 (Inspection and Audit) shall be subject to the obligations set out in Part 10 (Confidentiality, Security and Compliance with Law).

PART 5 EMPLOYEES

5.1          Nominated Staff

5.1.1       The Contractor shall enter, and shall procure that the Parent Body Organisation and each person who is a named member of  Nominated Staff (or is appointed as a replacement for Nominated Staff) enters, into a Secondment Agreement in the form attached at Part 3 of the Employee Schedule (Pro Forma Secondment Agreement).

5.1.2       Subject to Clause 5.1.3 below, the Contractor shall not permit any of the Nominated Staff to be withdrawn from full time employment on a Site without first obtaining the prior written consent of the Authority (such consent not to be unreasonably withheld) as to the suitability and adequacy of a replacement who must have a level of skills and experience broadly comparable to that of the Nominated Staff being withdrawn, or if more appropriate depending on the relevant job position, have the necessary skills and experience required for that job position.

5.1.3       Where the withdrawal from full time employment of Nominated Staff and/or appointment of a replacement for a person named Nominated Staff in accordance with this Clause 5.1 (Nominated Staff) requires the approval of the Regulators, the Contractor shall procure all such approvals as are necessary before making the withdrawal and/or replacement as applicable.

5.1.4       In the event that individual persons designated Nominated Staff are withdrawn and replaced in accordance with Clauses 5.1.1 to 5.1.3 above, them the Contractor shall enter, and shall procure that the Parent Body Organisation and each replacement shall enter into a Secondment Agreement in terms substantively to the term of the pro forma Secondment Agreement attached at Part 3 of the Employee Schedule.

5.2          Key Personnel

5.2.1       The Authority shall be entitled to identify and name individuals, whether Employees or Nominated Staff, as Key Personnel in its absolute discretion. The individuals so named by the Authority are listed in Part 2 of the Employee Schedule (Key Personnel). Such list may be amended from time to time by the Authority whether to take account of the replacement of any individual as a member of Key Personnel or to add any new person or to remove any person from such list.

5.2.2       Subject to Clauses 5.2.3 below, the Contractor shall not and shall procure that the Parent Body Organisation shall not:

5.2.2.1    dismiss (either summarily or on notice);

5.2.2.2    suspend for more than 5 Calendar Days;

5.2.2.3    change the job description of,

5.2.2.4    subject to Clause 5.8.4 (Terms and Conditions of Employment) alter any material term or condition of the contract or terms of employment of;

5.2.2.5    redeploy or reallocate to other services

any Key Personnel without the prior written consent of the Authority (such consent not to be unreasonably withheld);

5.2.2.6    do anything (by act or omission) which is, or may be, a breach of the contract or terms of employment of, any Key Personnel.

5.2.3       Where either the Contractor or the Parent Body Organisation intends to withdraw from employment any member of Key Personnel or Nominated Staff, the Contractor must and shall procure that the Parent Body Organisation will:

5.2.3.1    obtain the prior written consent of the Authority (such consent not to be unreasonably withheld) as to the suitability and adequacy of a replacement who must have a level of skills and experience comparable to that of the member of Nominated Staff or Key Personnel being withdrawn, or if more appropriate depending on the relevant job position, have the necessary skills and experience required for that job position; and

5.2.3.2    where such withdrawal and/or appointment of a replacement member of Nominated Staff or Key Personnel in accordance with this Clause 5.2.3 requires the approval of the Regulators, procure all such approvals as are necessary before making the withdrawal and/or replacement as applicable.

5.2.4       Nothing in this Clause 5.2 (Key Personnel) will prevent the either Contractor or the Parent Body Organisation from immediately dismissing or suspending from their duties any Key Personnel or Nominated Staff where, in the reasonable opinion of the Contractor or the Parent Body Organisation, such action is:

5.2.4.1    necessary to comply with any applicable Law or Regulatory Requirements; and/or

5.2.4.2    required to safeguard the health and wellbeing of any employee on any Site; and/or

5.2.4.3    justified on the grounds that any member of the Key Personnel or Nominated Staff has committed an act of gross misconduct; and/or

5.2.4.4    justified on the grounds that any member of the Key Personnel or Nominated Staff has failed a drugs and/or alcohol test.

5.2.5       Organisational Change

Subject to Regulatory Requirements, the Contractor shall not make any material change to the organisational structure of the Contractor without previously having consulted the Authority.

5.3          Non-Contract Activities

The Contractor shall ensure and procure that the Employees and the Nominated Staff are engaged solely in the performance of the Tasks and the Contractor’s other obligations under this Contract and/or the performance of the Contractor’s obligations to the Authority in relation to other sites under the Energy Act or another Site Management and Operations Contract, save as may otherwise be expressly agreed in writing in advance with the Authority pursuant to Clause 16 (Provision of Staff to the SLC) of the Parent Body Agreement or as permitted by the Contractor’s HR Internal Procedures.

If any Employee and/or any Nominated Staff perform the Contractor’s obligations to the Authority in relation to other sites under the Energy Act or another Site Management and

Operations Contract, the Contractor shall ensure that such Employee’s or Nominated Staff’s time (as the case may be) is apportioned and charged to the relevant Site or site.

5.4          Notice to Authority of Disputes

5.4.1       The Contractor shall notify the Authority of the existence and details of any grievance made in accordance with applicable statutory grievance procedures or dispute (whether actual, pending or threatened) between:

5.4.1.1    the Contractor and any of the Employees or Nominated Staff; and/or

5.4.1.2    the Contractor and any of the Contractor’s Subcontractors engaged in connection with this Contract and/or their employees; and/or

5.4.1.3    the Contractor and any trade union or other body representing any such person in Clause 5.4.1.1 or 5.4.1.2 above.

Such notification will be made as soon reasonably practicable after the Contractor becomes aware of any such grievance or dispute and the Contractor shall provide such level of detail as the Authority reasonably requires.

5.4.2       The Contractor shall keep the Authority informed with updates and progress reports on any dispute notified pursuant to Clause 5.4.1 above together with any proposed settlements or developments which may affect the approved funding categories in the Lifetime Performance Baseline.

5.5          Maintenance Skills

The Contractor acknowledges the responsibility of the Authority under section 9(2)(a) of the Energy Act in relation to the maintenance and development in the United Kingdom of a skilled workforce and shall comply with the provisions of Clause 2.7 (Subcontracting/Procurement). In particular, the Contractor shall:

5.5.1       when considering redundancies or any other programme involving a reduction of Employee or Nominated Staff numbers and/or when making make-or-buy decisions pursuant to its Make-or-Buy Plan, take into account the Authority’s duty to maintain and develop in the United Kingdom a skilled workforce under section 9(2)(a) of the Energy Act;

5.5.2       consider and plan future skills requirements and predict possible skills shortages and needs and, in each case, train Employees and Nominated Staff and recruit and train additional employees accordingly; and,

5.5.3       ensure that when it replaces any of the Employees pursuant to this Clause 5 (Employees), the replacement has a level of skills and experience which:

5.5.3.1    is at least broadly comparable to that of the Employee that he or she is replacing; or

5.5.3.2    if more appropriate depending on the relevant job position, matches the necessary skills and experience required for that job position.

5.6          Authority Approval of Redundancy

5.6.1       Subject to Clause 5.1 (Nominated Staff) and 5.2 (Key Personnel), the Contractor shall procure that the Parent Body Organisation obtain the prior written consent of the Authority (such consent not to be unreasonably withheld) in advance of:

5.6.1.1    commencing and/or continuing a Redundancy programme or any other programme involving the reduction of employee numbers such as a voluntary early release scheme; and/or

5.6.1.2    suspending or terminating the employment of 5 or more Employees within any period of one (1) Month or less or 15 or more Employees within any period of 3 months or less;

5.6.2       Nothing in this Clause 5.6 (Authority Approval of Redundancy) will prevent the Contractor from immediately dismissing or suspending from their duties or procuring such dismissal or suspension by the Parent Body Organisation any Employees or from procuring the immediate dismissal or suspension of Nominated Staff by the Parent Body Organisation where, in the reasonable opinion of the Contractor, such action is:

5.6.2.1    necessary to comply with any applicable Law or Regulatory Requirements;

5.6.2.2    required to safeguard the health and wellbeing of any employee on any Site;

5.6.2.3    justified on the grounds that any Employee has committed an act of gross misconduct; and/or

5.6.2.4    justified on the grounds that any Employee has failed an alcohol and/or drugs test.

5.7          Non-Discrimination

The Contractor shall, in respect of the Employees, comply with, and shall procure that the Parent Body Organisation and those of its agents, Employees and Nominated Staff who carry out activities on any Site shall, comply with, the:

5.7.1       Sex Discrimination Act 1975 and Sex Discrimination Act 1986;

5.7.2       Race Relations Act 1976;

5.7.3       Disability Discrimination Act 1995;

5.7.4       Human Rights Act 1998;

5.7.5       Equal Pay Act 1970;

5.7.6       Employment Rights Act 1996;

5.7.7       Employment Equality (Sexual Orientation) Regulations 2003;

5.7.8       Employment Equality (Religion or Belief) Regulations 2003;

5.7.9       Employment Equality (Age) Regulations 2006; and

5.7.10     any other legal or statutory requirement, modification or re-enactment relating to discrimination in employment, and shall procure that the Parent Body Organisation and those of its agents who carry on activities on any Site operate an appropriate equal opportunities policy.

5.8          Terms and Conditions of Employment

5.8.1       The Contractor shall keep and maintain adequate HR Internal Procedures and records to enable it to manage its Employees. Such HR Internal Procedures and records shall contain, amongst other things, all Employees’ up to date terms and conditions of employment and details of remuneration including bonus schemes.

5.8.2       The Contractor shall obtain the prior written consent of the Authority (such consent not to be unreasonably withheld) before making any change to its HR Internal Procedures and record keeping systems where such change will cause a significant increase in the costs of operating the Sites and/or performing its obligations under this Contract.

5.8.3       Without prejudice to the generality of Clause 5.8.2 the Contractor shall not (other than when it is legally required to do so), without the prior written consent of the Authority make or agree any changes to its procedures and policies relating to the terms and conditions of Employees, including procedures and policies which relate to:

5.8.3.1    the inclusion, increase or reclassification in wages, salary, other elements of pay, benefits or emoluments as pensionable or non-pensionable;

5.8.3.2    increases in wages, salary, other elements of pay, benefits or emoluments; and

5.8.3.3    the agreement or approval of any severance or redundancy augmentations to any wages, salary, other elements of pay, benefits or emoluments in each case the effect of which may increase the costs incurred by the Authority in relation to Employees.

5.8.4       Subject to compliance with relevant employment law, the Contractor shall make such additions to, omissions from, or other changes to the employment contracts of Employees from time as required to be made by the Authority.

5.9          Trade Union Agreements

5.9.1       The Contractor shall comply with and disclose to the Authority the terms of all agreements it has made with trade unions or other bodies representing any of the Employees where those agreements relate to any of the Employees.

5.9.2       The Contractor shall disclose to the Authority the terms of all agreements entered into with trade unions or other bodies representing any of the Employees and shall keep the Authority fully informed of any changes to any such agreement or of any new agreements entered into which relate to any of the Employees.

5.10        Termination Costs

The Authority shall recover, in accordance with its rights under Clause 7 (Parent Body Organisation Indemnities) of the Parent Body Agreement, all costs, claims, losses, liabilities and expenses which arise out of the termination of the employment of any of the Nominated Staff (or their replacements) from the Parent Body Organisation by claiming under the Parent Body Organisation Indemnities. Where the Authority makes a claim against the Parent Body

Organisation pursuant to this Clause 5.10 (Termination Costs), it shall do so by serving a Demand on the Parent Body Organisation specifying the amount due.

5.11        Removal of Contractor or Subcontractor Employees from Sites

If:

5.11.1     there is a Contractor Default (whether or not remedied to the satisfaction of the Authority in accordance with Clause 12.4 (Termination or Remedy for Contractor Default)) and the Authority:

5.11.1.1         has made all reasonable enquiries into the circumstances in which the Contractor Default occurred; and

5.11.1.2         believes, acting reasonably, that:

5.11.1.2.1        the Contractor Default may fairly be attributable in whole or in substantive part to any particular Employee or member of Nominated Staff; and

5.11.1.2.2        if the relevant Employee were to continue in the employment of the Contractor, it would adversely affect the Contractor’s ability to fulfil its obligations to the Authority;

or

5.11.2     the Authority reasonably believes that the presence on the Sites of an Employee or Subcontractor’s employee or a Nominated Staff represents a threat to health, safety, security or the environment, then the Authority shall be entitled to request that any such Employee, Subcontractor’s employee or Nominated Staff as applicable be removed from the Sites.

5.11.3     The Contractor shall comply with any request made by the Authority pursuant to this Clause 5.11.

5.12        PENSIONS

5.12.1     Energy Act Requirements

The Contractor shall not do or omit to do anything that shall cause the Authority to be in breach of any of its duties and obligations under Part 3 and/or Part 4 of Schedule  8 to the Energy Act. In the event of any breach of this undertaking, the Contractor shall do all things necessary, as directed by the Authority, to restore the rights and benefits of relevant Employees as referred to therein.

5.12.2     Participation in CNPP

The Contractor shall at all times comply with the terms of the Deed of Participation.  If for any reason the Deed of Participation has not been executed the Contractor shall be deemed to have entered into such a deed and shall nevertheless be bound by and shall comply with terms of the CNPP.  For the avoidance of doubt, it is not expected that Employees or Nominated Staff who are currently members of the Electricity Supply Pension Scheme will transfer to the CNPP.

5.12.3              Participation in Other Applicable Schemes

The Contractor shall participate in such of the other Applicable Schemes as the Authority may at any time direct in respect of those of the Employees who were Employees on the 1st April 2005 where this is necessary in recognition of the Authority’s duties and obligations under Schedule 8 of the Energy Act and who are not in the class of Employees referred to in the Deed of Participation and in respect of those who become Employees or Nominated Staff after that date and who are not otherwise in the class of Employees referred to in the Deed of Participation or at any time hereafter cease to be within the class of Employees referred to in the Deed of Participation. In each case, the Contractor’s obligations shall be subject to such consents as may be required under the governing documentation of the Applicable Schemes, which consents the Contractor and the Authority will each use their reasonable endeavours to procure.

5.12.4              The Contractor shall not participate in any other pension scheme in respect of the Employees or Nominated Staff without the consent of the Authority.

5.12.5              The Contractor shall not take or fail to take any action which would cause it to cease to participate in any Applicable Scheme without the consent of the Authority.

5.12.6              Authority Rights and Contractor Obligations in Respect of Applicable Schemes

The Contractor shall, in respect of all Applicable Schemes in which it participates under Clauses 5.12.2 and/or 5.12.3,

5.12.6.1              appoint the Authority as its nominee for the purposes of consultation on the investment strategy of the Applicable Schemes under section 35 of the Pensions Act 1995. The Contractor acknowledges that the Authority may take account of its own interests as well as those of the Contractor when discussing investment strategy with the trustees (or if there are no applicable trustees the administrator) or managers of the Applicable Schemes. In respect of any Applicable Scheme to which section 35 of the Pensions Act 1995 does not apply, any powers held by the Contractor under the Scheme to influence notional investment strategy shall be delegated to the Authority.

5.12.6.2              appoint the Authority as its nominee for the purposes of consultation on the member nominated trustee provisions of the Pensions Act 2004.

5.12.6.3              not exercise or consent to the exercise of any powers or discretions in relation to the Applicable Schemes without the consent of the Authority and shall exercise any such powers or discretions and shall give such consents in such a way as the Authority may direct.

5.12.7                          Without limiting the obligations in the previous provisions of this clause 5.12 in any way, the Contractor shall in relation to Applicable Schemes in which it participates under Clauses 5.12.2 and/or 5.12.3:

5.12.7.1              agree to the substitution of the Authority as Principal Employer of the Applicable Scheme if the Authority so requests and if such substitution is permitted under the governing documentation of the Applicable Scheme;

5.12.7.2              set or agree employer contribution rates as directed by the Authority;

5.12.7.3                 comply with the trust deeds or such other governing documents and rules of the relevant Applicable Schemes relevant to it as an employer;

5.12.7.4                pay all sums due to the trustees (or if there are no applicable trustees the administrator) of the Applicable Schemes as and when they fall due;

5.12.7.5                comply with administration systems and risk management procedures as reasonably required by the Authority or the relevant Applicable Scheme;

5.12.7.6                comply with all obligations whenever arising to consult in respect of matters related to pensions and disclose all relevant information in advance of its issuance to the Authority and in connection therewith cooperate and liaise with the Authority as reasonably required by the Authority

5.12.7.7                where it has power, amend the Applicable Schemes as directed by the Authority and not amend the Applicable Schemes otherwise;

5.12.7.8                not agree to the funding of any deficit or the treatment of any surplus without the consent of the Authority;

5.12.7.9                not make any augmentations to benefits without consent of the Authority;

5.12.7.10         not admit any other employer to the Applicable Scheme without the consent of the Authority;

5.12.7.11         not terminate (or allow to terminate) the service of any Employees or Nominated Staff in circumstances where an enhanced benefit would be due under the Applicable Schemes without the consent of the Authority;

5.12.7.12         not wind up the Applicable Scheme or any part or section of it without the consent of the Authority;

5.12.7.13          comply with its obligations as employer arising under the general law relating to pensions; and

5.12.7.14          except where and to the extent required by law, not make, without the consent of the Authority, any announcements or issue any, material, information or issue any publicity or advertising in any media or form whatsoever affecting or relating to pension arrangements such consent not to be unreasonably withheld or delayed.

PART 6: FINANCE

6.1                               Funding Limits

The Contractor must fulfil its obligation to perform the Tasks and its other obligations under this Contract within the SLC Annual Funding Limit, Current Budget, Capital Budget and PSWBS Category Levels (in each case as amended in accordance with Part 2 (Baseline Management and Change Control) of the Programme Management Schedule if applicable) set by the Authority for each Contract Year as specified in Part 1 of the Finance Schedule (Funding Limits, Available Base Fee and Available Base Plus Fee).

6.2.                            Determination of Funding Limits and Compliance with Funding Limits

6.2.1                     Prior to each Contract Year, the Authority shall determine and notify the Contractor of the SLC Annual Funding Limit, the Current Budget and the Capital Budget for that Contract Year in accordance with Part 2 of the Programme Management Schedule (Baseline Management and Change Control).

6.2.2                     Subject to Clause 6.2.3 below, if the Contractor breaches the SLC Annual Funding Limit and/or Current Budget without the express written consent of the Authority obtained pursuant to Clause 2.6 (Setting the Lifetime Performance Baseline and Change Control), the costs incurred in excess of such SLC Annual Funding Limit and/or Current Budget, as applicable, shall be Disallowable Costs.

6.2.3                     To the extent that the Contractor’s breach of the SLC Annual Funding Limit and/or Current Budget arises as a direct result of an event listed at Paragraph 16 of Part 2 (Changes that the Authority Cannot Refuse) of the Programme Management Schedule (Baseline Management and Change Control) then the costs incurred in excess of such SLC Annual Funding Limit and/or Current Budget shall not be Disallowable Costs

6.3                               Restrictions on Payment to Parent Body Organisation

Subject to Clause 6.12.6 (Payments to Parent), the Contractor shall not without the prior written consent of the Authority make any payment to the Parent Body Organisation

6.4                               Other Financial Restrictions

6.4.1                     The Contractor shall not without the prior written consent of the Authority:

6.4.1.1           dispose, let or otherwise part with the possession of the whole of or any part of the LROP, business, undertaking or asset including any asset subject to a finance or operating lease;

6.4.1.2           make any change to its accounting reference date;

6.4.1.3           make any change to the Accounting Policies and Procedures save as required by applicable Law, UK generally accepted accounting principles or HM Treasury’s Government Reporting Requirements;

6.4.1.4           create or permit to subsist any Security Interest over any Authority Assets or give any guarantee or indemnity to or for the benefit of any person or otherwise assume liability or become obliged (actually or contingently) in respect of any obligation of any other person, in each case other than as permitted by this Contract save that nothing in this Clause 6.4.1.4 is intended to prevent the creation of any liens in the course of performance of this Contract;

6.4.1.5           save for borrowings under an Approved Working Capital Facility, borrow (including intra-group) or make any payment under any intra-group borrowings;

6.4.1.6           create or acquire any subsidiary or dispose of any shareholding in a subsidiary or make or have any investment in any other entity, except for the deposit of cash in the Contractor’s Fee Account, or the Contractor’s Payment Account ;

6.4.1.7           commence any litigation or arbitration other than:

6.4.1.7.1             in accordance with Clause 7.6 (Necessary Consents), Part 8 (Intellectual Property) or Clause 1.25 (Claims Handling);

6.4.1.7.2             in accordance with the Dispute Resolution Procedure;

6.4.1.7.3             in any attempt to commence judicial review proceedings against the Authority in connection with this Contract;

6.4.1.7.4             to challenge any threatened or actual revocation of a Nuclear Site Licence or any other regulatory permit or consent which is essential to the Contractor’s ability to operate any Site or carry out the Commercial Operations Tasks in accordance with Law; or

6.4.1.7.5             to apply for or resist or join into an injunction which the Contractor, acting reasonably, considers urgent and necessary to the Contractor’s performance of its obligations to the Authority;

6.4.1.8           incur any liability or financial indebtedness except pursuant to an Approved Working Capital Facility or as permitted by this Contract;

6.4.1.9           make any loan or grant any credit, or have or permit to subsist any loan or any credit, to any person (other than the deposit of cash with a financial institution or Office of the Paymaster General as permitted by this Contract);

6.4.1.10    enter into any finance or operating leases;

6.4.1.11    notwithstanding the Permitted Activities, enter into any Customer Contract or Subcontract where a disproportionate element of liability, cost or benefit is likely to crystallise after the expiry of this Contract; and

6.4.1.12    make payment of any management or other charges to the Parent Body Organisation or to any of its Affiliates:

6.4.1.12.1      in excess of those set out in Subcontracts specifically approved by the Authority pursuant to Clause 2.7 (Subcontracting/Procurement);

6.4.1.12.2      unless under an Existing Agreement;

6.4.1.12.5      unless pursuant to Clause 6.12.6 (Payments to Parent); or

6.4.1.12.6      unless as agreed under an Advance Agreement;

6.4.1.13    undertake hedging activities (except in accordance with the Currency Hedging Strategy).

6.4.2                     For the purposes of Clause 6.4 (Other Financial Restrictions), other than where the Authority has expressly given or withheld its consent in writing, the Contractor shall be deemed to have the prior written consent of the Authority to carry out any of the activities in Clauses 6.4.1.1 to 6.4.1.13 (Other Financial Restrictions) to the extent the relevant activity is expressly:

6.4.2.1           set out in the then current Contract Year of the Lifetime Performance Baseline;

6.4.2.2           contained in a Subcontract or Customer Contract which is specifically approved by the Authority. For the avoidance of doubt and notwithstanding any other provision of this Contract, any Subcontract or Customer Contract which enables the Contractor to do any of the matters set out in Clause 6.4

(Other Financial Restrictions) requires the approval of the Authority notwithstanding the Permitted Activities;

6.4.2.3           contained in an Internal Procedure reviewed by the Authority and accepted or deemed to have been accepted by the Authority in accordance with Clause 2.8  (Contractor’s Internal Procedure);

6.4.2.4           save in the case of Clause 6.4.1.11, a Permitted Activity or otherwise approved by the Authority in accordance with Clause 3.6.2 (Authority’s right to be consulted in respect of Customer Contracts); or

6.4.2.5           in the case of Clause 6.4.1.1, permitted by Clause 7.

6.5                               Historical Costs

6.5.1                     Without prejudice to Clause 6.5.4, the Contractor shall determine whether any cost, claim or liability which relates to the period prior to 1 April 2005 falls within the definition of a BNF Historical Cost or a Contractor Historical Cost or a BNF Historical Trading Cost or a Contractor Historical Trading Cost, in accordance with the provisions of the Overarching Costs Management Agreement.

6.5.2                     The Contractor shall mitigate, to the extent reasonably possible, all Contractor Historical Costs and, subject to Clause 6.7 in respect of Exceptional Costs, meet such Contractor Historical Costs subject, where relevant, to the provisions of Clause 1.25 (Claims Handling).

6.5.3                     Where the Contractor, in error, has paid a BNF Historical Cost or a BNF Historical Trading Cost the Contractor shall reclaim such BNF Historical Cost or a BNF Historical Trading Cost from the relevant BNF Company in accordance with the terms of the Overarching Costs Management Agreement. The Contractor shall pay any amounts reclaimed pursuant to this Clause 6.5.3 to the Authority as Category I Revenue.

6.5.4                     The treatment of pension deficit contributions in relation to the Applicable Schemes shall not be dealt with under this Clause 6.5 (Historical Costs). Such deficit contributions shall be made in accordance with the Schedule of Contributions for the relevant Applicable Scheme prepared under section 58 Pensions Act 1995 or section 227 Pensions Act 2004 together with any other obligations as to funding imposed by the documents governing the Applicable Schemes.

6.6                               Cashflow

6.6.1                     Costs and Capital

6.6.1.1           Working Capital

6.6.1.1.1             The Contractor shall be responsible for ensuring that it has sufficient working capital to enable it to meet its obligations under the Contract.

6.6.1.1.2             The Contractor shall make payments to creditors as they Fall Due and in accordance with the Government Payment Obligations (save as otherwise agreed by the Authority in writing) but excluding any costs properly to be met from a Customer Ringfenced Account

6.6.1.1.3             Unless the Authority approves otherwise in writing, the working capital required under Clause 6.6.1.1.1 shall be provided by the Contractor entering into one or more Approved Working Capital Facilities.

6.6.1.1.4             All drawings under an Approved Working Capital Facility shall be transferred only into the Contractor’s Payment Account.  The Contractor shall pay creditors out of the Contractor’s Payments Account including, without limitation, Working Capital Costs.

6.6.2                     Cashflow Forecasting

6.6.2.1           The Contractor shall submit to the Authority a cashflow forecast in a form and at a frequency to be determined by the Authority, acting reasonably, and notified to the Contractor from time to time.

6.6.2.2           The timeliness and accuracy of the cashflow forecast as determined in accordance with Clause 6.6.2.1. as compared with the Monthly Invoice and the Contractor’s requests for payment under Clause 6.7 as well as the Contractor’s adherence to the Authority’s reasonable requirements from time to time (which the Authority shall notify to the Contractor) shall be a criterion under which the Authority shall be entitled to reduce the Total Incentive Fee in accordance with Paragraph 3.3.1 of Part 4 of the Finance Schedule (Payment of Final Incentive Fee) and in any Contract Year the amount by which the Authority shall be entitled to reduce the Total Incentive Fee on the basis of such criterion shall be limited to the relevant percentage identified in Appendix B to Part 6 of the Finance Schedule (Cost Principles and Procedures) the Contractor in respect of such Contract Year.

6.7                               Exceptional Costs

6.7.1                     Subject to the Contractor complying with the provisions of Clauses 6.7.2 and 6.7.3 the Authority acknowledges that it is responsible for providing the funds to the Contractor to enable it to pay creditors in so far as the relevant obligations to make payments to those creditors are in respect of Exceptional Costs including Exceptional Historical Costs and Exceptional Pension Costs.  The provision of such funds is to be made in accordance with Clause 6.7.2.1 in respect of Exceptional Costs other than Exceptional Historical Costs and Exceptional Pension Costs, Clause 6.7.2.2 in respect of Exceptional Historical Costs and Clause 6.7.3 in respect of Exceptional Pension Costs.

6.7.2.                  Information

6.7.2.1           If the Contractor becomes aware that it will incur an Exceptional Cost , it shall seek the Authority’s prior written consent to the incurrence of such a Cost (an “Exceptional Cost Agreement”).  The Contractor shall not incur any Exceptional Cost without obtaining the Authority’s prior written consent under an Exceptional Cost Agreement.  For the avoidance of doubt, the Authority will make payment in relation to an Exceptional Cost only where the Authority’s consent to the incurrence of such Exceptional Cost has been obtained pursuant to an Exceptional Cost Agreement.  In relation to any Exceptional Cost for which it seeks funding, the Contractor shall provide to the Authority a VAT invoice or cost statement as appropriate with all relevant supporting documents and any other applicable information in such a form as the Authority may reasonably require from time to time (such information being “Exceptional Costs Information”). Following receipt of the Exceptional Cost Information, and subject to clause 6.7.4 below, the Authority will in respect of any Exceptional Cost not being an Exceptional Historical Cost or an Exceptional Pension Cost make payment thereof by electronic transfer of funds to the Contractor’s Payment Account no later than the date specified in the notice issued by the Authority pursuant to Part 7 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment) as being the date by which such funds are to be credited to said Contractor’s Payment Account.

6.7.2.2           In relation to any Exceptional Historical Cost for which it seeks funding, the Contractor shall provide to the Authority in such form as the Authority may reasonably require from time to time, as soon as it becomes aware of the liability, a VAT invoice with all relevant supporting documents and any other applicable information including the due date for payment to the supplier of the Exceptional Historical Cost and the date on which the Authority will need to have transferred funds into the Contractor’s Payment Account in order for the amount in respect of that Exceptional Historical Cost to be paid to the supplier (such information being “Exceptional Historical Costs Information”). Following receipt of the Exceptional Historical Costs Information, and subject to Clause 6.7.4 below, the Authority will, at least the Working Day before the due date for payment of the Exceptional Historical Cost to the supplier, make payment in respect of the relevant Exceptional Historical Cost to the Contractor by electronic transfer of funds to the Contractor’s Payments Account.

6.7.3                     In relation to any Exceptional Pension Costs for which it seeks funding, the Contractor will provide to the Authority either :

6.7.3.1           details of the amount which the Contractor (or any subsidiary of the Contractor) will be liable to pay under the schedule of contributions (prepared under section 227 of the Pensions Act 2004) or under the governing documents of the scheme; or

6.7.3.2           a demand for payment made in accordance with the Scheme Document of the CNPP or, in respect of Applicable Schemes other than the CNPP, the governing documents governing the Applicable Scheme, as appropriate (and in such form as the Authority may reasonably require from time to time such information being “Exceptional Pension Costs Information”).  As soon as the Contractor becomes aware of the Exceptional Pensions Cost Information, and in any event no later than 8 (eight) Working Days before the due date for payment by the Contractor, the Contractor will submit such Exception Pensions Cost Information to the Authority.  Following receipt of the Exceptional Pension Costs Information and subject to clause 6.7.4 below, the Authority will, at least the Working Day before the due date for payment of the Exceptional Pension Costs by the Contractor, make payment in respect of the relevant Exceptional Pension Costs to the Contractor by electronic transfer of funds to the Contractor’s Payments Account.  The Contractor shall immediately on receipt of the funds referred to herein remit the same to the relevant pension fund.

6.7.4                     The due date for payment of a sum otherwise due under Clause 6.7.2 or Clause 6.7.3 (as applicable) shall be delayed to the date hereinafter specified where the Authority acting reasonably has sought further information from the Contractor (in addition to Exceptional Costs Information or Exceptional Historical Costs Information or Exceptional Pension Costs Information) which is necessary to enable the Authority to satisfy itself that the Cost in relation to which the Contractor is seeking funds has been properly incurred and/or is an Exceptional Cost.  In such circumstances, the due date for payment of the amount in respect of which clarification has been sought as aforesaid shall be the date falling five (5) Working Days after the Authority receives to its reasonable satisfaction the information sought under this Clause 6.7.4 where such date is later than the date at which the Exceptional Costs, the Exceptional Historical Costs or the Exceptional Pension Costs would be due pursuant to Clause 6.7.2 or 6.7.3. Any dispute in relation to the repayment of amounts by the Authority pursuant to this Clause 6.7.4 will be resolved in accordance with Part 13 (Dispute Management).

6.7.5                     Following its receipt of funds into the Contractor’s Payments Account from the Authority pursuant to Clause 6.7.4, the Contractor shall make payments in respect of Exceptional Costs to creditors as soon as practicable and otherwise in accordance with the Government Payment Obligations (save as otherwise agreed by the Authority in writing).

6.7A                      Trading Costs

The Contractor shall record on the relevant Site Trading Ledger all costs to be treated as Trading Costs. The Contractor shall be entitled to be reimbursed all Trading Costs correctly recorded on the relevant Site Trading Ledger as Exceptional Costs.  Provided that, for the purposes of clause 6.7 above, the Authority shall be deemed to have consented to the incurrence of any Trading Costs.

6.8                               Customer Ringfenced Accounts

6.8.1                     The Contractor is entitled to draw down funds from Customer Ringfenced Accounts in accordance with the legally binding provisions and/or documented understandings with the relevant customer(s) (where inconsistent with legally binding provisions the legally binding provisions shall prevail) governing withdrawal from such Customer Ringfenced Accounts to meet such costs as it is entitled to meet from Customer Ringfenced Accounts.

6.8.2                     For the avoidance of doubt, funds in Customer Ringfenced Accounts shall not constitute Category I Revenue or Category II Revenue unless or until released from such Customer Ringfenced Accounts as revenue in accordance with the terms governing the operation of such accounts.

6.9                               Determination of Revenue Category

6.9.1 Subject to Clause 6.9.4, in each Contract Year during the revising and updating the Lifetime Performance Baseline for the next Contract Year pursuant to Paragraph 10 (Authority Directed Changes to the Lifetime Performance Baseline) of Part 2 of the Programme Management Schedule (Baseline Management and Change Control), the Authority shall in respect of any Site or Sites be entitled, acting reasonably and in consultation with the Contractor, to:

6.9.1.1           amend the definition of Category II Revenue so that revenue which would otherwise have fallen into the definition of Category I Revenue falls into the definition of Category II Revenue for all succeeding Contract Years; and/or

6.9.1.2           amend categories of revenue within or delete categories of revenue from the definition of Category I Revenue and/or Category II Revenue for all succeeding Contract Years.

6.9.2 If the amount of Category II Revenue received by the Contractor to date in the current Contract Year exceeds the amount forecast by the Contractor in the Lifetime Performance Baseline as receivable for that Contract Year in respect of any Site as set out in Finance Schedule Part 1 (Funding Limits, Available Base Fee and Available Base Plus Fee), the Authority shall be entitled in respect of such Site at any time thereafter in the current Contract Year, acting reasonably, to treat the excess revenue falling within the definition of Category II Revenue for such Site as revenue falling into the definition of Category I Revenue for any Site.

6.9.3 Prior to setting the Funding Limits for the next Contract Year in accordance with Paragraph 10 (Authority Directed Changes to the Lifetime Performance Baseline) of Part 2 of the Programme Management Schedule (Baseline Management and Change Control), the Authority shall (acting reasonably and in consultation with the Contractor) be entitled at any time to add new categories of revenue to the definition of Category I Revenue and/or Category II Revenue to the extent that such categories of revenue are not already accounted for as Category I Revenue or Category II Revenue in the current Contract Year’s Lifetime Performance Baseline.

6.9.4  The assumption is that monies received or receivable by the Contractor shall predominantly be treated as Category I Revenue. Any dispute as to whether monies received or receivable by the Contractor are to be treated as Category I Revenue or Category II Revenue shall be determined by the Authority acting reasonably.

6.10                        Receipts Accounts

6.10.1              Unless specifically instructed in writing by the Authority, the Contractor shall pay all Category I Revenue and Category II Revenue into the Contractor’s Receipts Accounts on receipt of such Revenue and shall transfer the entire balance of the Contractor’s Receipts Account on a daily basis to the OPG Receipts Account.

6.10.2              If the Contractor becomes aware that an amount so transferred to the OPG Receipts Account was paid into the Contractor’s Receipts Account in error and so should not have been so transferred, then the Contractor shall inform the Authority immediately of the amount, the date of transfer and the reason for the error (an “Overpayment Notice”).  The Contractor will use all reasonable endeavours to make such claim within 15 days following the end of the month in which a receipt has been transferred by the Contractor to the OPG Receipts Account under Clause 6.10.1 above.  In the event that, exercising such reasonable endeavours, the Contractor is unable to make such claim as aforesaid, the Contractor shall make such claim as soon as reasonably practicable after the expiry of fifteen (15) days following the end of the month in which a receipt has been transferred by the Contractor to the OPG Receipts Account under Clause 6.10.1 above.  The Contractor will provide along with the Overpayment Notice or as soon as reasonably practicable following the Authority’s receipt of an Overpayment Notice all relevant supporting documents and information (and in such a form) as the Authority may reasonably require in order to satisfy itself that the payment into the Contractor’s Receipts Account was made in error. As soon as reasonably practicable following receipt of an Overpayment Notice and receipt of such supporting documentation and information as the Authority may reasonably require, the Authority shall repay the amounts paid in error as aforesaid into the Contractor’s Receipt Account.

6.10.3.           If the Parties cannot agree whether an amount was paid into the Contractor’s Receipts Account in error or if there is any disagreement regarding the amount paid in error the matter shall be resolved in accordance with Part 13 (Dispute Management).

6.11                        Reimbursement

6.11.1              Basis of Reimbursement

6.11.2              Payment to the Contractor shall, except and to the extent otherwise set out in the Finance Schedule or otherwise agreed between the Parties, be on the basis of reimbursement of Allowable Costs incurred together with any Final Incentive Fee due.

6.11.3             Allowable and Disallowable Costs

6.11.3.1                The Authority acknowledges that it is responsible for reimbursing the Contractor for payments in respect of Allowable Costs the Contractor makes to creditors out of the Contractor’s Payments Account (but not in the case of payments properly to be met from a Customer Ringfenced Account or in respect of Exceptional Costs) insofar as the relevant obligations to make such payments were incurred in the Contractor’s performance of its obligations under this Contract. Such reimbursement is to be made on the basis provided in Clause 6.12 (Invoicing and Payment).

6.11.3.2                The Contractor acknowledges that it is not entitled to be reimbursed by the Authority under Clause 6.11.3.1 in respect of payments to creditors which are Disallowable Costs and that, to the extent that the Authority has paid or reimbursed Disallowable Costs or Costs claimed as Allowable Costs in excess of the Costs referred to in Clause 6.11.3.1, the Authority is entitled to be reimbursed by the Contractor.

6.11.3.3                The Contractor must determine whether a payment in respect of a Cost is an Allowable Cost or a Disallowable Cost in accordance with Part 6 of the Finance Schedule (Costs Principles and Procedures).

6.11.3.4                The Contractor shall be entitled to agree in advance with the Authority as to whether certain Costs it proposes to incur are Allowable Costs by entering into Advance Agreements with the Authority pursuant to the process set out in Part 6 of the Finance Schedule (Costs Principles and Procedures).

6.11.3.5                Should the Contractor become aware that it has incorrectly determined an Allowable Cost as a Disallowable Cost and accordingly wishes to claim such Cost as an Allowable Cost, it shall be entitled to make such claim.

6.11.3.6                If the Parties cannot agree whether a particular Cost is an Allowable Cost or a Disallowable Cost according to this Clause 6.11.3 or Part 6 of the Finance Schedule (Costs Principles and Procedures), the matter shall be resolved in accordance with Part 13 (Dispute Management).

6.11.4              Not used

6.11.5              Performance Based Incentive Arrangements

6.11.5.1                The PBIs shall be prepared and determined, and the PBIs shall be calculated and paid, in accordance with Part 4 (Payment of Final Incentive Fee) of the Finance Schedule.

6.11.5.2                The Contractor may propose, and the Authority may require the Contractor to bring forward, changes to PBIs at any time during the Contract Year in accordance with Part 4 of the Finance Schedule (Payment of the Total Incentive Fee).

6.11.6              Final Incentive Fee

6.11.6.1                The Final Incentive Fee shall be calculated, in accordance with Part 2 (General Principles and Calculation of the Incentive Fee Pool), Part 3 (Fee Moderation) and Part 4 (Payment of the Total Incentive Fee) of the Finance Schedule.

6.11.7              Alternative Basis of Remuneration

6.11.7.1                Should the Parties agree to utilise an alternative basis of remuneration to reimbursement of Allowable Costs and Final Incentive Fee they shall as appropriate agree:

6.11.7.1.1                              the basis of remuneration; and

6.11.7.1.2                  the work or services to which it relates; and

6.11.7.1.3                  the terms and conditions upon which such work or services is to be performed; and

6.11.7.1.4                  to the extent the terms of this Contract are not applicable and/or to the extent that any additional terms or conditions are required or require to be amended, the deletions from and additions to and amendments of this Contract; and

6.11.7.1.5                  the relevant rates and prices, any profit, overhead and incentive arrangements; and

6.11.7.1.6      the method of and basis for variation and adjustment

and the Parties shall document the same in a written agreement to be attached as a supplemental agreement to this Contract.

6.11.7.2     For the avoidance of doubt any such supplemental agreement:

6.11.7.2.1      shall apply only in respect of the work and services specified therein and shall have no other effect upon the terms of this Contract; and

6.11.7.2.2      shall contain provisions allocating responsibility for the Costs of additional works needed as a consequence of the Contractor’s failure to comply with the requirements of this Contract in accordance with Part 8 of the Finance Schedule (Provisions Applying to Defective Performance of Alternative Remuneration Tasks).

6.12        Invoicing and Payment

6.12.1     Invoicing of Allowable Costs and Other Costs

6.12.1.1                            Not later than the earlier of the twelfth (12th) Working Day or the fifteenth (15th) Calendar Day of the Month immediately following the relevant Month during which the Contractor incurs Allowable Costs for which it seeks reimbursement in accordance with Clause 6.11.3.1 and Exceptional Costs for which it seeks payment the Contractor will issue a VAT invoice (the “Monthly Invoice”).

6.12.1.2                            In the event that any Monthly Invoice is received by the Authority after the earlier of the twelfth (12th) Working Day or the fifteenth (15th) Calendar Day of the Month immediately following the relevant Month during which the Contractor incurs Allowable Costs for which it seeks reimbursement in accordance with Clause 6.11.3.1 and Exceptional Costs for which it seeks payment, such Monthly Invoice shall be deemed to have been received by the Authority on the twelfth (12th) Working Day of the Month following receipt of the same.  The dates for payment of the Allowable Costs and Exceptional Costs stated in such Monthly Invoice shall be amended to reflect the dates for payment which would have been stated therein had the Allowable Costs and Exceptional Costs to which it relates been reimbursed and due to be paid in the relevant Month immediately prior to the date at which such Monthly Invoice is deemed to have been received by the Authority. Notwithstanding the foregoing, the Authority shall use all reasonable endeavours to make payment of all sums due consequent to such Monthly Invoice as soon as reasonably practicable in order to minimise the Contractor’s liabilities in respect of Working Capital Costs.

6.12.1.3                            The Monthly Invoice shall be prepared in accordance with Clause 6.12.1.4 and shall be accompanied by

6.12.1.3.1           a description of the work and/or services to which it relates.

6.12.1.3.2           a breakdown setting out in reasonable detail the Allowable Costs incurred and the Exceptional Cost to be paid and an explanation of what they relate to;

6.12.1.3.3           adequate documentation supporting the sums claimed, and

6.12.1.3.4           any other information or documentation that the Authority may from time to time require and notify to the Contractor.

6.12.1.3.5           details of the due dates for payment of Exceptional Costs and Allowable Costs together with the amount of such Exceptional Costs and Allowable Costs gross and net of VAT all in accordance with Part 7 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment); and

6.12.1.3.6           an analysis of all amounts paid by the Authority against amounts due on the invoice in accordance with Part 7 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment)

6.12.1.4                            The Monthly Invoice shall be prepared on an accruals accounting basis in accordance with UK GAAP (and not a cash accounting basis) save in respect of purchase of stock as provided below.

Any Allowable Costs will be shown exclusive of any VAT payable by the Contractor and the Monthly Invoice shall calculate the VAT payable by the Authority to the Contractor in respect of such Allowable Costs.

In respect of purchases of stock by the Contractor, the Monthly Invoice shall be adjusted to reflect the value (excluding VAT) of actual purchases during the relevant Month (as compared with value of stock consumed in that Month).  Such stock shall be the property of the Authority and the Monthly Invoice will treat its purchase by the Contractor on behalf of the Authority as a taxable supply.

6.12.1.5                            Subject to Clause 6.12.1.2 the Authority shall reimburse the Contractor in respect of Allowable Costs as shown in each Monthly Invoice complying with Clauses 6.12.1.3 and 6.12.1.4 in accordance with the provisions of Part 7 of the Finance Schedule (Cashflow Forecasting and Calculating Dates for Payment) to this Contract.

Payment shall be made by electronic transfer of funds into the Contractor’s Payments Account.

6.12.1.6                            The due date for payment of a sum otherwise due under Clause 6.12.1.5 shall be delayed to the date hereinafter specified where the Authority has sought further information from the Contractor (in addition to that included or accompanying any Monthly Invoice) to enable the Authority to satisfy itself that the Cost in relation to which the Contractor is seeking reimbursement has been properly incurred as an Allowable Cost,.  In such circumstances, the due date for payment of the Allowable Cost in respect of which clarification has been sought shall be the date falling five (5) Working Days after the Authority receives, to its reasonable satisfaction, the information sought under this Clause 6.12.1.6 where such date is later than the date at which such Allowable Cost would be due to be reimbursed by the Authority pursuant to Clause 6.12.1.5.  Any dispute in relation to the reimbursement of amounts to the Contractor pursuant to this Clause 6.12.1.6 will be resolved in accordance with Part 13 (Dispute Management).

6.12.1.7                            Where the Contractor becomes aware that an amount in relation to which it is to seek reimbursement under Clause 6.12.1 (Invoicing of Allowable Costs and Other Costs) and Clause 6.7 (Exceptional Costs) exceeds the relevant amount specified in the cashflow forecast submitted by the Contractor under Clause 6.6.2 (Cashflow Forecasting) the Contractor will take immediate steps to notify the Authority that the amount exceeds the relevant amount specified in the cashflow forecast.  Upon receiving the notice, the Authority will review its cash flow position with a view to reimbursing the Contractor in accordance with Clauses 6.12.1 and 6.7. Where reimbursement under Clauses 6.12.1 and 6.7 is not possible as a result of the Authority’s cash flow position, the Authority will not reimburse the Contractor in accordance with Clauses 6.12.1 and 6.7 in respect of the amount which exceeds the relevant amount specified in the cashflow forecast. In this event, the Contractor and the Authority will use their best endeavours to enable the Authority to reimburse to the Contractor the amount which exceeds the relevant amount specified in the cashflow forecast as soon as practicable after any reimbursement would have been due under Clauses 6.12.1 and 6.7 but for that amount exceeding the relevant amount specified in the cashflow forecast and the due and final dates in respect of such amounts shall be delayed accordingly.

6.12.2     Not used

6.12.3     Termination Invoice

6.12.3.1         The Contractor shall deliver to the Authority by no later than the twelfth (12th) Working Day following the last day of the final Contract Year a VAT invoice (the “Provisional Termination Invoice”) which specifies all Allowable Costs incurred of which the Contractor is aware for which it would have sought reimbursement in accordance with Clause 6.12.1.1 but in respect of which it has not delivered to the Authority a Monthly Invoice. The provisions of clause 6.12.1.2 to 6.12.1.6 will apply to the Provisional Termination Invoice as if references therein to “Monthly Invoice” were references to “Provisional Termination Invoice”.

6.12.3.2         The Contractor shall deliver to the Authority by no later than the sixtieth (60th) Working Day following the last day of the final Contract Year a VAT invoice (the “Final Termination Invoice”) which specifies all Allowable Costs other than Allowable Costs specified in the Provisional Termination Invoice for which it would have sought reimbursement in accordance with clause 6.12.1.1 but in respect of which it has not delivered to the Authority a Monthly Invoice.  The provisions of clause 6.12.1.2 to 6.12.1.6 will apply to the Final Termination Invoice as if references therein to “Monthly Invoice” were references to “Final Termination Invoice”.

6.12.4     Payment of Interim Incentive Fee

6.12.4.1         The Contractors entitlement to payment of the Interim Incentive Fee is set out at Paragraph 2 of Part 4 of the Finance Schedule (Payment of Final Incentive Fee).The Contractor will issue a VAT invoice for the net amount of the Interim Incentive Fee plus VAT each month.

6.12.4.2         Not used.

6.12.4.3         Not used.

6.12.4.4         Without prejudice to Paragraph 2.2 of Part 4 of the Finance Schedule (Payment of the Total Incentive Fee),the Authority may during the seventh Month and during the tenth Month of each Contract Year require the Contractor to provide such information as the Authority may reasonably require in order to satisfy itself so far as reasonably practicable at that stage of the Contract Year that the total of the payments made by the Authority pursuant to Clause 6.12.4.1 for the

Contract Year will not exceed 60% of the Interim Incentive Fee Pool payable for such Contract Year.  In the event that the Authority reasonably believes on the basis of such information or otherwise that the total of the payments made by the Authority pursuant to Clause 6.12.4.1 for the Contract Year will exceed 60% of the Interim Incentive Fee Pool which will be payable in respect of such Contract Year, the Authority may decide to reduce its monthly payment pursuant to Clause 6.12.4.1 so that the total of such payments for the Contract Year is equal to 60% of the Interim Incentive Fee Pool in respect of such Contract Year.

6.12.4.5         In the event that the Authority reasonably believes on the basis of the information provided pursuant to Clause 6.12.4.4 or otherwise that the total of the payments made by the Authority pursuant to Clause 6.12.4.1 in any Contract Year exceeds 60% of the Interim Incentive Fee Pool in respect of such Contract Year, the Authority shall be entitled to make no further payments during such Contract Year pursuant to Clause 6.12.4.1 and the Contractor shall repay the Authority such excess.

6.12.5     Contractor’s Fee Account

Any interest accruing on amounts in the Contractor’s Fee Account shall be for the account of the Contractor.

6.12.6     Payments to Parent

6.12.6.1         Within fourteen (14) Calendar Days of the Authority’s determination pursuant to Clause 6.2 (Determination of Funding Limits and Compliance with Funding Limits) and the final determination of the Final Incentive Fee undertaken pursuant to Paragraph 3.4 (Calculation of Final Incentive Fee) of Part 4 of the Finance Schedule (Payment of Final Incentive Fee), taking account of the Annual Reconciliation Reports, the Authority will calculate the Year End Sum which shall be an amount equal to the Final Incentive Fee minus:

6.12.6.1.1      the amount of the Interim Incentive Fee Pool paid by the Authority to the Contractor (less any sums repaid by the Contractor pursuant to Paragraph 2.2 of Part 4 of the Finance Schedule (Payment of Final Incentive Fee) or Clause 6.12.4.5);

6.12.6.1.2      an amount in respect of any Disallowable Costs not otherwise reimbursed to the Authority; and

6.12.6.1.3      any amount owing from the Parent Body Organisation to the Contractor or the Authority pursuant to this Contract or the Parent Body Agreement.

6.12.6.2         If the Year End Sum is a positive figure then the Authority shall pay an amount equal to the Year End Sum into the Contractor’s Fee Account within thirty (30) Calendar Days of the Authority’s calculation of the Year End Sum. If the Year End Sum is a negative figure then the Authority shall serve a Demand on the Parent Body Organisation requiring that the Parent Body Organisation pays an amount equal to the Year End Sum to the Authority within thirty (30) Calendar Days of receipt of such Demand.

6.12.6.3         If the Year End Sum is a positive figure then the Contractor shall issue a VAT invoice to the Authority for the sum as defined in 6.12.6.2 plus VAT.

6.12.6.4         Upon expiry or termination of this Contract, if the final form Annual Reconciliation Report has been referred to the Dispute Resolution Procedure, the Authority shall calculate the Year End Sum whether that be a positive or negative sum and to the extent that such Year End Sum is undisputed Clause 6.12.6.2 shall apply in respect of that undisputed amount.  Following agreement or determination of the disputed amounts under the Annual Reconciliation Report, Clauses 6.12.6.1 and 6.12.6.2 shall apply as appropriate.

6.12.6.5         The Authority hereby gives its consent to the Contractor paying such amount of the Interim Incentive Fee Pool and of the Year End Sum (if the Year End Sum is a positive figure) to the Parent Body Organisation as the Contractor thinks fit and proper.

6.12.7     Payment

6.12.7.1         Sums payable to the Contractor shall become due from the Authority to the Contractor on the date or dates specified in Clauses 6.7.2.1, 6.7.2.2 and 6.7.3 (all as modified by the operation of Clause 6.7.4); Clauses 6.12.1.5 (as modified by the operation of clause 6.12.1.6) and on the dates of the invoices referred to in Clause 6.12.4.1 shall (subject to Clauses 6.12.4.4 and 6.12.4.5) be paid by the Authority to the Contractor by the date or dates specified or calculated in accordance with in Clauses 6.7.2.1, 6.7.2.2 and 6.7.3 (all as modified by Clause 6.7.4);  Clause 6.12.1.5 (as modified by the operation of Clause 6.12.1.6); Clause 6.12.2.4 and the dates stated for payment in Clause 6.12.4.1 (“the Final Date for Payment”).

6.12.7.2         Not used

6.12.7.3         If at any time the Authority fails to make any payment by the Final Date for Payment then the Contractor shall so notify the Authority in writing and such sum as remains unpaid shall bear interest at the Interest Rate from the date of the Contractor’s notice referred to herein until the date the same is paid by the Authority to the Contractor.

6.12.7.4         Without prejudice to the Authority’s rights under Clauses 6.7.4 and 6.12.1.6 the Authority shall be entitled to set off against any money otherwise due under this Contract the amount of any claim for loss and/or expense which has actually been incurred by the Authority by reason of any breach of or failure to observe the provisions of this Contract by the Contractor provided always:

6.12.7.4.1      the amount of the set off has been quantified in detail and with reasonable accuracy by the Authority: and

6.12.7.4.2      the Authority has given to the Contractor notice in writing (the “Effective Notice”) specifying its intention to set off the amount quantified in accordance with Clause 6.12.7.4.1 and the grounds on which such set off is claimed to be made.  Where there is more than one ground the Authority shall state in the Effective Notice each of the grounds on which the set off is claimed to be made and the amounts attributable to each of them.  The Effective Notice shall be given not less than seven (7) days before the money from which the amount is to be set off becomes due to the Contractor provided that the Effective Notice shall not be binding insofar as the Authority may amend it in preparing its pleadings for any Legal Proceedings.

6.12.7.5         The rights of the Parties in respect of set off are fully set out herein and no other rights whatsoever shall be implied as terms of this Contract relating to set off.

6.12.8     Currency of Contract

All amounts of money in this Contract are expressed in pounds sterling (£). If the United Kingdom joins European Monetary Union any figure expressed in “£” and “sterling” in this Contract shall be converted into euro at the rate for conversion of sterling into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations) and any reference to a figure in “£” or “sterling” shall mean that figure adjusted into euro.

6.13        Funding Limits

6.13.1     Expenditure and accruals shall attrite the Funding Limits in accordance with the provisions of Part 6 of the Finance Schedule (Cost Principles and Procedures).

6.14        Reports

6.14.1     The Contractor shall prepare and submit to the Authority periodic reports for each Site showing the amounts of expenditure expended and/or accrued against each Funding Limit in accordance with Clause 4.1 (Reporting and Reviewing).

6.14.2     Following the end of each Contract Year, the Authority shall notify the Contractor that it either agrees the Monthly Reconciliation Reports or that it requires the Contractor to amend and re-submit them (indicating those reports and sections therein which it requires to be amended). Within thirty (30) Calendar Days of such notification from the Authority, the Contractor shall either submit revised Monthly Reconciliation Reports incorporating all amendments required by the Authority (and the Authority shall notify the Contractor of its agreement to the revised Monthly Reconciliation Reports within a further thirty (30) Calendar Day period) or notify the Authority that it does not accept any one or more of the amendments requested by the Authority (identifying the relevant amendments). In the event that the Contractor does not accept any or all of the Authority’s requested amendments, the Parties shall consult each other with a view to agreeing revised Monthly Reconciliation Reports but if they cannot agree the final form Monthly Reconciliation Reports within fourteen (14) Calendar Days of first notification by the Contractor to the Authority that it does not accept all of the Authority’s amendments, the matter shall he resolved, and the final form Monthly Reconciliation Reports determined, in accordance with the Dispute Management Schedule.

6.14.3     Not used.

6.14.4     Within fourteen (14) Calendar Days of the agreement or determination of the Monthly Reconciliation Reports pursuant to Clause 6.14.2 above, the Authority shall determine whether or not the Contractor has complied with Clause 6.13.1 (Funding Limits) and, if the Contractor has not complied with Clause 6.13.1 (Funding Limits), the Authority will serve a Demand on the Contractor in respect of sums paid by the Authority as Allowable Costs which pursuant the procedures in this clause 6.14 are agreed or determined to be Disallowable Costs

6.14.5     The Contractor shall provide any information reasonably requested by the Authority that enables the Authority to comply with its State Aid reporting obligations to the Department for Business, Innovation and Skills.

6.15        Costs Transparency and Auditing

6.15.1     At any time the Authority or the Authority’s Agents may choose to exercise the rights set out in Clause 4.5 (Inspection and Audit) to audit the Contractor’s determination of

Costs as Allowable Costs or Disallowable, the Contractor’s claims for reimbursement of Allowable Costs or the reconciliation between payments made and accruals.

6.15.2     The Contractor shall adopt a system of cost transparency and open book accounting which provides for the cost components, cost levels and cost build up and calculation for each and every item of cost that is used on the formulation of the rates prices and sums under this Contract, including those relating to Subcontracts, which relate to the Contractor’s performance of its obligations under this Contract to be calculated and made available to the Authority. The Contractor shall, at the request of the Authority, make such of its records available to the Authority as are necessary for the Authority to verify that a system of cost transparency has and is being adopted. The Contractor shall ensure that its Subcontractors also comply with such cost transparency and reporting provisions by including such provisions in its Subcontracts. The Authority shall have the right to access to the build up and calculations for each and every item of cost that is used in the formulation of the rates, prices and sums under this Contract. The Authority shall have the right to audit the Contractor’s Subcontractors and Affiliates on the same basis.

6.16        Reconciliation for Mid-Year Termination

6.16.1     If the last day of the final Contract Year is any day other than a month end (or if the Authority exercises its Call Option under the provisions of the Parent Body Agreement or terminates the Parent Body Agreement as a result of the default or insolvency of the Parent Body Organisation notwithstanding the continuation of this Contract), the Authority shall require the Contractor to produce Monthly Reconciliation Report (subject to any modifications necessary to deal with mid-month termination, where relevant) showing the information listed in Clauses 6.13.2.1 to 6.13.28 above for the period from the last Monthly Reconciliation Report up to the date of termination, within sixty (60) Calendar Days of such date of termination.

6.16.2     The Contractor shall propose an equitable apportionment of the SLC Annual Funding Limit for the then current Contract Year for each Site based on progress as against the costs, scope and schedule in the then current Contract Year of the Lifetime Performance Baseline for each Site in accordance with Paragraph 6 (Accounting Basis) of Part 6 of the Finance Schedule (Costs Principles and Procedures). If the Parties fail to agree on such apportionments proposed by the Contractor, the matter shall be resolved and determined in accordance with the Dispute Management Schedule.

6.16.3     The Contractor and the Authority shall comply with the provisions of Clauses 6.14.2, 6.14.3 and 6.14.4 above.

6.16.4     Within fourteen (14) Calendar Days of agreement or determination of the Monthly Reconciliation Reports the Authority shall, acting reasonably, determine the amount of Final Incentive Fee to which the Contractor is entitled, taking account of the profile of the PBIs in the context of mid-year termination of the Contract or the Parent Body Agreement as appropriate and of the final Monthly Reconciliation Report agreed or determined pursuant to Clause 6.16.3 above and in accordance with Part 4 of the Finance Schedule (Payment of Final Incentive Fee).

6.16.5     Within fourteen (14) Calendar Days of the agreement or determination of the Final Incentive Fee to which the Contractor is entitled the Authority shall calculate the Year End Sum in accordance with Clause 6.12.6 (Payments to Parent) above. If the Year End Sum is a positive figure then the Authority shall pay an amount equal to the Year End Sum into the Contractor’s Fee Account within thirty (30) Calendar Days of the Authority’s calculation of the Year End Sum. If the Year End Sum is a negative figure then the Authority shall serve a Demand on the Parent Body Organisation requiring that the Parent Body Organisation pays an amount equal to the Year End Sum to the Authority within thirty (30) Calendar Days of receipt of such Demand.

6.16.6     Notwithstanding the termination of this Contract or the Parent Body Agreement as appropriate, the Authority hereby gives its consent to the Contractor paying the Year End Sum (if a positive figure) to the Parent Body Organisation unless for the Contractor to do so would be contrary to Law.

6.17        Direct and Indirect Taxation

6.17.1     Tax — general

6.17.1.1     The Contractor agrees to take all reasonable actions to meet its Taxation compliance obligations, and in particular to assist in the reduction or elimination of any irrecoverable Taxation.

6.17.2     Corporation Tax

The Contractor:

6.17.2.1     agrees to prepare and submit to HMRC corporation tax computations on the basis of the principles agreed between HMRC and the Authority in the Code of Practice 10 Submission (the “COP 10”);

6.17.2.2     undertakes not to seek agreement from HMRC to a treatment of any item in the corporation tax computations which is inconsistent with the COP 10, unless the Authority expressly consents in writing.

6.17.2.3     shall produce a tax pack in respect of the accounting records maintained by the SLC on behalf of the Authority in the form and to the frequency and timescales reasonably required by the Authority and respond to any queries on a timely basis such that the Authority is able to meet its taxation obligations

6.17.3     VAT

6.17.3.1     The Contractor agrees to charge VAT, issue VAT invoices and comply with VAT compliance obligations on the basis of the VAT Agreement and in particular:

6.17.3.1.1      agrees to register and maintain registration for the purposes of the VATA;

6.17.3.1.2      agrees properly to charge VAT and issue VAT invoices in respect of supplies made to Third Party customers;

6.17.3.1.3      agrees properly to charge VAT and issue VAT invoices in respect of the reimbursement of Allowable Costs by the Authority;

6.17.3.1.4      agrees properly to charge VAT and issue VAT invoices and credit notes as appropriate in respect of the Final Incentive Fee;

6.17.3.1.5      agrees properly to prepare and submit VAT returns on a timely basis to HM Customs and Excise and to seek recovery as far as possible of VAT incurred in respect of goods and services supplied to the Contractor; and

6.17.3.1.6      agrees not to act in any way inconsistently with the principles set out in this Contract.

6.17.3.2     The Authority shall charge VAT in respect of the fee for the Property Licence for the Sites and the fee for the licence of the Authority IP to the Contractor, and shall properly issue VAT invoices in respect thereof.

6.17.3.3     The Authority warrants that it has elected to waive exemption from VAT in accordance with the provisions of Paragraph 2 of Schedule 10 to VATA in respect of the Sites.

6.17.4     Withholding Taxes

6.17.4.1     Any payment made by the Authority or the Contractor under, or pursuant to the terms of, this Contract shall be made free and clear of all taxation whatsoever save only for any deductions or withholdings required by applicable Law.

6.17.4.2     The Authority warrants that it is a company resident in the United Kingdom for the purposes of Part 15 of the Income Tax Act 2007.

6.17.4.3     The Contractor warrants that it is a company resident in the United Kingdom for the purposes of Part 15 of the Income Tax Act 2007.

6.17.4.4     Where the Contractor is or will be required to account under this Contract to the Authority in respect of any receipt from a Third Party, and such receipt is or may be subject to deductions or withholdings in respect of Taxation, the Contractor is required to take reasonable action necessary to obtain the payment without such deduction or withholding, or to recover all or part of the deduction or withholding.

6.17.5     Employee Taxes

The Contractor undertakes properly to make all National Insurance Contributions and sums payable to HMRC under the PAYE system in respect of emoluments and benefits paid or payable, and to make all deductions and retentions as should be made in accordance with the applicable Law.

6.17.6     Tax Returns

The Contractor agrees that the Authority may, at the Authority’s request, review tax returns and tax correspondence prior to their submission to the relevant tax Authority and that the Contractor will take into account the Authority’s reasonable comments provided that the timing of the provision of such comments takes into account any deadline for the relevant submission of which the Authority is aware and provided that the tax return or tax correspondence relates to a matter for which the Authority has financial responsibility.

6.17.7     Construction Industry Scheme Regulations: Sections 559-567 Income and Corporation Taxes Act 1988

6.17.7.1         For the purposes of this Clause 6.17.7, “CIS” means the scheme prescribed by Chapter IV of Part XIII of the Income and Corporation Taxes Act 1988 and/or the scheme prescribed by Chapter 3 of Part 3 of the Finance Act 2004, in either case to the extent that such scheme is in force.

6.17.7.2         The Contractor shall comply with the obligations imposed on it by the CIS and the obligation of the Authority to make any payment under this Contract is subject to the provisions of the CIS.

PART 7 REAL ESTATE AND ASSET MANAGEMENT

7.1          Right to Occupy Sites

7.1.1       From the Commencement Date until the expiry or earlier termination of this Contract, the Authority licences the Contractor:

7.1.1.1        subject to Clauses 7.1.1.2 and 7.1.7 to use and occupy the LROP (including the facilities and installations thereon and any easements appurtenant thereto); and

7.1.1.2        to use and occupy any part or parts of the LROP that are the subject of a Tenancy Document where (and for so long as) the lawful right of occupation by the person with the benefit of the relevant Tenancy Document has been properly suspended by the Authority (or its agent) in accordance with the terms of the relevant Tenancy Document; and

7.1.1.3        to use the Authority Assets; and

7.1.1.4        to sell Authority Assets in accordance with the terms of the Customer Contracts;

7.1.1.5        subject to and in accordance with the Agency Agreement to exercise the rights reserved in favour of the Authority pursuant to any Tenancy Document insofar as it may relate to the LROP; and

to enable the Contractor to:

1) perform its obligations under this Contract; and

2) discharge its obligations pursuant to the Nuclear Site Licence and all other relevant Regulatory Requirements; and

3) use the Sites and the Authority Assets for any other use that the Authority has consented to in writing,

(the “Property Licence”).

7.1.2       The Contractor agrees and undertakes with the Authority:

7.1.2.1        to pay to the Authority the Property Licence Fee in advance by way of one payment on 1 April each year (the first payment being due on the date of this Contract); and

7.1.2.2        not to impede in any way the Authority or its officers servants or agents in the exercise of the Authority’s rights of possession and ownership of any Site provided that (in respect of the part of the Site that comprises the Licensed Nuclear Site Area) the Authority agrees that in exercising its rights of possession and ownership the Authority shall not do anything that would contravene the terms of the Nuclear Site Licence and shall at all times comply with any proper regulations relating to the Licensed Nuclear Site Area made by the Contractor (in its capacity as the holder of the Nuclear Site Licence) (which the Contractor agrees shall not materially adversely affect the exercise of the Authority’s rights) and notified to the Authority from time to time; and

7.1.2.3        to perform and observe all covenants restrictions provisions and stipulations affecting the Sites and not to interfere with any rights easements or other like matters affecting the Sites.

7.1.3           The licence granted to the Contractor by Clause 7.1.1 above is personal to the Contractor and shall not be capable of being assigned or in any way otherwise dealt with or disposed of provided that the Contractor may with the prior written consent of the Authority (at the Authority’s sole discretion) and subject to the Contractor complying with the terms of any necessary Regulatory Requirements grant:

7.1.3.1        sub-licences of any part of the Licensed Nuclear Site Area to authorised Subcontractors and/or the Constabulary; and

7.1.3.2        sub-licences of any part of the Sites (excluding the Licensed Nuclear Site Area) to any Third Party engaged by the Contractor for the proper performance of its obligations under this Contract and/or the Constabulary.

7.1.4           If the Authority has granted its consent to a Subcontract pursuant to Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17, such consent shall constitute the Authority’s prior written consent in respect of the sub-licence to the relevant Subcontractor for the purposes of Clause 7.1.3.1.

7.1.5           Without prejudice to the requirement to obtain the Authority’s prior written consent under Clause 7.1.3.1, if the Contractor has notified the Authority of its proposed entry into a Subcontract in accordance with Paragraph 3.11 (Notification of Subcontracts not Requiring Authority Approval) of Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17, such notification shall constitute the Contractor’s notification and the Authority’s consent in respect of the sub-licence to the relevant Subcontractor for the purposes of Clause 7.1.3.1.

7.1.6           If the Contractor is not required to notify the Authority of its entry into a Subcontract nor required to obtain the Authority’s prior written consent to the entry into such Subcontract under Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17 then, for the purposes of Clause 7.1.3.1, the Authority shall be deemed to have given its prior written consent in respect of the sub-licence to the relevant Subcontractor.

7.1.7           The licence granted to the Contractor by Clause 7.1.1 above is granted subject to:

7.1.7.1    the Authority’s proprietary rights in respect of the LROP; and

7.1.7.2    the rights, covenants, conditions and other matters affecting the LROP; and

7.1.7.3    the rights of any third parties from time to time subsisting in relation to the LROP; and

7.1.7.4    the Tenancy Documents.

7.1.8       The Contractor shall not by virtue of the licence granted by Clause 7.1.1 (or otherwise) claim to be or become entitled to any estate right or interest in or exclusive possession of any of the land of the Authority and/or the Authority Assets and nothing contained in this Clause 7.1 shall be construed as creating a legal or equitable demise of the Sites and/or the LROP.

7.1.9       For the avoidance of doubt, notwithstanding the provisions of clause 7.1.8 the Authority served on the Contractor notices dated 25 April 2007 in accordance with the terms of section 38A(3)(a) of the Landlord and Tenant Act 1954 and the Contractor or a person duly authorised by the Contractor made statutory declarations in accordance with Paragraph 3 and 4 of schedule 2 of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 and accordingly the Authority and the Contractor confirm and agree that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 are excluded in relation to any right of occupation created by this Contract.

7.1.10     Nothing contained in this Contract shall imply or warrant that the Sites and/or the LROP may (whether under statute or otherwise) be used for any purpose for which the Contractor uses or intends to use the Sites and/or the LROP.

7.1.11     The Contractor agrees that it shall not claim any proprietary interest or right in the Sites and/or the LROP.

7.2          Objects of antiquity or value

The Contractor shall notify the Authority of all objects of antiquity or value discovered in the course of the performance of this Contract. All such objects shall belong to and be at the disposal of the Authority.

7.3          Condition of Sites and Authority Assets

The Authority shall not give any warranty as to the condition of each Site or the Authority Assets.

7.4          Use of Sites and Authority Assets

7.4.1       The Contractor shall not, without the prior written consent of the Authority, use the Authority Assets (or part thereof) other than in fulfilment of its obligations under this Contract, applicable Law and Regulatory Requirements.

7.4.2       The Authority shall be entitled to require that:

7.4.2.1    any movable Authority Asset be redeployed for use on behalf of the Authority at any place outside a Site provided that such redeployment will not impede or prevent the Contractor from performing its obligations under this Contract; and/or

7.4.2.2    the Contractor utilise any other movable asset deployed to such Site by the Authority in the Contractor’s performance of its obligations under this Contract.

7.4.3       The care and maintenance of any Authority Asset redeployed pursuant to Clause 7.4.2.1 above shall be the responsibility of the Authority until such time as the Authority Asset is returned to the relevant Site. The care and maintenance of any other movable asset deployed to the relevant Site pursuant to Clause 7.4.2.2 above shall be the responsibility of the Contractor until the Authority procures the removal of such movable asset from the Site.

7.5          Maintenance of Sites and Authority Assets

7.5.1       Save to the extent that it is the responsibility of a Third Party pursuant to a Tenancy Document, the Contractor shall:

7.5.1.1    maintain the Sites in a safe manner in accordance with all applicable Law and Regulatory Requirements; and

7.5.1.2    maintain, service and repair the Authority Assets in a safe manner in accordance with the Contractor’s Internal Procedure relating to asset management and Good Industry Practice.

7.5.2       The Contractor shall create and maintain a current and accurate Site Maintenance Register and supply a copy of that register to the Authority upon Request.

7.5.3       The Contractor has created the Asset Register.

7.5.4           The Contractor shall maintain the Asset Register as current and accurate and shall allow the Authority to inspect the Asset Register at any time upon reasonable notice.

7.5.5           The Contractor will throughout the period of the Contract appoint and keep appointed a suitability qualified person, who shall have been previously approved by the Authority (such approval not to be unreasonably withheld), to liaise with the Authority in connection with the Contractor’s compliance with its obligations under Schedule 18 (Contractor’s Obligations in relation to the Sites).

7.5A       Disposal of Authority Assets

7.5A.1    Prior to every Asset Disposal, the Contractor shall ensure that:

7.5A.1.1         it consults with the Authority as to whether the Authority Asset can be utilised by the Authority at a location other than the Sites; and

7.5A.1.2         the proceeds of sale of any Authority Asset represent value for money.

7.6          Necessary Consents

7.6.1           The Contractor shall be required to maintain and procure a Nuclear Site Licence and all applicable licences, authorisations, permits or consents required by Law or Regulators and necessary to enable it to access, occupy and use each of the Sites for the purpose of fulfilling its obligations under this Contract.

7.6.2           Save as provided in Clause 7.6.1 above, the Contractor shall only be obliged to use reasonable endeavours to procure any Consent necessary for the purpose of fulfilling its obligations under this Contract.

7.6.3           The Authority will provide reasonable co-operation and assistance to the Contractor in the procuring of any Consent.

7.6.4           Where a Consent is required by the Contractor, but such Consent can only be obtained by the Authority, the Authority shall take all reasonable steps to obtain such Consent for the benefit of the Contractor.

7.7.         Right to Acquire New Assets

7.7.1           New Assets acquired by the Contractor in performing the Contract shall be acquired in the name of the Authority and shall pass into the immediate ownership of the Authority and become Authority Assets.

7.7.2           Upon acquiring any New Assets, the Contractor shall promptly and accurately record such acquisition(s) on the Asset Register.

7.7.3           Any New Assets must be purchased in accordance with the requirements of Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17.

7.8          Customer Contracts

7.8.1           Without prejudice to Clause 3.6.3 (Authority’s right to instruct) and Clause 7.1.3 if, at the Commencement Date, the terms of any Customer Contract provide to the Customer (and/or an agent of the Customer) rights of access to and use of the Authority Assets the Sites and their facilities, installations, structures and outbuildings, if the Customer (and/or an agent of the Customer) wishes to exercise such rights, the Authority shall allow the Contractor to fulfil its obligations under such Customer Contract by, upon notice from the Contractor to the Authority, permitting the Customer (and/or an agent of the Customer) such access and such use required under the terms of the relevant Customer Contract subject always to the applicable Law and Regulatory Requirements.

7.8.2           If a Customer Contract provides for the transfer of title in Authority Assets to the Customer, the Contractor shall request the Authority’s prior written consent to such transfer of title in accordance with the terms of the Customer Contracts.

7.9          Contractor’s obligations relating to the Site

The Contractor shall observe and perform the obligations set out in Schedule 18 (Contractor’s Obligations in Relation to the Site).

7.10        Agency Agreement

The Contractor and the Authority shall observe and perform the obligations and duties set out in the Agency Agreement by which the Contractor acts as exclusive agent for the Authority in respect of leases, licences or other tenancies granted by the Authority over any part of the LROP.

PART 8 - INTELLECTUAL PROPERTY

8.1          Licence of Authority IP to Contractor

8.1.1          The Authority hereby grants to the Contractor a non-transferable, non-exclusive, royalty-free licence of the Authority IP to use during the duration of the Contract for the purpose of fulfilling its obligations under this Contract in consideration of a fee of £1,000 per annum.  The Contractor shall have the right to sub-license the Authority IP to Subcontractors approved by the Authority for use in performance of their Subcontracts, but shall have no other rights to sub-license without the prior written approval of the Authority (such approval not to be unreasonably withheld).

8.1.2          The Contractor acknowledges that nothing in this Contract shall constitute any representation or warranty by the Authority in respect of the Authority IP and, in particular, acknowledges that the Authority does not represent or warrant that any registered Authority IP is valid or that any application for registration or grant will proceed to registration or grant or will remain registered.

8.1.3          The Contractor acknowledges that nothing in this Contract shall constitute any representations or warranties that the Contractor’s exercise of rights granted under this Contract shall not infringe any valid intellectual property rights of third parties.

8.2          The fee payable in Clause 8.1 is a VAT exclusive amount and is payable in advance by way of one payment on 1 April in each Contract Year.

8.3          IP Contributed by Parent Body Organisation

Licence to Authority and Contractor

8.3.1          Any IP made available to the Contractor by the Parent Body Organisation for the purpose of fulfilling its obligations under this Contract whether such IP is owned by the Parent Body Organisation or licensed to the Parent Body Organisation with appropriate sub-license rights, (“Parent IP”) shall also be, and is hereby, licensed in perpetuity to the Authority in its current application as of the date of commencement of this Contract for utilisation in the Authority Field of Use without payment of royalty fees (except to the extent otherwise agreed) and then sub-licensed in perpetuity by the Authority to the Contractor who in turn shall be entitled to grant sub-licences to its Subcontractors under this Agreement in each case without payment of royalty fees.  Subject to the Parent Body Organisation’s consent (such consent not to be unreasonably withheld or delayed), the Authority shall have the right to sub-license the Parent IP to other site licensee companies for use in relation to their activities falling within the Authority Field of Use on any Designated Sites without payment of royalty fees.  The Authority’s right to use and sub-license the Parent IP shall remain in force both during the term of this Contract and after this Contract has expired or has been terminated until the Authority reasonably determines that the Parent IP is no longer needed in relation to any Designated Sites for which the Authority has obtained the rights to use the IP.

8.3.2          Any Parent IP that is directly or indirectly required to enable the Authority or its licensees to use or exploit any Developed IP shall also be licensed in perpetuity to the Authority for utilisation in the Authority Field of Use without payment of royalty fees (except to the extent otherwise agreed). The Authority shall have the right to sub-license such Parent IP to the Contractor who in turn shall be entitled to grant sub-licences to its Subcontractors under this Agreement in each case without payment of royalty fees.  The Authority shall have the right to sub-license such Parent IP to other site licensee companies for use in relation to their activities falling within the Authority Field of Use without payment of royalty fees who shall be entitled to grant sub-licences to their subcontractors for use in relation to their activities falling within the Authority Field of Use, without payment of royalty fees.  The Authority’s right to use and sub-license the Parent IP shall remain in force both during the term of this Agreement and after this Agreement has expired or has been terminated until the Authority reasonably determines that the Parent IP is no longer needed to enable the use of any Developed IP.

Licence of new or additional Parent IP

8.3.3          If during the term of this Contract, the Parent Body Organisation wishes to make available to the Contractor, for the Contractor’s use at the Site to fulfil its activities falling within the Authority’s Field of Use, new or additional Parent IP beyond such Parent IP made available to the Contractor as of the date of commencement of this Contract, such new or additional Parent IP shall be licensed in accordance with this Clause 8.3 (IP Contributed by Parent Body Organisation).

Licensing of Parent IP contained in Developed IP

8.3.4          For the avoidance of doubt, Parent IP that is contained in or forms the basis or background of any IP developed by or on behalf of the Contractor (including by Subcontractors) or is otherwise required for the use of such Developed IP, either during the term of this Contract or after this Contract has expired or terminated shall, with respect to such Parent IP, be treated for licensing purposes in a manner consistent with this Clause 8.3 (IP Contributed by Parent Body Organisation).

8.3.5          The Contractor shall have the further right to sub-license Parent IP licensed to it under this Clause 8.3 (IP Contributed by Parent Body Organisation) to Subcontractors approved by the Authority for use in the performance of their Subcontracts.  Such sub-licence of Parent IP to the Contractor’s Subcontractors shall contain terms that are materially similar to the terms contained in the Authority’s licence from the Parent Body Organisation and the Contractor’s follow-on licence from the Authority.

Infringement of Parent IP by Third Parties

8.3.6          In the case of any infringement or suspected infringement by any Third Party of Parent IP which is licensed to the Authority pursuant to this Clause 8.3 (IP Contributed by Parent Body Organisation), the Contractor, in consultation with the Authority, shall promptly notify the Parent Body Organisation and shall take such reasonable direction as the Parent Body Organisation may provide for purposes of the Parent Body Organisation’s response to such infringement or suspected infringement.

Use of unlicensed Parent IP

8.3.7          If the Contractor uses IP for the purposes of fulfilling its obligations in relation to the Site under this Contract where that IP is owned by or is licensed to the Parent Body Organisation but has not been licensed to the Authority for the Authority Field of Use, a retrospective licence for such use will be deemed to be granted to the Authority to the extent permitted under the sub-licence rights granted by the Parent Body Organisation under this Clause 8.3 (IP Contributed by Parent Body

Organisation).  The Authority will have the same rights as it has in relation to Parent IP under this Clause 8.3 (IP Contributed by Parent Body Organisation).

8.4          Authority’s Rights to IP developed by or on behalf of the Contractor and Subcontractors

The Contractor shall establish procedures (which shall be audited on reasonable notice by the Authority from time to time) under which the identification, protection, exploitation and ownership of Developed IP is evaluated in accordance with the principles set out in the provisions of this Clause 8.4 and under which the Contractor shall seek approval from the Authority as required under this Clause 8.4.  IP created by or on behalf of the Contractor and/or by Subcontractors during the performance of this Contract (“Developed IP”) shall be owned in accordance with the provisions of this Clause 8.4:

Ownership by Authority of Developed IP created by the Contractor

8.4.1                       Ownership of any Developed IP created by the Contractor shall vest in the Authority, subject to any pre-existing rights of third parties and of the Parent Body Organisation and the Contractor hereby assigns to the Authority all its right, title and interest in any Developed IP created by it on or at any time after the date hereof.

Ownership of Developed IP by the Authority

8.4.2       Without prejudice to Clause 8.4.1 the Authority shall own any Developed IP which the Authority determines (i) raises or which may raise security issues relating to the use of such Developed IP (including without limitation where the use or disclosure of such Developed IP could compromise the security of any Designated Site, facilities, equipment or materials relating to any Designated Site) and/or (ii) is of strategic interest to the Authority and/or to United Kingdom business.

8.4.3       As between the Authority and the Contractor, the Authority shall own any and all IP in all output (including information, results, test data, safety cases and other reports) obtained by and arising from the application and use of any IP including Developed IP.

Ownership of Developed IP by Subcontractors

8.4.4       Save in the circumstances identified in Clauses 8.4.2 and 8.4.3 and subject to the provisions of Clauses 8.4.6 and 8.4.10, Developed IP that is created by or on behalf of any Subcontractor under its Subcontract and which is based on or derived from IP owned by the Subcontractor immediately prior to the commencement of the Subcontract shall be owned by the Subcontractor (subject to any pre-existing rights of third parties).

8.4.5       Ownership of Developed IP that is created by or on behalf of any Subcontractor under its Subcontract and which is not based on or derived from IP owned by the Subcontractor immediately prior to the commencement of the Subcontract shall be owned by the Authority.  The Authority acknowledges that it may be appropriate for such Developed IP that falls outside the provisions of Clauses 8.4.2 and 8.4.3 to be owned by the Subcontractor.  The Contractor, on behalf of any Subcontractor, may give written notice to the Authority that the Subcontractor wishes to retain ownership of such Developed IP.  Following receipt of such notice, the Authority, in consultation with the Contractor on behalf of any Subcontractor, shall determine the ownership of such Developed IP (such determination to be in the sole discretion of the Authority).

Access to and use of information by the Authority

8.4.6       Notwithstanding ownership of any Developed IP by the Subcontractor and without prejudice to the provisions of Clause 4.2 (Records) and Clause 4.5 (Inspection and Audit), the Contractor shall ensure that the Authority shall be entitled to access, use and disclose all and any information created, received or maintained by or on behalf of the Subcontractor whether from use or application of the Developed IP or otherwise that is reasonably required by the Authority for any purpose.

Further Assurance

8.4.7       In respect of any Developed IP owned by the Authority pursuant to Clauses 8.4.1, 8.4.2, 8.4.3 and 8.4.5 the Contractor shall (and shall procure that any Subcontractor shall) execute such further documents and do such further acts as the Authority reasonably requires to give full effect to the terms of this Clause 8 (Intellectual Property) and perfect the Authority’s title to any such Developed IP.

Identification of IP owned by the Subcontractor and Licence of IP owned by the Subcontractor to Authority

8.4.8       The Contractor shall procure that any Subcontractor identifies and declares to the Contractor prior to entering into its Subcontract any IP which the Subcontractor owns immediately prior to the commencement of the Subcontract which is to be used in the performance of the Subcontract.  In respect of any such IP, the Contractor shall procure that the Subcontractor shall grant to the Authority a non-exclusive, perpetual, irrevocable, royalty-free licence to use such IP within the Authority Field of Use together with the right to license such IP to the Contractor SLC without the consent of the Subcontractor and permitting the Contractor itself to sub-license its rights under any such sub-licence to any of its sub-contractors without the consent of the Subcontractor.

Licence to the Authority of IP licensed to the Subcontractor

8.4.9       In respect of any third party IP that is licensed to the Subcontractor immediately prior to the commencement of the Subcontract or at any time during the term of the Subcontract and is used by the Subcontractor in the performance of its Subcontract, the Contractor shall procure that the Subcontractor shall use all reasonable endeavours to procure a licence for the Authority on reasonable terms which enables the Authority to use and to license that IP within in the Authority Field of Use to the Contractor without the consent of the licensor, and permitting the Contractor itself to sub-license its rights under any such sub-licence to any of its sub-contractors without the consent of the licensor.

Licence of Developed IP from Subcontractor to Authority

8.4.10     Subject to Clause 8.4.11 the event that any Developed IP is owned by a Subcontractor, the Contractor shall procure that the Subcontractor shall grant to the Authority a non-exclusive, perpetual, irrevocable, royalty-free licence to use such Developed IP within the Authority Field of Use together with the right to license such Developed IP to any third party including any other site licensee company without the consent of the Subcontractor, and permitting any other site licensee company itself to sub-license its rights under any such sub-licence to any of its sub-contractors without the consent of the Subcontractor.

Licence of Background IP from Subcontractor to Authority

8.4.11     The Contractor shall procure that any Subcontractor shall grant to the Authority a non-exclusive, perpetual, irrevocable, royalty-free licence to use any IP owned by that Subcontractor that is contained in or forms the basis or background of any Developed IP (“Background IP”) together with the right to license such Background IP to the Contractor who in turn shall be entitled to grant sub-licenses to its Subcontractors under this Agreement in each case without payment of royalty fees.  The Authority shall have the right to sub-license such Background IP to other site licenses companies for use in relation to their activities falling within the Authority Field of Use without payment of royalty fees who shall be entitled to grant sub-licences to their subcontractors for use in relation to their activities falling within the Authority Field of Use, without payment of royalty fees.

Contractor’s Notification of Developed IP

8.4.12     The Contractor shall procure that any Subcontractor shall promptly notify the Contractor of any IP which is created and/or developed by the Subcontractor during the performance of its Subcontract. The Contractor shall promptly notify the Authority of any such Developed IP and any Developed IP created by the Contractor itself.  To the extent that the ownership of Developed IP created by or on behalf of the Subcontractor has not been determined prior to the commencement of the Subcontract the Authority may determine whether such Developed IP should be owned by the Authority in accordance with the provisions of Clauses 8.4.2, 8.4.3 and 8.4.5.

Use of Developed IP by the Subcontractor

8.4.13     If the Authority so requires, the Contractor shall procure that, in the event that the Subcontractor exploits or licenses the use of Developed IP owned by the Subcontractor outside the Authority Field of Use, the Subcontractor shall negotiate in good faith with the Authority appropriate payment (which may include royalties and/or lump sum payments) to the Authority.

Licence to Parent Body Organisation

8.4.14     Subject to the reasonable terms of the Authority (which may include payment of reasonable royalties or fees) the Authority will grant to the Parent Body Organisation a world-wide licence (which is freely assignable or sub-licensable) to use for purposes other than activities falling within the Authority’s Field of Use any Developed IP which vests in the Authority pursuant to Clauses 8.4.1, 8.4.2, or 8.4.5 provided that where the basis or background of the Developed IP is Parent IP such licence to the Parent Body Organisation shall be on an exclusive basis.  The Authority shall execute such further documents and do such further acts as the Parent Body Organisation reasonably requires to give full effect to the terms of this Clause 8.4.14.

Exclusion of Parent IP from Developed IP

8.4.15     For the avoidance of doubt Developed IP created by or on behalf of the Contractor (including Subcontractors) and which vests in the Authority pursuant to Clause 8.4.1, 8.4.2, 8.4.3 or 8.4.5 above shall exclude any Parent IP under Clause 8.3 or any Third Party IP under Clause 8.7 that may form the basis or background of such Developed IP.

Protection of Developed IP

8.4.16     Where any Developed IP vests in the Authority pursuant to Clauses 8.4.1, 8.4.2, 8.4.3 or 8.4.5, the Contractor shall seek (and shall procure that any relevant Subcontractor seeks) reasonable and necessary protection in respect of such Developed IP by way of patent applications or otherwise as the Authority may direct.  The Contractor shall keep the Authority advised as to all developments with respect to any such applications and assign the rights arising therefrom to the Authority.

Warranty

8.4.17     The Contractor warrants (and shall procure that any Subcontractor warrants) that the use and licensing of any Developed IP shall not infringe the IP rights of any Third Party.

Register of IP

8.4.18     The Contractor shall (and shall procure that any Subcontractor shall) maintain an up to date register of the details of all Developed IP including details of the owner of such Developed IP, and the terms on which any Developed IP is licensed by the Contractor (or Subcontractor, as the case may be) to any third party.

8.5          Infringement of IP owned by the Authority

8.5.1          The Contractor shall immediately give notice in writing to the Authority if it becomes aware of any:

(A)          actual, suspected or threatened infringement of any of the IP owned by the Authority (including Developed IP which vests in the Authority pursuant to Clause 8.4 above) (“Authority Owned IP”); or

(B)          allegation, complaint, claims, actions or proceedings made, raised or threatened by any Third Party that Authority Owned IP infringes the rights of any Third Party.

8.5.2          In the case of any actual or threatened infringement or suspected infringement by any Third Party of Authority Owned IP:

(A)          the Contractor shall, in consultation with the Authority, decide what action, if any, to take including the bringing of proceedings in the name of the Authority;

(B)          the Contractor shall, subject to the Authority’s approval (not to be unreasonably withheld or delayed), have control over and conduct of any such claims and proceedings;

(C)          the Contractor shall keep the Authority informed as to all developments and steps taken by it or by any Third Party in relation to any infringement or suspected infringement;

(D)          the Contractor shall not make any admission other than to the Authority and the Authority will provide the Contractor with all assistance as it may reasonably require and request in connection with the Contractor conduct of any claims, actions or proceedings.  Such assistance may include the Authority at its cost, agreeing to be joined as a party in any such claims, actions or proceedings brought by the Contractor pursuant to Clause 8.5.2(B).

(E)          any award of costs or damages or other compensation payment recovered in connection with any of the matters in this Clause 8.5 shall be for the account of the Authority as Category I Revenue.

8.6          Access to and use of information by the Authority

Without prejudice to the provisions of Clause 4.2 (Records) and Clause 4.5 (Inspection and Audit), the Contractor shall ensure that the Authority shall be entitled to access, use and disclose all and any information created, received or maintained by or on behalf of the Subcontractor whether from use or application of the Developed IP or otherwise that is reasonably required by the Authority for any purpose.

8.7          Third Party IP

8.7.1          In the event that the Contractor wishes to use third party IP for the purpose of fulfilling its obligations in relation to a Site under this Contract (“Third Party IP”) it shall discuss with the Authority whether the Authority wishes to have a licence of the Third Party IP.  In the event that the Authority indicates a desire to have such a licence the Contractor shall use all reasonable endeavours to procure a licence for the Authority on reasonable terms which enable the Authority to use and to sub-license to the Contractor the Third Party IP and, if the Authority indicates a further desire, the Contractor shall use all reasonable endeavours also to procure for the Authority, the right to sub-license the Third Party IP to other site licensee companies for use in relation activities falling within the Authority Field of Use on any other Designated Sites.  The Contractor also shall use all reasonable endeavours to procure that any licence from the Third Party to the Authority shall remain in force until the Authority reasonably determines that the Third Party IP is no longer needed in relation to the carrying out of its functions in relation to the Site and, where applicable, any other Designated Site.  For the avoidance of doubt this Clause 8.7.1 shall not apply to IP that is licensed by a third party to any Subcontractor to which the provisions of Clause 8.4.9 apply.

8.7.2          The Contractor shall (and shall procure that any Subcontractor shall) maintain an up to date register of the details of any Third Party IP licensed to the Contractor or the Subcontractor (as the case may be) for the purposes of this Contract or any subcontract relating thereto including the principal terms in respect thereof.

8.8          Contractor’s obligation to protect IP

The Contractor shall take all such reasonable and necessary steps to protect IP owned by the Authority including Developed IP.  Among other things, the Contractor shall keep the Authority informed of all matters relevant to the protection of the IP owned by the Authority and, if requested by the Authority, make applications for patents, diligently prosecute any patent applications, respond to oppositions filed by third parties, assign the patent rights to the Authority and maintain any patents (including the payment of renewal fees). The Authority, at its cost, will provide the Contractor with all assistance as it may reasonably require and request in the protection and maintenance of the IP owned by the Authority.

8.9          Use and Sharing of Information and Know-How

Subject to Part 10 (Confidentiality, Security and Compliance with Law), the Contractor shall share information and know-how relating to activities falling within the Authority’s Field of Use with the Authority and with third parties as directed by the Authority.

8.10        Back-up and Storage

The Contractor shall ensure the back-up of and storage in safe custody of all electronic data, material and documents required to be maintained and retained under this Contract in accordance with its Internal Procedures relating to records and data management.

8.11        Documents and Other Materials

8.11.1        At the Authority’s request the Contractor shall provide to the Authority any documents and other materials in any form and any other articles (including copies) in its possession or control bearing or embodying any of the Authority IP created on or after the Commencement Date subject to any pre-existing rights of third parties and the Parent Body Organisation.

8.11.2        In the event of expiry or termination of this Contract, the Contractor shall preserve and shall deliver-up to the Authority all documents and other materials in any form and all other articles (including copies) in its possession or control bearing or embodying any of the Authority IP subject to any pre-existing rights of third parties and the Parent Body Organisation.

PART 9 INFORMATION TECHNOLOGY

9.1          NISR and Other Statutory Obligations

9.1.1       The Contractor shall at all times comply with, and the provisions of this Clause 9.1 (NISR and Other Statutory Obligations) shall be without prejudice to any obligations, restrictions or directions imposed on the Contractor by:

9.1.1.1        the provisions of the NISR and any direction or approval given by the OCNS pursuant thereto; and

9.1.1.2        any other applicable law or regulations relevant to information security.

9.1.2       The Contractor shall, if requested by the Authority, promptly provide to the Authority all information and documents necessary to evidence such compliance.

9.1.3       The Contractor shall promptly notify the Authority in the event that the Contractor becomes aware of:

9.1.3.1        any breach of Clause 9.1.1; or

9.1.3.2        any notice received by the Contractor alleging a breach or a possible breach of the matters referred to in Clause 9.1.1.1 and 9.1.1.2 and the Contractor shall provide to the Authority all such information in relation thereto as the Authority reasonably requests.

9.2          Access to Authority IT Systems and the Site IT Systems

In the event that, with the agreement of the Authority, the Contractor has access to any Authority IT Systems, the Contractor shall comply with such reasonable requirements in relation to the security thereof as the Authority shall specify from time to time in writing. In the event that, pursuant to this Contract or otherwise with the agreement of the Contractor, the Authority has access to any of the Site IT Systems, the Authority shall comply with such reasonable requirements in relation to the security thereof as the Contractor shall specify from time to time in writing.

9.3          Inspections

Without prejudice or limitation to the Contractor’s obligations under Clause 4.5 (Inspection and Audit), the Contractor shall allow the Authority to co-ordinate any inspection by or on behalf of the Authority of the Site IT Systems with any inspection thereof being performed by or on behalf of the OCNS, and shall permit the OCNS to share with the Authority the results of any such inspection by or on behalf of the OCNS.

9.4          Maintenance and Support and Business Continuity

9.4.1       Without prejudice to the Contractor’s obligations under the Lifetime Performance Baseline, the Contractor shall at all times ensure that the Critical Site IT Systems are maintained and supported in accordance with Good Industry Practice, and in particular, subject to the provisions in Part 1 of the Information Technology Schedule (Critical IT Systems), the Contractor shall at all times ensure that all material components of Critical Site IT Systems are of a version which is supported by the manufacturer or supplier thereof.

9.4.2       The Contractor shall at all times maintain and put into effect IT and business continuity and disaster recovery plans, consistent with ISO/IEC 17799 and Good Industry Practice, in respect of the Critical Site IT Systems that are identified in the column of part 1 of the Information Technology Schedule that details the requirement to comply with this clause.

9.5          Changes to Site IT Systems

9.5.1       Without prejudice to the Contractor’s obligation to comply with the Regulatory Requirements of the OCNS and the HSE in respect of the Site IT Systems and its ability to make emergency fixes to the Site IT Systems in accordance with the Contractor’s documented Internal Procedures (which procedures shall meet with the Authority’s approval), the Contractor shall not without the Authority’s prior written consent make any material alteration to any of the Critical Site IT Systems, including without limitation:

9.5.1.1         the introduction of any new data or voice circuits to or from a Site or new or altered interfaces to external IT Systems;

9.5.1.2         the introduction of any new or altered Software which requires `the reconfiguration of any application external to the Sites and not maintained by the Contractor, or which alters the interfaces referred to in Clause 9.8; and

9.5.1.3         any alteration which has or may have a material impact on safety at the Sites and/or the security of a Critical Site IT System.

9.5.2       Without prejudice to the Contractor’s obligation to comply with the Regulatory Requirements of the OCNS and the HSE in respect of the Site IT Systems and its ability to make emergency fixes to the Site IT Systems in accordance with the Contractor’s documented Internal Procedures (which procedures shall meet with the Authority’s approval), the Contractor shall not without the Authority’s prior written consent make any material alteration to any of the Site IT Systems which would adversely affect the separability of the Site IT Systems from any IT Systems owned or operated by the Contractor’s Affiliates or any IT Systems external to the Sites.

9.5.3       Any change to the hardware or Software comprised in a Site IT System shall be reflected in the Asset Register maintained pursuant to Clause 7.5 (Maintenance of Sites and Authority Assets).

9.6          Deposit of Source Code

9.6.1       Subject to the provisions in Part 2 of the Information Technology (Deposit Source Code), the Contractor shall adhere to Good Industry Practice in relation to the deposit in escrow of the Source Code of Software packages comprised in the Site IT Systems, having regard to the materiality and criticality of the Software concerned and the ease with which the same could be replaced and, without prejudice to the generality of the foregoing, the Contractor shall if so requested in writing by the Authority in respect of one or more such Software packages to ensure that the Source Code thereof is deposited in escrow with the Escrow Agent for the benefit of the Contractor and the Authority on the Escrow Terms. The Contractor shall maintain a register of the Software packages deposited in escrow.

9.6.2       The Contractor shall ensure that any deposit made in accordance with Clause 9.6.1 is at all times complete and up to date such that it accurately reflects the relevant Software as the same is installed and used by the Contractor from time to time.

9.7          Release of Source Code

In the event that any Source Code deposited pursuant to Clause 9.6 is released in accordance with the applicable escrow terms, the Contractor shall ensure that the licence referred to in Clause 8.7 (Third Party IP) shall include all IP subsisting in such Source Code.

9.8          Data Interfaces

The Contractor shall at all times maintain, and shall produce to the Authority upon request complete descriptions in such format as the Authority reasonably requires of all interfaces through which data relating to the Sites is transmitted or received as between the Contractor and any Third Party and/or as between the Site IT Systems located on the Sites and any other IT Systems, and of the nature of the data so transmitted, such descriptions to include full definition of the relevant interfaces and the format in which such data is transmitted.

9.9          Transferability of Contracts

9.9.1       The Contractor shall at all times ensure that, save to the extent otherwise agreed in writing by the Authority, each IT Contract entered into on or after the Commencement Date shall provide that the rights and obligations (if any) of the Contractor thereunder which relate to the performance of the Contractor’s obligations under this Contract are capable of being separately transferred to the Authority or its nominee without the consent of any counterparty to such IT Contract or other Third Party and without incurring any payment obligation or other additional liability under such IT Contract.

9.9.2       Where, having used all reasonable endeavours to do so, the Contractor is unable to procure the transferability of any IT Contract referred to in Clause 9.9.1, the Contractor shall consult with the Authority and give the Authority such information in relation thereto as the Authority reasonably requests. The Authority will not unreasonably withhold consent to the Contractor entering into such IT Contract where the Contractor is able to demonstrate to the Authority’s reasonable satisfaction that the proposed counterparty thereto will not agree to such transferability on commercially reasonable terms, and there is no acceptable alternative to such counterparty.

PART 10: CONFIDENTIALITY, SECURITY AND COMPLIANCE WITH LAW

10.1        Confidential Information

10.1.1    Subject to Clauses 10.3 to 10.9 below, each Party shall hold in confidence all documents, materials and other information, whether technical or commercial, supplied by or on behalf of the other parties (including all documents and information supplied in the course of proceedings under Part 13 (Dispute Management) or the rules of any other dispute resolution procedure to which a dispute is referred in accordance with this Contract) and all documents, materials and other information of any nature relating to a Third Party which it may acquire or have access to directly or indirectly and shall not, except with the written authority of the other Party, publish or otherwise disclose the same otherwise than as expressly provided for in this Contract unless or until the recipient Party can demonstrate that any such document, material or information is in the public domain through no fault of its own and through no contravention of this Contract, whereupon to the extent that it is in the public domain this obligation shall cease.

10.1.2     the Contractor shall not make use of this Contract or any information issued or provided by or on behalf of the Authority in connection with this Contract otherwise than for the purpose of complying with its obligations under this Contract and otherwise than as expressly provided for in this Contract except with the written authority of the Authority.

10.2        Contractor right to request confidentiality

The Contractor may at any time request in writing, stating reasons, that the Authority keeps particular information confidential and does not disclose it to Third Parties. The Contractor may further request in writing at any time that, where the Authority discloses Information pursuant to Clause 10.3 (Disclosure by the Authority), the Authority shall make representations to the recipient of such Information as to the desirability of keeping such Information confidential. Any such request by the Contractor shall be accompanied by a document setting out in writing the requested representations. The Authority shall consider whether to make such representations.

10.3        Disclosure by the Authority

10.3.1        The Authority, having considered any request made by the Contractor under Clause 10.2 (Contractor right to request confidentiality) may, save for information which relates solely to the business and operations of the Parent Body Organisation or information which is judged by OCNS to be security sensitive (unless the recipient of information pursuant to this Clause 10.3 (Disclosure by the Authority) holds all relevant security clearances), disclose any and all information acquired by it under or pursuant to this Contract (the “Information”)

10.3.1.1   to the Parliamentary Commissioner for Administration, a Minister of the Crown, any department of the government of the United Kingdom, the United Kingdom Parliament, the Scottish Parliament, the National Assembly of Wales, the Mayor of London, Greater London Authority or any department, officer, agent, representative, employee, consultant or adviser of any of them;

10.3.1.2   to the Regulators;

10.3.1.3   to the extent required by applicable Law or pursuant to an order of any court of competent jurisdiction or under the Dispute Resolution Procedure;

10.3.1.4   to bidders who have pre-qualified to participate in any relevant forthcoming tender process, upon obtaining an undertaking of confidentiality equivalent to that contained in Clause 10.1 (Confidential Information);

10.3.1.5   to insurers upon obtaining an undertaking of confidentiality equivalent to that contained in Clause 10.1 (Confidential Information);

10.3.1.6   to professional advisers, upon obtaining an undertaking of confidentiality equivalent to that contained in Clause 10.1 (Confidential Information);

10.3.1.6.1  for the purpose of:

10.3.1.6.1.1   the examination and certification of the Authority’s or the Contractor’s accounts; or

10.3.1.6.1.2   any examination pursuant to Section 6(1) of the National Audit Act 1983 of the economy, efficiency and effectiveness with which the Authority has used its resources; and/or

10.3.1.6.2  to consultees under the Energy Act

10.3.2        So far as is practicable, the Authority shall give the Contractor reasonable notice of any proposed disclosure pursuant to Clause 10.3 (Disclosure by the Authority).

10.3.3        Notwithstanding the provisions of Clause 10.1 (Confidential Information), the Authority may, with the consent of the Contractor not to be unreasonably withheld, further disclose the Information to persons not referred to in Clause 10.3 (Disclosure by the Authority).

10.3.4        Any determination as to whether it is reasonable for the Contractor to withhold its consent to disclosure under Clause 10.3.3 above shall have regard to:

10.3.4.1   compliance with the Authority’s statutory functions and duties, including in particular the promotion of effective competition and value for money;

10.3.4.2.  relevant Government policy;

10.3.4.3   the requirement to maintain security;

10.3.4.4   the public interest; and

10.3.4.5   the requirement to maintain openness and transparency.

10.4        Publication

10.4.1        The Authority having considered any request made by the Contractor pursuant to Clause 10.2 (Contractor right to request confidentiality) may publish, in such form and at such times as it sees fit, the following:

10.4.1.1   amounts of payments to the Contractor and any reductions made from the Contractor under this Contract;

10.4.1.2   performance statistics;

10.4.1.3   monitoring reports; and

10.4.1.4   such information as the Authority reasonably requires to publish having regard to the list of considerations set out in Clause 10.3.4 above, including information it includes in its annual report.

10.4.2     The Authority shall give the Contractor reasonable notice of any proposed publication pursuant to this Clause 10.4 (Publication).

10.5        Disclosure by the Contractor

The Contractor may disclose without the consent of the Authority, any and all information acquired by it under or pursuant to this Contract save for information which is judged by OCNS to be security sensitive (unless the recipient of information pursuant to this Clause 10.5 (Disclosure by the Contractor) holds all relevant security clearances) to:

10.5.1 the Regulators

10.5.2 the extent required by any parliamentary obligation, applicable Law or pursuant to an order of any court of competent jurisdiction or under the Dispute Resolution Procedure;

10.5.3 insurers, upon obtaining an undertaking of confidentiality equivalent to that contained in Clause 10.1.1 (Confidential Information);

10.5.4 professional advisers including lenders, upon obtaining an undertaking of confidentiality equivalent to that contained in Clause 10.1.1 (Confidential Information); and

10.5.5 any department, officer, agent, representative, employee, consultant or adviser of any of the entities referred to in Clauses 10.5.1 to 10.5.4 above subject, in any case where the entity in question would be required to provide an undertaking of confidentiality equivalent to that contained in Clause 10.1.1 (Confidential Information), to obtaining such an undertaking of confidentiality.

10.6        Delivery Up

On expiry or termination of this Contract, the Contractor shall ensure or procure that the Nominated Staff return to the Contractor or the Authority (as applicable) all documents, materials or any information which is confidential (in accordance with Clause 10.1 (Confidential Information) belonging to the Contractor or the Authority.

10.7        Damages not the only remedy

Without prejudice to any other rights or remedies that the Authority may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach by the Contractor of this Clause 10.1 (Confidentiality) and that the remedies of injunction and specific performance as well as any other equitable relief for any threatened or actual breach of this Clause 10.1 (Confidentiality) by the Contractor would be more appropriate remedies.

10.8        Freedom of Information Act

10.8.1     This Part 10 (Confidentiality, Security and Compliance with Law) is subject to the Freedom of Information Act 2000 (FOIA), as amended, and the Environmental Information Regulations 2004 (EIR), as amended together with any guidance and/or codes of practice issued by the Information Commissioner, or the Ministry of Justice.

10.8.2     The Contractor shall facilitate the Authority’s compliance with its information disclosure obligations under the FOIA and the EIR in the manner provided for in Clauses 10.8.2 to 10.8.6. and shall also comply with a protocol to be agreed between the parties from time to time detailing the practical arrangements and procedures to be adopted. If the Authority is required to provide information as a result of a request made to it under the FOIA or EIR and such information is in the possession of any of the Contractor or any of its Subcontractors then the Contractor shall provide such information to the Authority as soon as reasonably practicable.  The Contractor shall provide all necessary assistance as reasonably requested by the Authority to enable the Authority to respond to a Request for Information (as defined under the FOIA) within the time for compliance set out in section 10 of the FOIA or regulation 5 of the EIR.

10.8.3     The Contractor shall provide a nominated member of staff with sufficient authority to handle, co-ordinate and be responsible for the supply of information to the Authority for the purposes of compliance with this Clause 10.8.

10.8.4     The Authority shall be responsible for determining at its absolute discretion whether any information provided to the Authority is exempt from disclosure in accordance with the FOIA or EIR or is to be disclosed in response to a Request for Information.

10.8.5     The Contractor acknowledges that the Authority may, acting in accordance with the FOIA or EIR, disclose information without consulting the Contractor, or the Authority may, at its discretion, elect to consult the Contractor and take its view into account.

10.8.6     The Contractor acknowledges that any lists or schedules provided by it outlining confidential information or commercially sensitive information are of indicative value only and that the Authority may nevertheless be obliged to disclose such information in accordance with this Clause 10.8.

10.9        National Audit Office

The Parties acknowledge and agree that the National Audit Office has the right to publish details of this Contract (including information considered by the Parties to be commercially sensitive) in its relevant reports to Parliament.

10.10      Data Protection Act

10.10.1      Each Party to this Contract shall ensure that it complies at all times with the DPA or such other equivalent data protection legislation as may be relevant to its performance of this Contract in respect of all personal data processed by it.

10.10.2      In relation to all data, the Contractor shall at all times comply with the DPA as a data controller if necessary, including maintaining a valid up-to-date registration or notification under the DPA covering the data processing to be performed in connection with its obligations under this Contract.

10.10.3      The Contractor shall, and shall procure that any Subcontractor shall, only undertake processing of personal data reasonably required in connection with the Contractor’s obligations under this Contract and shall not transfer any personal data to any country or territory outside the European Economic Area.

10.10.4      The Contractor shall not disclose personal data to any Third Parties other than to:

10.10.4.1   Employees, Nominated Staff and Subcontractors to whom such disclosure is reasonably necessary in order for the Contractor to carry out its obligations under this Contract; or

10.10.4.2   to the extent required under a court order,

provided that disclosure under Clause 10.10.4.1 above is made subject to written terms substantially the same as, and no less stringent than, the terms contained in this Clause 10.10 (Data Protection Act) and that the Contractor shall give notice in writing to the Authority of any disclosure of personal data it or a Subcontractor is required to make under Clause 10.10.4.2 above immediately it is aware of such a requirement.

10.10.5      The Contractor shall bring into effect and maintain all technical and organisational measures to prevent unauthorised or unlawful processing of personal data and accidental loss or destruction of, or damage to, personal data including but not limited to taking reasonable steps to ensure the reliability of Employees and Nominated Staff having access to the personal data.

10.10.6      The Authority may, at reasonable intervals, request a written description of the technical and organisational methods employed by the Contractor and referred to in Clause 10.10.5 above. Within thirty (30) Calendar Days of such a request, the Contractor shall supply written particulars of all such measures detailed to a reasonable level such that the Authority can determine whether or not, in connection with the personal data, it is compliant with the DPA.

10.11      Publicity

10.11.1    Adverse Publicity

A Party shall notify the other Party as soon as reasonably practicable of any fact or occurrence of which the notifying Party is aware relating to the Authority, Contractor or the Parent Body Organisation which could in the reasonable opinion of the notifying Party be expected to cause adverse publicity to the Contractor or the Parent Body Organisation in relation to this Contract or to the Authority generally.

10.11.2    Announcements

10.11.2.1   Subject to the remaining provisions of this Clause, no Party shall release any announcement or despatch any announcement or circular, relating to this Contract unless the form and content of such announcement or circular have been submitted to, and agreed by, the other Party.

10.11.2.2   Nothing in this Clause 10.11.2 (Announcements) shall prohibit any Party from making any announcement or despatching any circular as required by law or the rules of the UK Listing Authority or of the London Stock Exchange or any other regulatory body in which case, to the extent not inconsistent with legal obligations or the rules of the UK Listing

Authority or of the London Stock Exchange, the announcement shall only be released or the circular despatched after consultation with the other Party and after taking into account the reasonable requirements of the other Party as to the content of such announcement or circular.

PART 11                                            INDEMNITY, LIABILITY AND INSURANCE

11.1                        The Authority shall notify the Contractor of the policies it has negotiated in respect of the Contractor Required Insurances.

11.2                        The Contractor shall fully co-operate in the procurement of:

11.2.1              the Contractor Required Insurances as directed by the Authority; and

11.2.2              any other insurances as are agreed (such agreement not to be unreasonably withheld or delayed) in advance of their purchase between the Authority and the Contractor or are required by the Authority from time to time.

11.3                        Except as expressly directed by the Authority, the Contractor shall not take out any insurance other than pursuant to Clause 11.2 above.

11.4                        The Contractor shall not take any action or fail to take any reasonable action, or (insofar as it is reasonably within its power) permit anything to occur in relation to it, which would entitle any insurer to refuse to pay any claim under:

11.4.1              any Contractor Required Insurance(s) under which it is an insured person; or

11.4.2              any insurance taken over by the Authority relating to this Contractor and the terms of which the Authority has notified the Contractor in writing.

11.5                        The Contractor shall notify the Authority and relevant insurers immediately on becoming aware of any claim or potential claim on the Contractor Required Insurance or on any insurance taken out by the Authority in relation to the Sites, facilities or installations and/or the activities of the Contractor or Subcontractors and shall follow promptly all directions given to it by the Authority or the insurers in relation to such claim or potential claim including in particular full disclosure of all relevant facts pertaining to the claim or potential claim.

11.6                        The Contractor shall either apply the proceeds of any claims on the Contractor Required Insurance as directed by the Authority or, at the direction of the Authority remit such amount to the Authority, in either case within nine (9) Calendar Days of the receipt of such proceeds by the Contractor.

11.7                        The Authority may decide, in its sole discretion, to seek, provide and maintain alternative funding for the risks which would have been covered by the Contractor Required Insurances.

11.8                        If there is any extension and/or increase of the liability and/or the obligations of the Contractor to any person pursuant to any amendments made to the Nuclear Installations Act 1965, the Authority shall ensure that adequate mechanisms are made available to the Contractor to ensure that there is in place such provision (either by insurance or by some other means) for sufficient funds to be available at all times to ensure that the Contractor is able to meet any such liabilities or obligations duly established under the Nuclear Installations Act 1965 as amended.

PART 12                                            TERMINATION

12.1                       Termination Events

This Contract shall terminate on the earlier of the Expiry Date or as a result of:

12.1.1              early termination caused by Contractor Default in accordance with Clause 12.2;

12.1.2              early termination caused by Authority Default in accordance with Clause 12.6;

12.1.3              Termination for Convenience by the Authority in accordance with Clause 12.8; or

12.1.4              termination for Long Term Force Majeure in accordance with Clause 1.9.4.

12.2                       Contractor Default

The following events shall give rise to an Authority right to terminate for Contractor Default:

12.2.1              Breach of Contractor Obligations

12.2.1.1                A material breach by the Contractor of any of its obligations under this Contract which materially and adversely affects the performance of this Contract, including:

12.2.1.2                a failure by the Contractor to comply with applicable Law or Regulatory Requirements;

12.2.1.3                a material breach by the Contractor of security requirements;

12.2.1.4                a failure by the Contractor to meet those standards of performance specified in Clause 2.2 (Standard of Performance) other than the standards specified in Clauses 2.2.4 and 2.2.5;

12.2.1.5                a material adverse finding is made against the Contractor by any one or more of the Regulators in relation to the Contractor’s performance of its obligations under this Contract;

12.2.1.6                a material breach by the Contractor of its supply obligations to Customers under the Customer Contracts;

12.2.1.7                a material failure by the Contractor to comply with the provisions of Clause 5.12 (Pensions);

12.2.1.8                a material failure by the Contractor to comply with the provisions of Part 10 (Confidentiality, Security and Compliance with Law);

12.2.1.9                a failure by the Contractor to comply with the provisions of Clause 1.18 (Assignment);

12.2.1.10         the Parent Body Organisation undergoes a Change in Control without having obtained the prior written consent of the Authority to such change;

12.2.1.11         Persistent Breach; or

12.2.1.12         a failure by the Contractor to report to the Authority a breach of the subcontracting requirements set out in Part 1 (Subcontracting/Procurement

Requirements) of the Subcontracting/Procurement Schedule; except where the event in question was caused by the Authority failing to reimburse the Contractor for Allowable Costs or Trading Costs pursuant to Clause 6.11 (Reimbursement).

12.2.2              Insolvency

The occurrence of an Insolvency Event in respect of the Contractor or the Parent Body Organisation except where in the case of the Contractor such Insolvency Event was:

12.2.2.1                caused by the Authority’s belief that funds were to be used for a purpose which was fraudulent, otherwise illegal or contrary to public policy which was not proved correct; or

12.2.2.2                caused by the Authority failing to reimburse the Contractor for Allowable Costs or Trading Costs pursuant to Clause 6.11 above (Reimbursement).

12.2.3              Revocation of licence

12.2.3.1                any revocation of the Nuclear Site Licence, any Environmental Agency or Scottish Environment Protection Agency (as applicable) licence, authorisation, permit or consent or any other material licence or permit held by the Contractor the possession of which is necessary to enable the Contractor to operate the Site; or

12.2.3.2                upon receipt of notice by the Contractor of the HSE’s (or other relevant body’s) intention to revoke such licence or permit where the Contractor has no ability to appeal, challenge or discharge any such intention to revoke;

12.2.3.3.             in either case where such revocation or threatened revocation is not for the sole purpose of issuing a replacement licence to the Contractor.

12.2.4              Parent Body Agreement

A material or persistent breach by the Contractor or the Parent Body Organisation of the Parent Body Agreement or upon the Parent Body Agreement ceasing to be valid and binding on the Parent Body Organisation.

12.3                       Termination for Persistent Breach

12.3.1              For the purposes of this Clause 12.3 (Termination for Persistent Breach), “Breach of the Same Type” means the recurrence of any of the events specified in Clause 12.2.1, whether or not each occurrence was in itself of a material nature.

12.3.2              Except where the occurrence is caused by the Authority failing to reimburse the Contractor for Allowable Costs or Trading Costs pursuant to Clause 6.11 (Reimbursement) if any of:

(i) a Breach of the Same Type; or

(ii) a failure to pay creditors pursuant to its obligations under Clause 6.6.1.1.2; or

(iii) a failure to Protect the Supply Chain; or

(iv) a failure to comply with Clause 2.2.5 (Standard of Performance).

12.3.2.1                has occurred more than 2 times in any 3 month period or the Authority (acting reasonably) believes that the Contractor is demonstrating a pattern of behaviour which is reasonably likely to lead to a Contractor Default, then the Authority may serve a notice on the Contractor;

12.3.2.2                specifying that it is a formal warning notice (“Performance Warning Notice”) giving reasonable details of the breach specifying the Authority’s concerns; and

12.3.2.3                stating that such breach is a breach which, if it recurs frequently or continues, may result in a termination of this Contract, or requiring the Contractor to take steps to address those concerns by a specified date.

12.3.3              If, following service of such a Performance Warning Notice, the breach specified has continued beyond the specified date or recurred one or more times within the 6 month period after the date of service, then the Authority may serve another notice on the Contractor (“Final Performance Warning Notice”):

12.3.3.1                specifying that it is the final warning notice;

12.3.3.2                stating that the breach specified has been the subject of a Performance Warning Notice served within the six (6) month period prior to the date of service of the Final Performance Warning Notice; and

12.3.3.3                stating that if such failure continues or recurs one or more times within the three (3) month period after the date of service of the Final Performance Warning notice, the same may constitute a Contractor Default with the result that the Contract may be terminated.

12.3.4              A Performance Warning Notice may not be served in respect of any breach in respect of which a previous Performance Warning Notice has already been served until a period of three (3) months has elapsed since the date of service of the previous Performance Warning Notice or related Final Performance Warning Notice.

12.4                       Termination or Remedy for Contractor Default

12.4.1                       If a Contractor Default has occurred and the Authority wishes to terminate this Contract, the Authority shall serve a termination notice (the “Authority’s Termination Notice”) on the Contractor.

12.4.2                       The Authority’s Termination Notice shall specify the type and nature of Contractor Default that has occurred, giving reasonable details.

12.4.3                       In the case of a Contractor Default in the type specified in Clauses 12.2.1.1, 12.2.1.2, 12.2.1.6, 12.2.1.7 or 12.2.1.8 the Authority (acting reasonably) may decide that the Contractor Default is incapable of remedy, the Authority shall specify this in the Authority’s Termination Notice and this Contract shall terminate on the date falling thirty (30) Calendar Days after the date of receipt by the Contractor of the Authority’s Termination Notice.

12.4.4                       In the case of a Contractor Default (including, for the avoidance of doubt, the types specified in Clause 12.4.3 above) which the Authority (acting reasonably) considers is capable of remedy, the Authority’s Termination Notice shall require the Contractor at the Contractor’s option either:

12.4.4.1                 to remedy the Contractor Default within thirty (30) Calendar Days of the date of the Authority’s Termination Notice (or such longer period as may be agreed by the Authority in its absolute discretion);

12.4.4.2                 to propose within thirty (30) Calendar Days of the date of the Authority’s Termination Notice and obtain the Authority’s approval to a programme to remedy the Contractor Default (the “Remediation Programme”).

12.4.5                       If the Contractor Default is not remedied within the period specified in the Authority’s Termination Notice for such remedy under Clause 12.4.4.1, the Authority shall be entitled to terminate this Contract either with immediate effect or on such period of notice not exceeding 12 months as it reasonably determines to be appropriate.  If the Authority terminates on notice, it will use all reasonable endeavours, including liaison with the Regulators, to ensure that the period of notice is as short as possible.

12.5                       Remediation Programme

12.5.1                       The Remediation Programme shall specify in detail how the Contractor Default is proposed to be remedied, the steps required to remedy the Contractor Default and the latest date by which the Contractor anticipates that the Contractor Default will be remedied.

12.5.2                       Where the Contractor proposes a Remediation Programme in accordance with Clause 12.4.4.2 (Termination or Remedy for Contractor Default), the Authority shall have thirty (30) Calendar Days from the date of receipt of the proposed Remediation Programme within which to notify the Contractor whether the Authority accepts the proposed Remediation Programme (such acceptance not to be unreasonably withheld).  Failure of the Authority to provide such notification shall constitute deemed acceptance by the Authority.

12.5.3                       Where the Authority notifies the Contractor that it does not accept the Remediation Programme, the Parties shall endeavour within the following thirty (30) Calendar Days to agree any necessary amendments to the Remediation Programme.  In the absence of agreement within such thirty (30) Calendar Day period, the question of whether or not the Authority’s withholding of acceptance is reasonable may be referred by either Party to be resolved in accordance with Clause 13 (Dispute Management).

12.5.4                       Where the Contractor has put forward a Remediation Programme that has been accepted by the Authority or determined to be reasonable and the Contractor fails to achieve any element of the Remediation Programme or fails to remedy the Contractor Default within the date specified in the Remediation Programme (as the event may be), or the Remediation Programme is rejected by the Authority as not being reasonable and the Dispute Resolution Procedure does not find against that rejection, then the Authority may terminate this Contract either with immediate effect or on such period of notice as it reasonably determines to be appropriate.  If the Authority terminates on notice, it will use all reasonable endeavours, including liaison with the Regulators, to ensure that the period of notice is as short as possible.

12.5.5                       Where the Authority has issued an Authority Termination Notice in the event of Contractor Default pursuant to Clause 12.2.3 (Revocation of licence) which the

Authority accepts (acting reasonably) has occurred through no fault of the Contractor, the Authority shall provide reasonable assistance to the Contractor in its discussions with HSE and/or EA or SEPA as applicable to procure the remedy of such Contractor Default.

12.6                       Authority Default

12.6.1               The following events shall be an Authority Default:

the Authority:

12.6.1.1                not funding or reimbursing Allowable Costs or Trading Costs (except to the extent that such Costs are treated as Disallowable Costs in accordance with this Contract); or

12.6.1.2                failing to make any undisputed payment of Final Incentive Fee to the Contractor in accordance with Clause 6.11.5 (Performance Based Incentive Arrangements),

12.6.1.3                in each case within thirty (30) Calendar Days of such sum(s) being due and payable; and

12.6.1.4                a material breach by the Authority of its obligations under this Contract which materially and substantially prevents the performance of the Contractor’s obligations under this Contract.

12.7                       Termination or Remedy for Authority Default

12.7.1                       If an Authority Default has occurred and the Contractor wishes to terminate this Contract, the Contractor shall be entitled to serve a termination notice (the “Contractor’s Termination Notice”) on the Authority within twenty-eight (28) Calendar Days of becoming aware of the Authority Default.

12.7.2                       The Contractor’s Termination Notice shall specify the type of Authority Default that has occurred entitling the Contractor to terminate.

12.7.3                       This Contract will terminate on the day falling thirty (30) Calendar Days after the date on which the Authority received the Contractor’s Termination Notice, unless the Authority rectifies the Authority Default within twenty-one (21) Calendar Days of receipt of the Contractor’s Termination Notice.

12.7.4                       Where the Contractor has terminated this Contract for Authority Default, the Authority shall provide reasonable assistance to the Contractor in its discussions with HSE regarding Licence Condition 36 and its discussions with EA regarding any applicable RSA 93 Authorisation Schedule 1 Condition 6 with a view to enabling the Contractor to replace the Nominated Staff as soon as is reasonably practical.

12.8                       Termination for Convenience

The Authority shall be entitled to terminate this Contract at any time on giving reasonable notice to the Contractor such notice not being a period less than twelve (12) Months (“Termination for Convenience”).

12.9                       Reasonable Costs on Termination

In the event of:

12.9.1                       termination for Authority Default in accordance with Clause 12.7 (Termination or Remedy for Authority Default);

12.9.2                       Termination for Convenience pursuant to Clause 12.8 (Termination for Convenience);

12.9.3                       termination for Long Term Force Majeure pursuant to Clause 1.9.4 (Long Term Force Majeure); or

12.9.4                       termination for an Insolvency Event of the Contractor where such Insolvency Event was caused by any of the events listed in Clause 12.2.2 (Insolvency),

the Authority shall pay the Contractor’s reasonable costs (proposed by the Contractor and agreed by the Authority) arising directly from such termination of this Contract provided always that the Authority shall not make any payment in respect of the Contractor’s loss of profits or loss of opportunity or the consequential losses of Affiliates.

12.10                                                                 Accrued Liabilities

Termination of this Contract pursuant to this Clause 12 (Termination) shall be without prejudice to the Parties’ liabilities which accrued prior to the date of termination.

PART 13 DISPUTE MANAGEMENT

13.1        Requirement to refer disputes

13.1.1                       Save as otherwise expressly provided in this Contract including in Clauses 13.2 (Reasonableness of the Authority), any dispute or difference arising out of or in connection with this Contract, including, but not limited to, any question regarding its existence, interpretation, validity, construction or termination shall be attempted to be resolved between the Contractor and the Authority. If any dispute or difference cannot be so resolved, it shall be resolved in accordance with the Dispute Resolution Procedure attached at the Dispute Management Schedule.

13.1.2                       Neither Party shall commence any claim, legal action or proceedings until it has followed the Dispute Resolution Procedure, provided that nothing in the Dispute Resolution Procedure shall prevent a Party from seeking interim or interlocutory relief in the English courts.

13.2        Reasonableness of the Authority

13.2.1                       In relation to the Clauses and Schedules listed in Clause 13.2.2 below pursuant to which the Authority shall reasonably determine certain matters, the Contractor may only dispute whether a determination made by the Authority is reasonable. Such dispute shall be attempted to be resolved between the Contractor and the Authority and if it cannot be so resolved, only the issue of the reasonableness of the Authority’s decision may be referred to the Dispute Resolution Procedure. The Authority’s determination pursuant to the relevant clause shall prevail unless and until it is agreed or found to be unreasonable. In the event that the Authority is found to have acted reasonably, the Contractor’s costs relating to the reference of the dispute to the Dispute Resolution Procedure shall be Disallowable and the Authority shall claim its relevant costs from the Parent Body Organisation pursuant to the Parent Body Agreement. In the event that the Authority is found to have acted unreasonably, the Authority shall bear such costs.

13.2.2                       The Clauses and Schedules referred to in Clause 13.2.1 above are:

13.2.2.1                Clause 2.3 (No activities outside current Contract Year of Lifetime Performance Baseline), the Authority’s determination as to whether an activity is outside of the Lifetime Performance Baseline; and

13.2.2.2                Clause 4.5.12 (Audit Findings and Corrective Action) in relation to the Authority’s reasonable withholding of acceptance to the Contractor’s plan for Corrective Action; and

13.2.2.3                Clause 12.4 (Termination or Remedy for Contractor Default) in relation to whether the Authority has acted reasonably in determining that the Contractor Default is incapable of remedy; and

13.2.2.4                Clause 12.5 (Remedial Programme) in relation to the Authority’s reasonable withholding of acceptance to the Contractor’s Remedial Programme; and

13.2.2.5                Programme Management Schedule Part 2 (Baseline Management and Change Control) other than Paragraph 14.5 (Change Directed by the Authority) and Paragraph 16 (Changes that the Authority Cannot Refuse); and

13.2.2.6                Subcontracting/Procurement Schedule Paragraph 1.1.2 of Part 1 (Subcontracting/Procurement Requirements), the Authority’s interpretation of the applicable EU Procurement Rules; and

13.2.2.7                Finance Schedule Parts 2 (General Principles and Calculation of the Incentive Fee Pool), 3 (Fee Moderation), and 4 (Payment of Final Incentive Fee); and

13.2.2.8                Finance Schedule Part 6 (Costs Principles and Procedures).

PART 14               RELETTING THE CONTRACT

14.1        Acknowledgement

The Contractor acknowledges that the Authority may wish, at or before the Expiry Date:

14.1.1                       to invite persons (including the Parent Body Organisation) to tender for the right to own the shares in the Contractor and to negotiate a replacement Site Management and Operations Contract to be entered into between the Contractor and the Authority (upon the acquisition of the shares by the Incoming Parent); or

14.1.2                       to acquire the shares in the Contractor itself.

14.2        Preparation for Reletting

The Contractor will, if so requested by the Authority, provide the Authority with access to the personnel of the Contractor and all books, records and other materials kept by or on behalf of the Contractor in connection with the Tasks for the purpose of assisting the Authority in relation to the tender and/or transfer referred to in Clause 14.1 (Acknowledgement) and will supply an external facing team to assist the Authority with the reletting of the Contract which team must consist of a sufficient number of sufficiently qualified and experienced people (in the reasonable opinion of the Contractor). Subject to Clause 10 (Confidentiality, Security and Compliance with Law) the Authority will be permitted to make such personnel, including the external facing team, books, records or other material available to participants in the tender process.

14.3                        The Contractor will make available to the Authority such information (including financial and operational information) as the Authority reasonably requires in connection with such tender and/or transfer and will be required to assist in the verification of the information.

14.4        Parent Body Organisation Bid

The Contractor acknowledges the importance to the Authority of:

14.4.1                       a fair and unbiased competitive process; and

14.4.2                       the perception by all interested parties that the competitive process is fair and unbiased.

14.5                        If the Parent Body Organisation wishes to participate in the competitive process then immediately on receipt of notice from the Authority notifying the Contractor of the commencement of a competitive process for the Sites, the Contractor shall demonstrate to the satisfaction of the Authority that:

14.5.1                       the Contractor is remaining impartial;

14.5.2                       treating all tenderers equally including providing them with equality of information;

14.5.3                       making the Employees (except for the Nominated Staff) equally available to assist and be consulted by tenderers;

14.5.4                       using all reasonable endeavours to procure that the tenderers perceive that they are being treated equally;

14.5.5                       the time costs for any Nominated Staff who the Parent Body Organisation is permitted to use in its bid team pursuant to Clause 16 (Provision of Staff to the SLC) of the Parent Body Agreement will be charged to an appropriate corporate centre and will not be charged as Allowable Costs; and

14.5.6                       all Nominated Staff and Key Employees have entered into an Impartiality Undertaking in the form of Part 5 of the Employee Schedule (Pro Forma Impartiality Undertaking).

14.6                        The Contractor shall not allow any Nominated Staff to participate in the competitive process on behalf of the Parent Body Organisation unless they are individually named in the list agreed between the Parent Body Organisation and the Authority pursuant to Clause 14.4 of the Parent Body Agreement.  For the avoidance of doubt, the Contractor shall not allow any Employee to participate in the competitive process.

14.7        Employees

Save as where otherwise permitted by the Contractor’s Internal Procedures relating to human resources, and save as where otherwise required by applicable Law and Regulatory Requirements, during the twelve (12) Months prior to the Expiry Date, the Contractor will not be permitted without the prior written consent of the Authority (such consent not to be unreasonably withheld):

14.7.1                       to vary or purport or promise to vary the terms and conditions of employment or pensions terms of any Employees or Nominated Staff;

14.7.2                       to create or grant, or purport or promise to create or grant, terms or conditions of employment for any Employee where the employment of such Employee by the Contractor may commence on or after the Expiry Date if and to the extent that such terms or conditions are materially different from the terms or conditions of employment of equivalent Employees;

14.7.3                       to increase or decrease the number of Employees such that:

14.7.3.1                the total number of Employees or the total cost per annum to the Contractor of employing all Employees is increased; or

14.7.3.2                the total number of Employees is decreased,

in each case, by more than 5 per cent during such period of twelve (12) Months; and

14.7.4                       to make any changes to the identity of any Key Personnel or to any of the Nominated Staff.

14.8                        Subcontracts

Save as permitted by Part 3 (Work Activity Management — Financial Sanction and Validation) of the Programme Management Schedule and PCP-17, during the twelve (12) Months prior to the Expiry Date, the Contractor will not be permitted to agree to any significant or material amendment of the terms of any Subcontract without the Authority’s prior written consent (such consent not to be unreasonably withheld).

14.9                        The Authority may require the Contractor to take steps to terminate any Subcontracts that will continue beyond the Expiry Date or earlier termination of the Contract.

14.10      ESTABLISHMENT OF NEW SLC

14.10.1              If the Authority notifies the Contractor that it intends to establish a new SLC, the Contractor shall fully cooperate with any reasonable instruction of the Authority to assist in such establishment including in relation to consultation of relevant Employees regarding transfer to the new SLC, separability of IT systems, novation or assignment of IT Contracts, Customer Contracts and Subcontracts, the requirement to put legally binding contracts in place between the new SLC and the Contractor and any party with whom the Contractor has Inter-SLC Service Contract and obtaining a new Nuclear Site Licence in respect of the relevant site.

14.10.2              The Contractor shall have due regard to the Authority’s intention to establish new SLCs in the performance of its obligations under this Contract.

14.10.3              Any requirement of the Authority placed on the Contractor pursuant to this Clause 14.10 (Establishment of New SLC) shall, to the extent that such requirement is not in the relevant current Contract Year’s Lifetime Performance Baseline, be an Authority Change to be included in the Lifetime Performance Baseline in accordance with Paragraph 14 (Change Directed by the Authority) of Part 2 (Baseline Management and Change Control) of the Programme Management Schedule.

14.11      TRANSITION OUT

14.11.1              The Contractor undertakes to the Authority that it will co-operate with the reasonable instructions of the Outgoing Parent and, in particular, will use all reasonable endeavours to facilitate the release of the Nominated Staff of the Outgoing Parent as soon as is compatible with Regulatory Requirements.

14.11.2              Save to the extent the Contractor must comply with applicable Law and Regulatory Requirements, the Contractor undertakes to the Authority not to take any action which prevents, prejudices or frustrates the transition between the Outgoing Parent and the Incoming Parent.